As filed with the Securities and Exchange Commission on September 3, 2009

Registration No. 333-146341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6 TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KBS Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Charles J. Schreiber, Jr.

Chief Executive Officer

KBS Real Estate Investment Trust II, Inc.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(949) 417-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Carrie J. Hartley, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 6 consists of the following:

1.	The Registrant’s final form of prospectus dated April 30, 2009, which supersedes the issuer’s previous prospectus dated April 22, 2008 and all supplements to that prospectus.

2.	Supplement No. 8 dated September 3, 2009 to the Registrant’s prospectus dated April 30, 2009, which will be delivered as an unattached document along with the prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

KBS REAL ESTATE INVESTMENT TRUST II, INC. Maximum Offering of 280,000,000 Shares of Common Stock

KBS Real Estate Investment Trust II, Inc. is a Maryland corporation that intends to qualify as a real estate investment trust beginning with the taxable year that ended December 31, 2008. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in and origination of real estate-related assets. The real estate-related assets in which we may invest include mortgage, mezzanine, bridge and other loans; debt securities, including securities issued by other real estate companies and mortgage-backed securities; equity securities such as common stocks, preferred stocks and convertible preferred securities of real estate companies; and certain types of illiquid securities. We expect our real property investments to be located in large metropolitan areas in the United States. We may make our investments through the acquisition of individual assets and loan originations or by acquiring portfolios of assets, other REITs or real estate companies. As of March 24, 2009, we owned four real estate properties, consisting of three office properties and one office/flex property, and two real estate loans receivable.

We are offering up to 200,000,000 shares of common stock in our primary offering for $10 per share, with volume discounts available to investors who purchase more than $1,000,000 of shares through the same participating broker-dealer. Discounts are also available for other categories of investors. We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. As of June 24, 2008, our escrow agent had received sufficient gross offering proceeds to satisfy the minimum offering amount. Our offering is ongoing, and we expect to offer shares of common stock in our primary offering until April 22, 2010.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 25 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares, and we have no plans to list our shares on an exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. If you are able to sell your shares, you would likely have to sell them at a substantial loss.

•	No one may own more than 9.8% of our stock unless exempted by our board.
•	We set the offering price of our shares arbitrarily. This price is unrelated to the book or net value of our assets or to our expected operating income.
•	We depend on our advisor to conduct our operations. Our advisor has a limited operating history.
•	We commenced real estate operations in July 2008 and have a limited operating history.
•

All of our executive officers, some of our directors and other key real estate professionals are also officers, managers, directors, key professionals and/or holders of a controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, they face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other KBS-advised programs and investors. Fees paid to our advisor in connection with transactions involving the acquisition or origination and management of our investments are based on the cost of the investment, not on the quality of the investment or services rendered to us. This arrangement could influence our advisor to recommend riskier transactions to us.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate properties and real estate-related assets and the value of your investment may vary more widely with the performance of specific assets.

•	We pay substantial fees and expenses to our advisor, its affiliates and broker-dealers. These fees increase your risk of loss.
•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. We have used and expect to continue to use proceeds from financings to fund a portion of our distributions until the proceeds from this offering are fully invested and from time to time during our operational stage in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

•

We may incur debt exceeding 75% of the cost of our tangible assets with the approval of the conflicts committee. During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt in excess of this limit. Higher debt levels increase the risk of your investment.

•

The current credit market disruptions have caused the spreads on prospective debt financing to increase. This could cause the costs and terms of new financings to be less attractive than the terms of our current indebtedness and increase the cost of our variable rate debt. We may not be able to refinance our existing indebtedness on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or dispose of some of our assets.

•	Continued disruptions in the financial markets and deteriorating economic conditions could adversely affect the value of our investments.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public		Selling Commissions		Dealer Manager Fee		Net Proceeds (Before Expenses)
Primary Offering
Per Share	$10.00	*	$0.60	*	$0.35	*	$9.05
Total Maximum	$2,000,000,000.00	*	$120,000,000.00	*	$70,000,000.00	*	$1,810,000,000.00
Dividend Reinvestment Plan
Per Share	$9.50		$0.00		$0.00		$9.50
Total Maximum	$760,000,000.00		$0.00		$0.00		$760,000,000.00
*	Discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.

The dealer manager, KBS Capital Markets Group LLC, our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $4,000.

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we decide to continue our primary offering beyond April 22, 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond April 22, 2010 until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

The date of this prospectus is April 30, 2009.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•

Kansas – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Alabama, Iowa, Kentucky, Massachusetts, Michigan, Pennsylvania and Tennessee – Investors must have a liquid net worth of at least 10 times their investment in us.

•	Ohio – Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution – Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

i

ii

iii

PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus as amended and supplemented. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements (including the financial statements incorporated by reference in this prospectus), before making a decision to invest in our common stock.

What is KBS Real Estate Investment Trust II, Inc.?

KBS Real Estate Investment Trust II, Inc. is a recently organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT, beginning with the taxable year that ended December 31, 2008. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in real estate-related assets such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We may make our investments through the acquisition of individual assets and loan originations or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We expect our real estate property investments to be located in large metropolitan areas in the United States.

We were incorporated in the State of Maryland on July 12, 2007. From commencement of this offering through March 24, 2009, we had sold 44,958,256 shares in this offering for gross offering proceeds of $448.4 million, which includes 527,113 shares issued through our dividend reinvestment plan for gross proceeds of $5.0 million.

As of March 24, 2009, we owned four real estate properties, consisting of three office properties and one office/flex property encompassing 1,401,379 rentable square feet. In addition, as of March 24, 2009, we owned two real estate loans receivable. Because we have a limited portfolio of real estate investments and, except as described in a supplement to this prospectus, we have not yet identified any additional assets to acquire, we are considered a blind pool.

Our external advisor, KBS Capital Advisors LLC, conducts our operations and manages our portfolio of real estate investments. We have no paid employees.

Our office is located at 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660. Our telephone number is (949) 417-6500. Our fax number is (949) 417-6520, and our web site address is www.reitii.com.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•	pays distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•

avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize asset value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

Though we intend to authorize and declare daily distributions that will be paid on a monthly basis, we may be unable or limited in our ability to make distributions to our stockholders. Further, no public trading market for our shares currently exists and, until our shares are listed, if ever, it may be difficult for you to sell your shares. Until our shares are listed, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 25, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include:

•

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock, and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your shares. Our shares cannot be readily sold and, if you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•

We established the offering price of our shares on an arbitrary basis. This price may not be indicative of the price at which our shares would trade if they were listed on an exchange or actively traded, and this price bears no relationship to the book or net value of our assets or to our expected operating income.

•	We are dependent on our advisor to select investments and conduct our operations. Our advisor has a limited operating history. This inexperience makes our future performance difficult to predict.

•

We commenced real estate operations in July 2008 and have a limited operating history. Because we have a limited portfolio of real estate investments and, except as described in a supplement to this prospectus, we have not identified any additional assets to acquire or originate with proceeds from this offering, you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•

All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. As a result, our executive officers, some of our directors, some of our key real estate professionals, our advisor and its affiliates face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs and investors advised by KBS affiliates and conflicts in allocating time among us and these other programs and investors. Furthermore, these individuals may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•

Our advisor and its affiliates receive fees in connection with transactions involving the purchase or origination and management of our investments. These fees are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

•

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of KBS Capital Advisors could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation.

•

If we raise substantially less than the maximum offering, we may not be able to invest in a diverse portfolio of real estate properties and real estate-related assets and the value of your investment may vary more widely with the performance of specific assets.

•	We pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•

Although our distribution policy is not to use the proceeds of this offering to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds. We have used and expect to continue to use proceeds from financings to fund a portion of our distributions until the proceeds from this offering are fully invested and from time to time during our operational stage in anticipation of cash flow to be received in later periods. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

•

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. During the early stages of this offering, and to the extent financing in excess of this limit is available on attractive terms, our conflicts committee may approve debt in excess of this limit. High debt levels could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

•

If we are unable to locate investments with attractive yields while we are investing the proceeds of this offering, our distributions and the long-term returns of our investors may be lower than they otherwise would.

•	We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants.

•

Our current and future investments in real estate properties, mortgage loans, mezzanine loans, bridge loans, mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be affected by unfavorable real estate market and general economic conditions, which could decrease the value of those assets and reduce the investment return to you.

•

The current credit market disruptions have caused the spreads on prospective debt financing to increase. This could cause the costs and terms of new financings to be less attractive than the terms of our current indebtedness and increase the cost of our variable rate debt. In addition, we may not be able to refinance our existing indebtedness on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or dispose of some of our assets.

•	Continued disruptions in the financial markets and deteriorating economic conditions could adversely affect the value of our investments.

•

Certain of our debt obligations have variable interest rates with interest and related payments that vary with the movement of LIBOR or other indexes. Increases in the indexes could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members of our board of directors, three of which are independent of KBS Capital Advisors and its affiliates. Our charter requires that a majority of our directors be independent of KBS Capital Advisors and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of KBS Capital Advisors and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what does the advisor do?

KBS Capital Advisors LLC is our advisor. As our advisor, KBS Capital Advisors manages our day-to-day operations and our portfolio of real estate properties and real estate-related assets. Our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., and their team of real estate professionals, acting through KBS Capital Advisors, make most of the decisions regarding the selection and the negotiation of real estate investments. KBS Capital Advisors then makes recommendations on all investments to our board of directors and our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments. The conflicts committee has approved an investment grade securities purchase program pursuant to which the conflicts committee authorized an investment committee of our advisor to approve and settle acquisitions of investment grade securities (rated AAA to A) up to an aggregate amount of $50 million. KBS Capital Advisors also provides asset-management, marketing, investor-relations and other administrative services on our behalf with the goal of maximizing our operating cash flow.

What is the experience of your advisor?

KBS Capital Advisors is a recently organized limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has a limited operating history. As of the date of this prospectus, its operations have consisted solely of serving as the external advisor to us and to KBS Real Estate Investment Trust, Inc., which launched its initial public offering and commenced real estate operations in 2006.

What is the experience of your sponsors?

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our “sponsors.” Messrs. Bren and Schreiber are the managers of our advisor, although all four of our sponsors actively participate in the management and operations of our advisor.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, they have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, a registered investment advisor with the Securities and Exchange Commission (the “SEC”) and a nationally recognized real estate investment advisor.

When we refer to a “KBS-sponsored” fund or program, we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and to the two public, non-traded REITs, KBS Real Estate Investment Trust, Inc. and KBS Strategic Opportunity REIT, Inc., that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. We refer to KBS Real Estate Investment Trust, Inc. as KBS REIT I and to KBS Strategic Opportunity REIT, Inc. as KBS Strategic Opportunity REIT in this prospectus. When we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Our sponsors work together at KBS Capital Advisors with their team of real estate professionals. The key real estate professionals at our advisor include James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall, Lori A. Lewis and David E. Snyder, and each has over 15 years of real estate experience. These key real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren and Schreiber, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Historically, the business strategy of Messrs. Bren and Schreiber has been threefold: first, identify attractive investment opportunities that meet the investment objectives of their clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.

We believe the experience of our sponsors and the team of real estate professionals they have assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our business model. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2008):

•

Sponsoring 14 private real estate funds that have investment objectives similar to ours and that have invested over $3.1 billion (including equity, debt and investment of income and sales proceeds) in 286 real estate assets;

•	Through these 14 private real estate funds, raising over $2.0 billion of equity from 38 institutional investors; and

•	Selling 245 of the 286 real estate assets acquired by these 14 private real estate funds.

In addition to their experience with the 14 funds referenced above, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The investment proceeds of these investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment advisor. Because the investors were not as passive as those in the 14 funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.9 billion. On behalf of these four institutional investors, investment advisors affiliated with Messrs. Bren and Schreiber have sold 187 real estate assets.

With respect to the experience of our other sponsors, Messrs. Hall and McMillan founded Willowbrook Capital Group, LLC, an asset-management company. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments.

Prior to forming Willowbrook, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high-yield real estate securities.

On January 27, 2006, our four sponsors launched the initial public offering of KBS REIT I. As of December 31, 2008, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1.8 billion, including $71.3 million pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008. As of December 31, 2008, KBS REIT I owned 64 real estate properties, one master lease, 21 real estate loans receivable, and two investments in securities directly or indirectly backed by commercial mortgage-backed securities. As mentioned above, KBS REIT I is also externally advised by KBS Capital Advisors.

Our sponsors are also sponsoring another public real estate investment trust, KBS Strategic Opportunity REIT. As of the date of this prospectus, KBS Strategic Opportunity REIT is in registration with the SEC.

Do you expect any of the institutions that invested in the private KBS-sponsored funds or that have been advised by your affiliates to invest in this offering?

We believe such institutional investors are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

How do you expect your portfolio to be allocated between real estate properties and real estate-related assets?

We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related assets. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate between 60% and 70% of our portfolio to investments in core properties and between 30% and 40% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans, debt and derivative securities related to real estate assets, including mortgage-backed securities, and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we will emphasize the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. However, we will attempt to construct a portfolio that produces stable and attractive returns by spreading risk across different real estate investments.

How will KBS Capital Advisors select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The types of properties that we may invest in include office, industrial and retail properties located throughout the United States. Although we may invest in any of these types of properties, we expect to invest primarily in office and industrial properties. Our advisor intends to diversify our portfolio by geographic region and investment size with the goal of attaining a portfolio of income-producing properties that will provide attractive and stable returns to our investors. We expect to allocate between 60% and 70% of our portfolio to investments in core properties, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover. As of March 24, 2009, we owned four real estate properties consisting of three office properties and one office/flex property.

What types of debt-related investments do you expect to make?

The debt-related investments in which we may invest include mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; collateralized debt obligations; and debt securities issued by real estate companies. We intend to structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor or a wholly owned subsidiary of our advisor will source our debt investments. We will pay our advisor or its subsidiary origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.

We may sell some of the loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances we may securitize these loans through a CDO structure. We will fund the loans we originate with proceeds from this offering and from lenders, including proceeds from warehouse lines of credit. As of March 24, 2009, we owned two real estate loans receivable.

What types of investments will you make in the equity securities of other companies?

We may make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, our debt financing will be between 50% and 65% of the cost of our tangible assets (before deducting depreciation or other non-cash reserves). There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our tangible assets; however, we may exceed that limit if a majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing.

During the early stages of this offering, and to the extent financing in excess of this limit is available at attractive terms, the conflicts committee may approve debt in excess of our charter limitation. From time to time, our debt financing may be below 50% of the cost of our tangible assets due to the lack of availability of debt financing. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors.

As of March 24, 2009, our borrowings were approximately 42% of the cost of all of our tangible assets (before depreciation and other non-cash reserves).

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through KBS Limited Partnership II, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings II LLC, is the sole limited partner of the Operating Partnership. Because we plan to conduct substantially all of our operations through the Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” The UPREIT structure is used because a sale of property directly to the REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer taxation of gain until the seller later sells or exchanges his UPREIT units. Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

What conflicts of interest does your advisor face?

KBS Capital Advisors and its affiliates experience conflicts of interest in connection with the management of our business. Messrs. Bren, Hall, McMillan and Schreiber, our sponsors and four of our executive officers, indirectly own and control KBS Capital Advisors. KBS Capital Advisors is also the external advisor to KBS REIT I and KBS Strategic Opportunity REIT. Messrs. Bren, Hall, McMillan and Schreiber are executive officers of KBS REIT I, and Messrs. McMillan and Schreiber are also directors of KBS REIT I. Messrs. Hall and McMillan are also executive officers and directors of KBS Strategic Opportunity REIT. In addition, Messrs. Bren and Schreiber and their team of real estate professionals are also key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate properties and real estate-related assets. Some of the material conflicts that KBS Capital Advisors and its affiliates will face include the following:

•

Our sponsors and their team of real estate professionals must determine which investment opportunities to recommend to us, KBS Strategic Opportunity REIT and the one private KBS-sponsored program that is raising funds for investment as of the date of this prospectus for whom KBS serves as an advisor as well as any programs KBS affiliates may sponsor in the future;

•

Our sponsors and their team of professionals at KBS Capital Advisors and its affiliates (including our dealer manager, KBS Capital Markets Group) have to allocate their time between us and other programs and activities in which they are involved;

•

KBS Capital Advisors and its affiliates receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	KBS Capital Advisors and its affiliates, including our dealer manager, KBS Capital Markets Group, receive fees in connection with our public offerings of equity securities;

•	The negotiations of the advisory agreement and the dealer manager agreement (including the substantial fees KBS Capital Advisors and its affiliates receive thereunder) were not at arm’s length;

•

KBS Capital Advisors may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) it would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more assets, and the fee is payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions;

•

We may seek stockholder approval to internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment. Additionally, in an internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests; and

•

The key real estate professionals at our advisor may become employees of another KBS-sponsored program in an internalization transaction or, if we internalize our advisor, may not become our employees as a result of their relationship with other KBS-sponsored programs.

Who owns and controls the advisor?

The following chart shows the ownership structure of KBS Capital Advisors and entities affiliated with KBS Capital Advisors that perform services for us:

(1)	Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors.

(2)	Keith D. Hall is our Executive Vice President.

(3)	Peter M. Bren is our President. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls PBren Investments, L.P.

(4)

Charles J. Schreiber, Jr. is the Chairman of our Board, our Chief Executive Officer and one of our directors. Other than de minimis amounts owned by family members or trusts, Mr. Schreiber indirectly owns and controls Schreiber Real Estate Investments, L.P.

As of the date of this prospectus, Messrs. Bren, Hall, McMillan and Schreiber have not received any compensation from us for services provided in their capacity as principals of KBS Capital Advisors or its affiliates. In connection with this offering, we pay or reimburse our advisor and its affiliates for the services described below.

What are the fees that you pay to the advisor, its affiliates and your directors?

KBS Capital Advisors and its affiliates receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. We also compensate our independent directors for their service to us. The most significant items of compensation are included in the table below. Selling commissions and dealer manager fees may vary for different categories of purchasers. This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan. For purposes of this table, we have also assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)

	Organization and Offering Stage

Selling Commissions	Up to 6.0% of gross offering proceeds in the primary offering; no selling commissions are payable on shares sold under the dividend reinvestment plan; all selling commissions are reallowed to participating broker-dealers.	$120,000,000

Dealer Manager Fee	Up to 3.5% of gross offering proceeds in the primary offering; the dealer manager may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance; no dealer manager fee is payable on shares sold under the dividend reinvestment plan.	$70,000,000

Other Organization and Offering Expenses	To date, our advisor or its affiliates have paid certain organization and offering expenses on our behalf. We have also directly incurred some organization and offering expenses. We reimburse our advisor and its affiliates for the expenses they pay and will reimburse our advisor and its affiliates for future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $24,568,050 or 0.89% of gross offering proceeds. These organization and offering expenses	$24,586,050

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)
include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

Acquisition and Development Stage

Acquisition Fees	0.75% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. With respect to investments in and originations of loans, we pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee.	$9,250,086 (maximum offering and no debt)/ $26,428,817 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Origination Fees	1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.	$5,285,763 (maximum offering and no debt)/ $15,102,181 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)

Operational Stage

Asset Management Fee	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments made and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. Though our advisor may seek reimbursement for employee costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse the advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition, origination or disposition fees or for the salaries or benefits our advisor or its affiliates may pay to our executive officers.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Independent Director Compensation	We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows (payable only if we are not listed on a national exchange)	After investors in our offering have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. The 8.0% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the offering. In making this calculation, an investor’s net capital contribution is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0%. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Liquidation/Listing Stage

Disposition Fees	For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to our advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties. Although we are most likely to pay disposition fees to our advisor or an affiliate during our liquidation stage, these fees may also be incurred during our operational stage.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Maximum Offering (280,000,000 shares)
Subordinated Incentive Listing Fee (payable only if we are listed on a national exchange)	15.0% of the amount by which (i) our adjusted market value plus distributions exceeds (ii) the aggregate capital contributed by investors plus an amount equal to an 8.0% cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

How many real estate investments do you currently own?

As of March 24, 2009, we owned four real estate properties consisting of three office properties and one office/flex property encompassing 1,401,379 rentable square feet. In addition, as of March 24, 2009, we owned two real estate loans receivable. Because we have a limited portfolio of real estate investments and, except as described in a supplement to this prospectus, we have not yet identified any additional assets to acquire, we are considered a blind pool. As significant investments become probable, we will supplement this prospectus to provide information regarding the likely investment. We will also describe material changes to our portfolio, including the closing of significant acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments.

What steps will you take to make sure you purchase environmentally compliant properties?

We will obtain a Phase I environmental assessment of each property purchased and, in our discretion, may obtain additional environmental assessments. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive distributions and how often?

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare daily distributions that will be paid on a monthly basis. During 2008, we authorized and declared distributions based on daily record dates for each day during the period commencing July 16, 2008 through December 31, 2008, and we paid these distributions on a monthly basis.

Generally, our policy is to pay distributions from cash flow from operations. However, we expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

During 2008, our distributions were funded in part with debt financing. Over the long term, we expect that a greater percentage of our distributions will be paid from cash flow from operations and funds from operations (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under any investments we make in mortgage, mezzanine and other loans). However, operating performance cannot be accurately predicted due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the types and mix of investments in our portfolio and the accounting treatment of our investments in accordance with our accounting policies. As a result, future distributions declared and paid may exceed cash flow from operations.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS REIT II — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

May I reinvest my distributions in shares of KBS Real Estate Investment Trust II?

Yes. You may participate in our dividend reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering no later than three years after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan. We may amend or terminate the dividend reinvestment plan at our discretion at any time, upon 10 days’ prior written notice to you.

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

How will you use the proceeds raised in this offering?

We expect to use substantially all of the net proceeds from our primary offering of 200,000,000 shares to invest in and manage a diverse portfolio of real estate assets, including the acquisition of commercial properties and investment in and origination of real estate-related investments. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 84.30% to 88.10% of the gross proceeds from the primary offering, or between $8.43 and $8.81 per share, for investments, assuming the minimum and maximum offering amounts, respectively. We will use the remainder to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our real estate properties and real estate-related investments. Until we invest the proceeds of this offering in real estate properties and real estate-related investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we may be not be able to invest the proceeds in real estate promptly.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt.

	280,000,000 Shares
	Primary Offering (200,000,000 shares) ($10.00/share)			Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$		%	$	%
Gross Offering Proceeds	2,000,000,000		100.00%	760,000,000	100.00%
Selling Commissions	120,000,000		6.00%	0	0.00%
Dealer Manager Fee	70,000,000		3.50%	0	0.00%
Other Organization and Offering Expenses	23,543,050		1.18%	1,025,000	0.13%
Acquisition Fees (1)	9,250,086	(2)	0.46%	0	0.00%
Origination Fees (1)	5,285,763	(2)	0.26%	0	0.00%
Initial Working Capital Reserve	10,000,000		0.50%	0	0.00%
Amount Available for Investment	1,761,921,101		88.10%	758,975,000	99.87%

(1)	For purposes of this table, we have assumed 70% of our investments are core properties and 30% of our investments are loans.

(2)

If we raise the maximum offering amount and our debt financing is equal to 65% of the cost of our real estate investments, then acquisition fees would be $26,428,817 and origination fees would be $15,102,181.

What kind of offering is this?

We are offering up to 280,000,000 shares of common stock on a “best efforts” basis. We are offering 200,000,000 of these shares in our primary offering at $10 per share, with volume discounts available to investors who purchase more than $1,000,000 in shares through the same participating broker-dealer. Discounts are also available for investors who purchase shares through certain distribution channels. We are offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share.

When shares are offered on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. Therefore, we may sell substantially less than the number shares that we are offering.

From commencement of the offering through March 24, 2009, we had sold 44,958,256 shares in this offering for gross offering proceeds of $448.4 million, which includes 527,113 shares issued through our dividend reinvestment plan for gross proceeds of $5.0 million.

How long will this offering last?

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period, or by April 22, 2010. If we have not sold all of the shares within two years, we may continue this offering until April 22, 2011. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as October 19, 2011. If we decide to continue our primary offering beyond April 22, 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement annually to continue the offering. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in Alabama, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Ohio, Pennsylvania and Tennessee.

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of $4,000. If you own the minimum investment in shares in KBS REIT I or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards regarding income or net worth and (ii) unless you are transferring all of your shares, the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (UBTI) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (IRA), a simplified employee pension (SEP) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

At the time you purchase the shares, they will not be listed for trading on any securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. In addition, our charter imposes restrictions on the ownership of our common stock that will apply to potential purchasers of your shares. As a result, if you wish to sell your shares, you may not be able to do so promptly or at all, or you may only be able to sell them at a substantial discount from the price you paid.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program. The prices at which we will initially redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share no later than three years after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year.

The terms of our share redemption program are more generous with respect to redemptions sought upon a stockholder’s death or qualifying disability:

•	There is no one-year holding requirement;

•

Until we establish an estimated value per share, which we expect to be no later than three years after the completion of our offering stage, the redemption price is the amount paid to acquire the shares from us; and

•	Once we have established an estimated value per share, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

The share redemption program also contains numerous restrictions on your ability to sell your shares to us. During each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, during any calendar year, we may redeem no more than 5% of the weighted average number of shares outstanding during the prior calendar year. We also have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. We may amend, suspend or terminate the program at any time upon 30 days notice.

When will the company seek to list its shares of common stock or liquidate its assets?

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided quarterly during the primary offering; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.reitii.com.

To assist the Financial Industry Regulatory Authority (“FINRA”) members and their associated persons that participate in this offering, pursuant to FINRA Conduct Rule 5110, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the data used to develop the estimated value. In addition, KBS Capital Advisors, our advisor, prepares annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares. For these purposes, KBS Capital Advisors estimated the value of our common shares as $10.00 per share as of December 31, 2008. The basis for this valuation is the fact that the offering price of our shares of common stock in this primary offering is $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). Our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares for up to three years after we have completed our offering stage (though we may establish an estimated value per share sooner if required by any regulatory bodies or if necessary to assist broker-dealers who sell shares in this offering). We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this primary offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair market value of our properties and other assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from our primary public offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

Notwithstanding the above, in February 2009 FINRA released Regulatory Notice 09-09. This notice confirms that the National Association of Securities Dealers (“NASD”) Rule 2340(c)(2) prohibits broker-dealers that are required to report an estimated value per share for non-traded REITs from using a per share estimated value developed from data that is more than 18 months old. This would mean that broker-dealers that participate in this offering could not use the last price paid to acquire a share in our primary offering as the estimated value per share of our common stock beginning 18 months after the date we cease offering shares in the primary offering. We are currently evaluating the method that we will use to assist broker-dealers with this requirement.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

Because no public trading market for our shares currently exists, it will be difficult for our stockholders to sell their shares and, if they are able to sell their shares, it will likely be at a substantial discount to the public offering price.

Our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require our directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing our shares. In its sole discretion, our board of directors could amend, suspend or terminate our share redemption program upon 30 days’ notice. Further, the share redemption program includes numerous restrictions that would limit a stockholder’s ability to sell his or her shares. We describe these restrictions in more detail under “Description of Shares – Share Redemption Program.” Therefore, it will be difficult for our stockholders to sell their shares promptly or at all. If a stockholder is able to sell his or her shares, it would likely be at a substantial discount to the public offering price. It is also likely that our shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our shares, investors should purchase them only as a long-term investment and be prepared to hold them for an indefinite period of time.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of KBS Capital Advisors, our advisor, in the acquisition of our investments, including the determination of any financing arrangements, and the ability of our advisor to source loan origination opportunities for us. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We will also depend upon the performance of our property managers in the selection of tenants and negotiation of leasing arrangements. Rising vacancies across commercial real estate have resulted in increased pressure on real estate investors and their property managers to find new tenants and keep existing tenants. In order to do so, we may have to offer inducements, such as free rent and tenant improvements, to compete for attractive tenants. We are also subject to competition in seeking to acquire real estate-related investments. The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Our investors must rely entirely on the management abilities of KBS Capital Advisors, the property managers KBS Capital Advisors selects and the oversight of our board of directors. We can give no assurance that KBS Capital Advisors will be successful in obtaining suitable investments on financially attractive terms or that, if KBS Capital Advisors makes investments on our behalf, our objectives will be achieved. If we, through KBS Capital Advisors, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Continued disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related debt investments generally, which could hinder our ability to implement our business strategy and generate returns to our stockholders.

We intend to allocate approximately 30% to 40% of our portfolio to real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. The returns available to investors in these investments are determined by: (i) the supply and demand for such investments, (ii) the performance of the assets underlying the investments and (iii) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases the returns available to investors on new investments will decrease. Conversely, a lack of liquidity will cause the returns available to investors on new investments to increase.

For nearly two years, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. We cannot foresee when these markets will stabilize. This instability may interfere with the successful implementation of our business strategy.

Continued disruptions in the financial markets and deteriorating economic conditions could adversely affect our ability to service our existing indebtedness, our ability to refinance or secure additional debt financing on attractive terms and the values of our investments.

The capital and credit markets have been experiencing extreme volatility and disruption for nearly two years. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We rely on debt financing to finance our properties and we expect to continue to use debt to acquire properties and possibly other real estate-related investments. As a result of the ongoing credit market turmoil, we may not be able to refinance our existing indebtedness or to obtain additional debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of acquisitions we would otherwise make, and/or to dispose of some of our assets. If the current debt market environment persists we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those higher yielding investments that do not require the use of leverage to meet our portfolio goals.

The continued disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of our investments. Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and possible increases in capitalization rates and lower property values. Furthermore, these deteriorating economic conditions could negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our real estate portfolio and in the collateral securing any loan investments we may make. These could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts paid for such investments;

•	the value of collateral securing our loan investments could decrease below the outstanding principal amounts of such loans;

•

revenues from our properties could decrease due to fewer tenants and/or lower rental rates, making it more difficult for us to pay dividends or meet our debt service obligations on debt financing; and/or

•

revenues on the properties and other assets underlying our loan investments could decrease, making it more difficult for the borrower to meet its payment obligations to us, which could in turn make it more difficult for us to pay dividends or meet our debt service obligations on debt financing.

All of these factors could impair our ability to make distributions to our investors and decrease the value of an investment in us.

We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on our stockholders’ investment.

We rely upon our sponsors and the other real estate professionals at our advisor, including Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., to identify suitable investments. The private KBS-sponsored programs, especially those that are currently raising offering proceeds, as well as the institutional investors for whom KBS affiliates serve as investment advisors, also rely upon Messrs. Bren and Schreiber for investment opportunities. In addition, KBS REIT I and KBS Strategic Opportunity REIT, which are also externally advised by our advisor, rely upon or, in the case of KBS Strategic Opportunity REIT, will rely upon Messrs. Bren, Hall, McMillan and Schreiber. To the extent that our sponsors and the other real estate professionals at our advisor face competing demands upon their time at times when we have capital ready for investment, we may face delays in locating suitable investments. Further, the more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly and on attractive terms. Therefore, the large size of this offering and the competition from other entities that may be better positioned to acquire the types of properties and other investments we desire to purchase increase the risk of delays in investing our net offering proceeds. Delays we encounter in the selection and acquisition or origination of income-producing assets would likely limit our ability to pay distributions to our stockholders and lower their overall returns. Further, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, our stockholders could suffer delays in the distribution of cash distributions attributable to those particular properties. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property.

Our stockholders will not have the opportunity to evaluate our investments before we make them, which makes our stockholders’ investment more speculative.

We will seek to invest substantially all of the net proceeds from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because our stockholders will be unable to evaluate the economic merit of specific real estate projects before we invest in them, they will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our board of directors will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness and our stockholders will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that our stockholders’ investment may not generate returns consistent with their expectations.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make and the value of our stockholders’ investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Our stockholders’ investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and cash flow and limiting our ability to make distributions.

We are a recently formed company; we and our advisor have limited operating histories, which makes our future performance difficult to predict.

We are a recently formed company and have a limited operating history. We were incorporated in the State of Maryland on July 12, 2007. Our stockholders should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor, including KBS REIT I.

Our advisor was formed on October 18, 2004 and its operations have consisted solely of serving as the external advisor to KBS REIT I, which launched its initial public offering and commenced real estate operations in 2006, and to us. KBS REIT I was the first publicly offered investment program sponsored by Messrs. Bren, Hall, McMillan and Schreiber. The private KBS-sponsored programs were not subject to the up-front commissions, fees and expenses associated with a public offering nor all of the laws and regulations that will apply to us. For all of these reasons, our stockholders should be especially cautious when drawing conclusions about our future performance and they should not assume that it will be similar to the prior performance of other KBS-sponsored programs. Our limited operating history, our advisor’s limited operating history and the differences between us and the private KBS-sponsored programs significantly increase the risk and uncertainty our stockholders face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on KBS Capital Advisors to manage our operations and our portfolio of real estate assets. Our advisor has a limited operating history and it will depend upon the fees and other compensation that it will receive from us, KBS REIT I, KBS Strategic Opportunity REIT and other public KBS-sponsored programs in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of KBS Capital Advisors or our relationship with KBS Capital Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

Our dealer manager, KBS Capital Markets Group, has a limited operating history and our ability to implement our investment strategy is dependent, in part, upon the ability of KBS Capital Markets Group to successfully conduct this offering, which makes an investment in us more speculative.

We have retained KBS Capital Markets Group, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group has a limited operating history. The initial public offering of KBS REIT I, which commenced its initial public offering in January 2006 and ceased offering shares in its primary initial public offering on May 30, 2008, was the first offering conducted by our dealer manager. This offering, which commenced in April 2008, is the second public offering conducted by our dealer manager. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of KBS Capital

Markets Group to build and maintain a network of broker-dealers to sell our shares to their clients. If KBS Capital Markets Group is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, our stockholders could lose all or a part of their investment.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings, the net proceeds from this offering or other sources, we will have less funds available for investment in real estate properties and other real estate-related assets and the overall return to our stockholders may be reduced. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to utilize third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee. To the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

The loss of or the inability to obtain key real estate professionals at our advisor and key employees at our dealer manager could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of an investment in our shares.

Our success depends to a significant degree upon the contributions of Peter M. Bren, Keith D. Hall, Peter McMillan III, Charles J. Schreiber, Jr. and, through our dealer manager, Greg P. Brakovich, each of whom would be difficult to replace. Neither we nor our affiliates have employment agreements with Messrs. Bren, Hall, McMillan or Schreiber. Messrs. Bren, Hall, McMillan, Schreiber and Brakovich may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to attract and retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and our advisor and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. Further, we intend to establish strategic relationships with firms that have special expertise in certain services or detailed knowledge regarding real properties in certain geographic regions. Maintaining such relationships will be important for us to effectively compete with other investors for properties and tenants in such regions. We may be unsuccessful in establishing and retaining such relationships. If we lose or are unable to obtain the services of highly skilled professionals or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered, and the value of our stockholders’ investment may decline.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce our stockholders’ and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, our stockholders and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce our stockholders’ and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees (if we ever have employees) and agents) in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

We may change our targeted investments without stockholder consent.

We expect to allocate between 60% to 70% of our portfolio to investments in core properties and between 30% to 40% of our portfolio to other real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets, including mortgage-backed securities; and the equity securities of other REITs and real estate companies. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

Risks Related to Conflicts of Interest

KBS Capital Advisors and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals, face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers, some of our directors and other key real estate professionals are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. KBS Capital Advisors and its affiliates receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and other investments and originations of loans, which entitle KBS Capital Advisors to acquisition or origination fees and asset-management fees, and, in the case of acquisitions of investments from other KBS-sponsored programs, might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle KBS Capital Advisors to a subordinated incentive listing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our advisor and its affiliates that may result in such individuals receiving more compensation from us than they currently receive from our advisor; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

The fees our advisor receives in connection with the acquisition, origination and management of assets are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

KBS Capital Advisors faces conflicts of interest relating to the acquisition of assets and leasing of properties and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets and obtain less creditworthy tenants, which could limit our ability to make distributions and reduce our stockholders’ overall investment return.

We rely on our sponsors and other key real estate professionals at our advisor, including Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., to identify suitable investment opportunities for us. KBS REIT I and KBS Strategic Opportunity REIT are also advised by KBS Capital Advisors and rely on our sponsors and many of the same real estate professionals as will future public KBS-sponsored programs. Messrs. Bren and Schreiber and several of the other key real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As such, the one private KBS-sponsored program that is currently raising funds for investment relies on many of the same group of real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless our advisor has recommended the investment to us. Thus, the real estate professionals of KBS Capital Advisors could direct attractive investment opportunities to other entities or investors. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions to our stockholders.

We and other KBS-sponsored programs and KBS-advised investors also rely on these real estate professionals to supervise the property management and leasing of properties. If the KBS team of real estate professionals direct creditworthy prospective tenants to properties owned by another KBS-sponsored program or KBS-advised investor when they could direct such tenants to our properties, our tenant base may have more inherent risk and our properties’ occupancy may be lower than might otherwise be the case. Further, Messrs. Bren, Hall, McMillan and Schreiber and existing and future KBS-sponsored programs and KBS-advised investors are not prohibited from engaging, directly or indirectly, in any business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, leasing or sale of real estate investments.

KBS Capital Advisors, the real estate professionals assembled by our advisor, their affiliates and our officers will face competing demands relating to their time and this may cause our operations and our stockholders’ investment to suffer.

We rely on KBS Capital Advisors and the real estate professionals our advisor has assembled, including Messrs. Bren, Hall, McMillan and Schreiber, for the day-to-day operation of our business. Messrs. Bren, Hall, McMillan and Schreiber are also executive officers of KBS REIT I, and Messrs. Bren and Schreiber are executive officers of KBS Realty Advisors and its affiliates, the advisors of the other KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. In addition, Messrs. Hall and McMillan are executive officers and directors of KBS Strategic Opportunity REIT. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities, on behalf of themselves and others, Messrs. Bren, Hall, McMillan and Schreiber face conflicts of interest in allocating their time among us, KBS REIT I, KBS Strategic Opportunity REIT, KBS Capital Advisors and other KBS-sponsored programs and other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share many of the same real estate professionals. During times of intense activity in other programs and ventures, these individuals may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. If this occurs, the returns on our investments, and the value of our stockholders’ investment, may decline.

All of our executive officers, some of our directors and the key real estate professionals assembled by our advisor face conflicts of interest related to their positions and/or interests in KBS Capital Advisors and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

All of our executive officers, some of our directors and the key real estate professionals assembled by our advisor are also executive officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other affiliated KBS entities. Through KBS-affiliated entities, some of these persons also serve as the investment advisors to institutional investors in real estate and real estate-related assets and through KBS Capital Advisors and KBS Realty Advisors these persons serve as the advisor to KBS REIT I, KBS Strategic Opportunity REIT and other KBS-sponsored programs. As a result, they owe fiduciary duties to each of these entities, their members and limited partners and these investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to our stockholders and to maintain or increase the value of our assets.

Our board’s loyalties to KBS REIT I, KBS Strategic Opportunity REIT and possibly to future KBS-sponsored programs could influence its judgment, resulting in actions that may not be in our stockholders’ best interest or that result in a disproportionate benefit to another KBS-sponsored program at our expense.

All of our directors are also directors of KBS REIT I and one of our directors is also a director of KBS Strategic Opportunity REIT. Both are public, non-traded REITs sponsored by Messrs. Bren, Hall, McMillan and Schreiber. The loyalties of our directors serving on the board of KBS REIT I, KBS Strategic Opportunity REIT or possibly on the board of future KBS-sponsored programs may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another KBS-sponsored program or if our advisor is giving preferential treatment to another KBS-sponsored program in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

Because our independent directors are also independent directors of KBS REIT I, they receive compensation for service on the board of KBS REIT I. Like us, KBS REIT I pays each independent director an annual retainer of $40,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). In addition, KBS REIT I reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

For the year ended December 31, 2008, the independent directors of KBS REIT I earned compensation as follows:

Independent Director	Compensation Earned in 2008 (1)	Compensation Paid in 2008 (1)
Hank Adler	$93,246 (2)	$103,581
Barbara Cambon	$97,746 (3)	$105,081
Stuart A. Gabriel, Ph.D	$78,746 (4)	$ 88,081

(1) Compensation Paid in 2008 includes meeting fees earned during 2007 but paid or reimbursed in 2008 as follows: Mr. Adler $20,668; Ms. Cambon $20,668; and Mr. Gabriel $15,668. Note that independent director compensation was increased effective October 1, 2008 to the amounts set forth the paragraph above.

(2) This amount includes (i) fees earned for attendance at 11 board meetings, 15 conflicts committee meetings and seven audit committee meetings, (ii) the annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(3) This amount includes (i) fees earned for attendance at 10 board meetings, 14 conflicts committee meetings and six audit committee meetings, (ii) the annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(4) This amount includes (i) fees earned for attendance at 10 board meetings, 14 conflicts committee meetings and seven audit committee meetings, (ii) the annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of preferred stock with priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

Our stockholders’ investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in “qualifying real estate assets” (that is, real estate, mortgage loans and commercial mortgage-backed securities (“CMBS”) that represent the entire ownership in a pool of mortgage loans and other qualifying interests in real estate) and at least another 25% of our portfolio in additional qualifying real estate assets or “real estate-related assets.” Participations in mortgage loans, mortgaged-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. Our ownership of these investments, therefore, may be limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want to make and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exemption from the Investment Company Act.

If the market value or income potential of our qualifying assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Our stockholders may not be able to sell their shares under our share redemption program and, if our stockholders are able to sell their shares under the program, they may not be able to recover the amount of their investment in our shares.

Our share redemption program includes numerous restrictions that limit our stockholders’ ability to sell their shares. Our stockholders must hold their shares for at least one year in order to participate in the share redemption program, except for redemptions sought upon a stockholder’s death or “qualifying disability.” We limit the number of shares redeemed pursuant to the share redemption program as follows: (1) during any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year and (2) during each calendar year, redemptions are limited to the amount of net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year. Further, we have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all redemption requests made in any year. Our board would be free to amend, suspend or terminate the share redemption program upon 30 days’ notice.

The prices at which we will initially redeem shares under the program are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share no later than three years after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker-dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. See “Description of Shares – Share Redemption Program” for more information about the program. The restrictions of our share redemption program severely limit our stockholders’ ability to sell their shares should they require liquidity and limit their ability to recover the value they invested.

The offering price of our shares was not established on an independent basis; the actual value of our stockholders’ investment may be substantially less than what they pay. We may use the most recent price paid to acquire a share in our offering as the estimated value of our shares for up to three years after we have completed our offering stage (though we may establish an estimated value per share sooner if required by any regulatory bodies or if necessary to assist broker-dealers who sell shares in this offering). Even when our advisor begins to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We established the offering price of our shares on an arbitrary basis. The selling price of our shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that our stockholders would receive upon liquidation. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

To assist FINRA members and their associated persons that participate in this public offering of common stock, pursuant to FINRA Conduct Rule 5110, we disclose in each annual report distributed to stockholders a per share estimated value of the shares, the method by which it was developed, and the date of the data used to develop the estimated value. In addition, KBS Capital Advisors, our advisor, prepares annual statements of estimated share values to assist fiduciaries of retirement plans subject to the annual reporting requirements of ERISA in the preparation of their reports relating to an investment in our shares. For these purposes, KBS Capital Advisors estimated the value of our common shares as $10.00 per share as of December 31, 2008. The basis for this valuation is the fact that the offering price of our shares of common stock in this primary offering is $10.00 per share (ignoring purchase price discounts for certain categories of purchasers). Our advisor has indicated that it intends to use the most recent price paid to acquire a share in this offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares for up to three years after we have completed our offering stage (though we may establish an estimated value per share sooner if required by any regulatory bodies or if necessary to assist broker-dealers who sell shares in this offering). We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. If our board of directors determines that it is in our best interest, we may conduct follow-on offerings upon the termination of this offering. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.) Our charter does not restrict our ability to conduct offerings in the future.

Although this initial estimated value represents the most recent price at which most investors are willing to purchase shares in this primary offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair market value of our properties and other assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from the primary offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio.

When determining the estimated value of our shares by methods other than the last price paid to acquire a share in this primary offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. Accordingly, these estimates may not be an accurate reflection of the fair market value of our investments and will not likely represent the amount of net proceeds that would result from an immediate sale of our assets.

Because the dealer manager is one of our affiliates, our stockholders will not have the benefit of an independent due diligence review of us, which is customarily performed in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty our stockholders face.

Our dealer manager, KBS Capital Markets Group, is one of our affiliates. Because KBS Capital Markets Group is an affiliate, its due diligence review and investigation of us and our prospectus cannot be considered to be an independent review. Therefore, our stockholders do not have the benefit of an independent review and investigation of this offering of the type normally performed by an unaffiliated, independent underwriter in a public securities offering.

Our investors’ interest in us will be diluted if we issue additional shares, which could reduce the overall value of their investment.

Our common stockholders do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After our investors purchase shares in this offering, our board may elect to (1) sell additional shares in future public offerings, (2) issue equity interests in private offerings, (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation or (4) issue shares of our common stock to sellers of properties or assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after our investors purchase shares in this offering, their percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our real estate investments, our investors may also experience dilution in the book value and fair value of their shares.

Payment of fees to KBS Capital Advisors and its affiliates reduces cash available for investment and distribution and increases the risk that our stockholders will not be able to recover the amount of their investment in our shares.

KBS Capital Advisors and its affiliates perform services for us in connection with the selection and acquisition or origination of our investments, the management and leasing of our properties and the administration of our other investments. We pay them substantial fees for these services, which results in immediate dilution to the value of our stockholders’ investment and reduces the amount of cash available for investment or distribution to stockholders.

We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our investors first receiving agreed-upon investment returns, affiliates of KBS Capital Advisors could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed. Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether our stockholders enjoyed the returns on which we have conditioned other incentive compensation.

Therefore, these fees increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than stockholders paid for our shares. These substantial fees and other payments also increase the risk that our stockholders will not be able to resell their shares at a profit, even if our shares are listed on a national securities exchange.

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders and the value of our investments could decline.

When tenants do not renew their leases or otherwise vacate their space, we will often need to expend substantial funds for improvements to the vacated space in order to attract replacement tenants. Even when tenants do renew their leases we may agree to make improvements to their space as part of our negotiation. If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment.

Our stockholders may be more likely to sustain a loss on their investment because our sponsors do not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in their companies.

Our sponsors have only invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. Therefore, if we are successful in raising enough proceeds to reimburse our sponsors for our significant organization and offering expenses, our sponsors will have little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our sponsors do not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Shares – Business Combinations,” “Description of Shares – Control Share Acquisitions” and “Description of Shares – Subtitle 8.”

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

Our properties and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition from other office and industrial buildings;

•

adverse local conditions, such as oversupply or reduction in demand for office and industrial buildings and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our operations, on our ability to pay distributions to our stockholders and on the value of our stockholders’ investment.

If our acquisitions fail to perform as expected, cash distributions to our stockholders may decline.

Since breaking escrow in June 2008, we have made acquisitions of real estate properties and other real estate-related assets. If these assets and future assets we acquire do not perform as expected, we may have less cash flow from operations available to fund distributions and investor returns may be reduced.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available to distribute to stockholders. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce the value of our stockholders’ investment.

We depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders is dependent upon the success and economic viability of our tenants.

The success of our investments materially depends upon the financial stability of the tenants leasing the properties we own. The inability of a single major tenant or a number of smaller tenants to meet their rental obligations would lower our net income. A default by a tenant on its lease payments would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord of a property and may incur substantial costs in protecting our investment and re-letting the property. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default and, in other circumstances, may not renew their leases or, because of market conditions, may be able to renew their leases on terms that are less favorable to us than the terms of their initial leases. Further, some of the properties in which we invest may be outfitted to suit the particular needs of the tenants. We may have difficulty replacing the tenants of these properties if the outfitted space limits the types of businesses that could lease that space without major renovation. Because the market value of a property depends principally upon the value of the leases associated with such property, we may incur a loss upon the sale of a property with significant vacant space. These events could cause us to reduce the amount of distributions to stockholders.

Our inability to sell a property when we want could limit our ability to pay cash distributions to our stockholders.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to our stockholders and could reduce the value of our stockholders’ investment.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the distributions available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash distributions to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

Although we expect that we will invest primarily in properties that have operating histories or whose construction is complete, from time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on our stockholders’ investment.

We face competition from various entities for investment opportunities in commercial and office properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of a tenant or the geographic location of its investments. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures with third parties to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of our stockholders’ investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of our stockholders’ investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to our stockholders. All of our properties have been subject to Phase I environmental assessments at the time they were acquired.

Costs associated with complying with the Americans with Disabilities Act may decrease cash available for distributions.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for distributions to our stockholders.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our stockholders’ investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

Terrorist attacks and other acts of violence or war may affect the markets in which we plan to operate, which could delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

Terrorist attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. KBS-sponsored programs and KBS-advised investors have historically owned properties in major metropolitan areas. We expect that we will also invest in such markets. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. The inability to obtain sufficient terrorism insurance or any terrorism insurance at all could limit our investment options as some mortgage lenders have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition of providing loans.

Risks Related to Real Estate-Related Investments

Our investments in real estate-related investments are subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by real estate property values. Therefore, our real estate-related investments will be subject to the risks typically associated with real estate, which are described above under the heading “— General Risks Related to Investments in Real Estate.”

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of our stockholders’ investment will be subject to fluctuations in interest rates.

The mortgage loans we invest in and the mortgage loans underlying the mortgage securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by the same properties.

We expect to invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning (directly or indirectly) the real property or the entity that owns the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first-lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of real estate. The borrower may have identified an undervalued asset that has been undermanaged or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may, therefore, be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and of our common stock may be adversely affected.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans and subordinated mortgage-backed securities may be subject to losses.

We intend to acquire or originate subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us.

Risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans we make or acquire may materially adversely affect our investment.

The renovation, refurbishment or expansion by a borrower under a mortgaged or leveraged property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Other risks may include: environmental risks and construction, rehabilitation and subsequent leasing of the property not being completed on schedule. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our investment and we may not recover some or all of our investment.

To close transactions within a time frame that meets the needs of borrowers of loans we may originate, we may perform underwriting analyses in a very short period of time, which may result in credit decisions based on limited information.

We may gain a competitive advantage by, from time to time, being able to analyze and close transactions within a very short period of time. Our underwriting guidelines require a thorough analysis of many factors, including the underlying property’s financial performance and condition, geographic market assessment, experience and financial strength of the borrower and future prospects of the property within the market. If we make the decision to extend credit to a borrower prior to the completion of one or more of these analyses, we may fail to identify certain credit risks that we would otherwise have identified.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans and the risks of the securitization process.

CMBS, or commercial mortgage-backed securities, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

We may invest in the equity securities of CDOs and such investments may involve significant risks, including that CDO equity receives distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

We may invest in the equity securities of CDOs. When we use the term “CDO”, we are referring to a collateralized debt obligation or an entity that issues such securities. A CDO entity is a special purpose vehicle that purchases collateral (such as real estate-related investments, bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in CDO equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO’s assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on our stockholders’ investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of our stockholders’ investment.

Prepayments can adversely affect the yields on our investments.

The yields on our debt investments may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

We will price our assets based on our assumptions about future credit spreads for financing of those assets. We expect to obtain longer-term financing for our assets using structured financing techniques in the future. In such financings, interest rates are typically set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that borrowers will pay over the benchmark widens and the rates we charge on our assets to be securitized are not increased accordingly, this may reduce our income or cause losses.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

We may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest and/or distribution payments to us.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A portion of our assets may be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends-paid deduction and excluding net capital gain). We, however, can give our stockholders no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of our stockholders’ investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratios.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and our stockholders could lose all or part of their investment.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. We may be unable to refinance properties. If any of these events occurs, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise capital by issuing more stock or borrowing more money.

We expect to use leverage in connection with our investments in real estate-related assets, which increases the risk of loss associated with this type of investment.

We may finance the acquisition and origination of certain real estate-related investments with warehouse lines of credit and repurchase agreements. In addition, we may engage in various types of securitizations in order to finance our loan originations. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. There can be no assurance that leveraged financing will be available to us on favorable terms or that, among other factors, the terms of such financing will parallel the maturities of the underlying assets acquired. If alternative financing is not available, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Our debt service payments will reduce our cash flow available for distributions. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. We may utilize repurchase agreements as a component of our financing strategy. Repurchase agreements economically resemble short-term, variable-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, collateralized debt obligations and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations as well as for future business opportunities.

To the extent that we pursue CDO securitizations, delays in obtaining or securing long-term securitization financing will extend our default risk exposure.

We may leverage our real estate-related investments by borrowing. Such borrowings will initially take the form of warehouse facilities, bank credit facilities and repurchase agreements. In the future, we may also enter into securitization transactions in the form of CDOs and use the proceeds from such transactions to reduce the outstanding balances under our warehouse facilities, bank credit facilities and repurchase agreements. While we will retain the equity component, or below investment grade component, of such CDOs and, therefore, still have exposure to any investments included in such securitizations, our inability to enter into securitization transactions will increase our overall exposure to risks associated with ownership of such investments, including the risk of default. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time that any given asset may be used as eligible collateral.

We may not be able to acquire eligible investments for a CDO issuance or may not be able to issue CDO securities on attractive terms, either of which may require us to seek more costly financing for our investments or to liquidate assets.

We may acquire debt instruments and finance them on a non-recourse long-term basis, such as through the issuance of CDOs. During the period that we are acquiring these assets, we may finance our purchases through relatively short-term credit facilities. We intend to use short-term warehouse lines of credit to finance the acquisition of instruments until a sufficient quantity is accumulated, at which time we may refinance these lines through a securitization, such as a CDO issuance, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible assets to maximize the efficiency of a CDO issuance. In addition, conditions in the capital markets may make the issuance of CDOs less attractive to us when we have accumulated a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the assets.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may issue will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO terms will provide that, if certain delinquencies and/or losses exceed specified levels, which we will establish based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted had losses or delinquencies not exceeded those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure our stockholders that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure our stockholders of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect our net income. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

We may be required to repurchase loans that we have sold or to indemnify holders of CDOs we issue.

If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to be carried on our books, and our ability to borrow against such assets may be limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property or that prohibit us from discontinuing insurance coverage or replacing KBS Capital Advisors as our advisor. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur additional debt in the future and increases in interest rates will increase the cost of that debt, which could reduce the cash we have available for distributions. Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to our stockholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our stockholders’ investment.

Our policies do not limit us from incurring debt until our borrowings would exceed 75% of the cost of our tangible assets (before deducting depreciation or other noncash reserves) and we may exceed this limit with the approval of the conflicts committee of our board of directors. See “Investment Objectives and Criteria – Borrowing Policies.” As of March 24, 2009, our borrowings were 42% of the cost of all of our tangible assets (before deducting depreciation or other noncash reserves). High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our stockholders’ investment.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

Our stockholders may have current tax liability on distributions they elect to reinvest in our common stock.

If our stockholders participate in our dividend reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless our stockholders are a tax-exempt entity, they may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received. See “Description of Shares – Dividend Reinvestment Plan – Tax Consequences of Participation.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

REIT distribution requirements could adversely affect our ability to execute our business plan.

From time to time, we may generate taxable income greater than our income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may be deemed to be, or make investments in entities that own or are themselves deemed to be taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations — Taxation of KBS REIT II — Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	the investment will not impair the liquidity of the plan or IRA;

•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering assuming that we sell a mid-point range of 140,000,000 shares and the maximum of 280,000,000 shares of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Depending primarily upon the number of shares we sell in this offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use 84.30% to 88.10% of the gross proceeds from the primary offering, or between $8.43 and $8.81 per share, for investments, assuming the minimum and maximum offering amounts, respectively. We will use the remainder of the gross proceeds from the primary offering to pay offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition or origination of our investments in real estate properties and real estate-related assets. Though our board has the authority under our organizational documents, our distribution policy is not to use the proceeds of this offering to pay distributions.

We expect to use substantially all of the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor; and the repayment of debt. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes. To the extent proceeds from our dividend reinvestment plan are used for investments in real estate properties and for real estate-related assets, sales under our dividend reinvestment plan will result in greater fee income for our advisor because of acquisition and origination fees. See “Management Compensation.”

	140,000,000 Shares				280,000,000 Shares
	Primary Offering (100,000,000 shares) ($10.00/share)		Div. Reinv. Plan (40,000,000 shares) ($9.50/share)		Primary Offering (200,000,000 shares) ($10.00/share)		Div. Reinv. Plan (80,000,000 shares) ($9.50/share)
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	1,000,000,000	100.00%	380,000,000	100.00%	2,000,000,000	100.00%	760,000,000	100.00%
Selling Commissions	60,000,000	6.00%	0	0.00%	120,000,000	6.00%	0	0.00%
Dealer Manager Fee	35,000,000	3.50%	0	0.00%	70,000,000	3.50%	0	0.00%
Other Organization and Offering Expenses (1)	13,489,830	1.35%	615,000	0.16%	23,543,050	1.18%	1,025,000	0.13%
Acquisition Fees (2)	4,616,096	0.46%	0	0.00%	9,250,086	0.46%	0	0.00%
Origination Fees (2)	2,637,769	0.26%	0	0.00%	5,285,763	0.26%	0	0.00%
Initial Working Capital Reserve (3)	5,000,000	0.50%	0	0.00%	10,000,000	0.50%	0	0.00%

Amount Available for Investment (4)	879,256,305	87.93%	379,385,000	99.84%	1,761,921,101	88.10%	758,975,000	99.87%

(1)

Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse KBS Capital Advisors for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers. KBS Capital Advisors has agreed to reimburse us to the extent selling commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. See “Plan of Distribution.”

(2)

For purposes of this table, we assumed 70% of our investments would be core properties and 30% of our investments would be loans. For all investments other than loans, we pay our advisor an acquisition fee equal to 0.75% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We incur customary acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. With respect to investments in and originations of loans, we pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee. Origination fees are 1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We incur customary expenses related to our originations and acquisitions (or attempted origination or acquisition) of loans. See note 4 below.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the amount available for investment and the amount of acquisition fees and/or origination fees will be proportionately greater. If we raise the maximum offering amount and our debt financing is equal to 65% of the cost of our real estate investments, then acquisition fees would be $26,428,817 and origination fees would be $15,102,181, assuming 70% of our investments are core properties and 30% of our investments are loans.

This table assumes that we will not use the net proceeds from the sale of shares under our dividend reinvestment plan to invest in real estate properties and real estate-related assets. To the extent we use the net proceeds from the dividend reinvestment plan to invest in real estate properties and real estate-related assets, our advisor or its subsidiary would earn the related acquisition or origination fees.

(3)

We do not expect to use more than 0.5% of the gross proceeds from our primary offering for working capital reserves. We may also use debt proceeds, our cash flow from operations and proceeds from our dividend reinvestment plan to meet our needs for working capital and to build a moderate level of cash reserves.

(4)

Amount available for investment from the primary offering will include customary acquisition and origination expenses, such as legal fees and expenses, costs of due diligence, appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition or origination of real estate properties and real estate-related investments. Until required in connection with investment in real estate properties or real estate-related assets, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Amount available for investment from the primary offering may also include anticipated capital improvement expenditures and tenant leasing costs.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained KBS Capital Advisors to manage our day-to-day operations and our portfolio of real estate properties and real estate-related assets, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, KBS Capital Advisors and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

We have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status. Our independent directors also meet the director independence standards of the New York Stock Exchange, Inc.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. This means that our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors, and our board has two committees, the audit committee and the conflicts committee, that consist solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee selects the independent public accountants to audit our annual financial statements, reviews with the independent public accountants the plans and results of the audit engagement and considers and approves the audit and non-audit services and fees provided by the independent public accountants. The members of the audit committee are Hank Adler, Barbara R. Cambon and Stuart A. Gabriel, Ph.D.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also discharges the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter and with stockholder approval, the conflicts committee may also create stock-award plans.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name*	Age**	Positions
Peter M. Bren	75	President
Charles J. Schreiber, Jr.	57	Chairman of the Board, Chief Executive Officer and Director
Peter McMillan III	51	Executive Vice President, Treasurer, Secretary and Director
Keith D. Hall	50	Executive Vice President
David E. Snyder	38	Chief Financial Officer
Stacie K. Yamane	44	Chief Accounting Officer
Hank Adler	62	Independent Director
Barbara R. Cambon	55	Independent Director
Stuart A. Gabriel, Ph.D.	55	Independent Director

*The address of each executive officer and director listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

**As of April 1, 2009

Peter M. Bren is our President, a position he has held since our inception. He is the President of our advisor, KBS Capital Advisors, and KBS REIT I. Mr. Bren has served as President of our advisor and KBS REIT I since their formations in 2004 and 2005, respectively. Mr. Bren is also a sponsor of KBS Strategic Opportunity REIT. Other than de minimis amounts owned by family members or family trusts, Mr. Bren indirectly owns and controls a 33 1/ 3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. Messrs. Bren and Schreiber are the managers of our advisor, although all four of our sponsors actively participate in the management and operations of our advisor.

Mr. Bren has also served as Chairman of the Board and President of KBS Realty Advisors LLC, a nationally recognized real estate investment advisor, and the other KBS-affiliated investment advisors since their respective formations. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $10 billion of real estate investments on behalf of institutional investors, including public and private pension plans, endowments and foundations, and the investors in us and KBS REIT I.

Peter Bren oversees all aspects of KBS Capital Advisors’ and KBS Realty Advisors’ business activities, including the acquisition, management and disposition of assets. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Bren is also responsible for investor relationships. Through KBS-affiliated entities, Mr. Bren has teamed with Mr. Schreiber since 1992 to invest in, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors.

Mr. Bren has been involved exclusively in real estate development, management, acquisition, disposition and financing for 40 years as the President of The Bren Company; a former Senior Partner of Lincoln Property Company; President of Lincoln Property Company, Europe; and Chairman of the Board and President of KBS Realty Advisors and KBS Capital Advisors. Mr. Bren is also a founding member of The Richard S. Ziman Center for Real Estate at the UCLA Anderson School of Management.

Charles J. Schreiber, Jr. is the Chairman of our board of directors and our Chief Executive Officer, positions he has held since our inception. He is also the Chief Executive Officer of our advisor and the Chairman of the board and Chief Executive Officer of KBS REIT I. Mr. Schreiber has served in these positions for our advisor and KBS REIT I since their formations in 2004 and 2005, respectively. He is also a sponsor of KBS Strategic Opportunity REIT. Other than de minimis amounts owned by family members or family trusts,

Mr. Schreiber indirectly owns and controls a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering. Messrs. Bren and Schreiber are the managers of our advisor, although all four of our sponsors actively participate in the management and operations of our advisor.

Mr. Schreiber has also served as Chief Executive Officer of KBS Realty Advisors LLC and the other KBS-affiliated investment advisors since their respective formations. The first investment advisor affiliated with Messrs. Bren and Schreiber was formed in 1992. KBS Realty Advisors, together with KBS affiliates, including KBS Capital Advisors, has been involved in the investment in or management of over $10 billion of real estate investments on behalf of institutional investors and the investors in us and KBS REIT I.

As Chief Executive Officer of KBS Capital Advisors and KBS Realty Advisors, Mr. Schreiber oversees all operations of the companies, including the acquisition and management of individual investments for KBS-advised investors and their portfolios of income-producing real estate assets. He directs all facets of the company’s business activities. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Schreiber is also responsible for investor relationships.

Mr. Schreiber has been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 35 years. Prior to teaming with Mr. Bren in 1992, he served as the Executive Vice President of Koll Investment Management Services and Executive Vice President of Acquisitions/Dispositions for The Koll Company. During the mid-1970s through the 1980s, he was Founder and President of Pacific Development Company and was previously Senior Vice President/Southern California Regional Manager of Ashwill-Burke Commercial Brokerage.

Mr. Schreiber graduated from the University of Southern California with a Bachelor’s Degree in Finance with emphasis in Real Estate. During his four years at USC, he did graduate work in the then newly-formed Real Estate Department in the USC Graduate School of Business. He is currently an Executive Board Member for the USC Lusk Center for Real Estate at the University of Southern California Marshall School of Business/School of Policy, Planning and Development.

Peter McMillan III is our Executive Vice President, Treasurer, Secretary and one of our directors, positions he has held since our inception. He is also Executive Vice President, Treasurer, Secretary and a director of KBS REIT I and President, Chairman of the Board and a director of KBS Strategic Opportunity REIT, positions he has held since their respective formations in 2005 and 2008. Mr. McMillan also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering.

Mr. McMillan is a co-founder and the Managing Partner of Willowbrook Capital Group, LLC. Prior to forming Willowbrook in 2000, Mr. McMillan served as the Executive Vice President and Chief Investment Officer of SunAmerica Investments, Inc., which was later acquired by AIG. As Chief Investment Officer, he was responsible for over $75 billion in assets, including residential and commercial mortgage-backed securities, public and private investment grade and non-investment grade corporate bonds and commercial mortgage loans and real estate investments. Before joining SunAmerica in 1989, he served as Assistant Vice President for Aetna Life Insurance and Annuity Company with responsibility for the company’s $6 billion fixed income portfolios. Mr. McMillan received his Master of Business Administration in Finance from the Wharton Graduate School of Business at the University of Pennsylvania and his Bachelor of Arts Degree with honors in Economics from Clark University. Mr. McMillan is a director of Steinway Musical Instruments, Inc. and Metropolitan West Funds.

Keith D. Hall is our Executive Vice President, a position he has held since our inception. He is also the Executive Vice President of KBS REIT I and Chief Executive Officer and a director of KBS Strategic Opportunity REIT, positions he has held since their respective formations in 2005 and 2008. Mr. Hall also owns and controls a 50% interest in GKP Holding LLC. GKP Holding owns a 33 1/3% interest in KBS Holdings LLC, which entity is the sole owner of our advisor and the dealer manager of this offering.

Mr. Hall is a co-founder of Willowbrook Capital Group, LLC, an asset management company. Prior to forming Willowbrook in 2000, Mr. Hall was a Managing Director at CS First Boston, where he managed CSFB’s distribution strategy and business development for the Principal Transaction Group’s $18 billion real estate securities portfolio. Mr. Hall’s two primary business unit responsibilities were Mezzanine Lending and Commercial Real Estate Development. Before joining CSFB in 1996, he served as a Director in the Real Estate Products Group at Nomura Securities, with responsibility for the company’s $6 billion annual pipeline of fixed-income, commercial mortgage-backed securities. Mr. Hall spent the 1980s as a Senior Vice President in the High Yield Department of Drexel Burnham Lambert’s Beverly Hills office, where he was responsible for distribution of the group’s high yield real estate securities. Mr. Hall received a Bachelor of Arts Degree with honors in Finance from Cal State Sacramento.

David E. Snyder is our Chief Financial Officer. He is also the Chief Financial Officer of KBS REIT I and the Chief Financial Officer, Treasurer and Secretary of KBS Strategic Opportunity REIT, positions he has held since December 2008. In late November 2008, Mr. Snyder was appointed Chief Financial Officer of KBS Capital Advisors. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

From January 1998 to May 2008, Mr. Snyder was at Nationwide Health Properties, Inc. (“NHP”), a real estate investment trust specializing in healthcare related property. He served as the Vice President and Controller from July 2005 to February 2008 and Controller from January 1998 to July 2005. At NHP, Mr. Snyder was responsible for internal and external financial reporting, Sarbanes-Oxley compliance, budgeting, debt compliance, negotiation and documentation of debt and equity financing and the negotiation of acquisition and leasing documentation. In addition, Mr. Snyder was part of the senior management team that approved investments, determined appropriate financing and developed strategic goals and plans. As part of his investment and financing responsibilities, Mr. Snyder participated in the origination, modification and refinancing of mortgage loans made to customers, mortgages obtained on real estate and unsecured credit facilities.

Mr. Snyder was an adjunct accounting professor at Biola University from 1998 to 2005, teaching courses in auditing and accounting. He was the director of financial reporting at Regency Health Services, Inc., a skilled nursing provider, from November 1996 to December 1997. From October 1993 to October 1996, Mr. Snyder worked for Arthur Andersen LLP. Mr. Snyder received a Bachelor of Arts Degree in Business Administration with an emphasis in Accounting from Biola University in La Mirada, California. Mr. Snyder is a Certified Public Accountant.

Stacie K. Yamane is our Chief Accounting Officer and has served in that capacity since October 2008. From our inception in 2007 until December 2008, Ms. Yamane served as our Chief Financial Officer. She also held the position of Controller from 2007 until October 2008. Ms. Yamane is also the Fund Controller of our advisor and Chief Accounting Officer of KBS REIT I. She has been an officer of these entities since their formations in 2004 and 2005, respectively.

In addition, Ms. Yamane serves as Senior Vice President/Controller, Portfolio Accounting for KBS Realty Advisors LLC, a position she has held since 2004. She served as a Vice President/ Portfolio Accounting with KBS-affiliated investment advisors from 1995 to 2004. At KBS Realty Advisors, Ms. Yamane is responsible for client accounting/ reporting for four real estate portfolios. These portfolios consist of industrial, office and retail properties as well as land parcels. Ms. Yamane works closely with portfolio managers, asset managers, property managers and clients to ensure the completion of timely and accurate accounting, budgeting and financial reporting. In addition, she assists in the supervision and management of KBS Realty Advisors’ accounting department.

Prior to joining an affiliate of KBS Realty Advisors in February of 1995, Ms. Yamane was an audit manager at Kenneth Leventhal & Company, a CPA firm specializing in real estate. During her eight years at Kenneth

Leventhal & Company, Ms. Yamane performed or supervised a variety of auditing, accounting and consulting engagements including the audit of financial statements presented under the U.S. generally accepted accounting principles (“GAAP”) basis, as well as financial statements presented on a cash and tax basis, the valuation of asset portfolios and the review and analysis of internal control systems. Her experiences at KBS and Kenneth Leventhal & Company give her 20 years of real estate experience.

Ms. Yamane received a Bachelor of Arts Degree in Business Administration with a dual concentration in Accounting and Management Information Systems from California State University, Fullerton. She is a Certified Public Accountant (inactive California).

Hank Adler is one of our independent directors. Professor Adler is also an independent director of KBS REIT I. He is currently an Assistant Professor of Accounting at Chapman University. Prior to his retirement from Deloitte & Touche, LLP in 2003, Professor Adler was a partner with that firm where he had been employed for over 30 years. He specialized in tax accounting and served as client service and tax partner for a variety of public and private companies. He received a Bachelor of Science in Accounting and a Master of Business Administration from the University of California, Los Angeles. Professor Adler currently serves on the board of directors, compliance committee and as chairman of the audit committee of Corinthian Colleges, Inc. From 1998 to 2007, he also chaired the Toshiba Senior Classic charity event, a PGA Senior Tour championship event. In the 1990s, he served on the board of trustees and as President of the Irvine Unified School District. From 1994 to 2006, he served on the board of directors of Hoag Hospital Memorial Presbyterian.

Barbara R. Cambon is one of our independent directors. Ms. Cambon is also an independent director of KBS REIT I. Since October 2003, she has served as a Managing Member of Snowcreek Management LLC, a real estate asset-management company whose business activities focus on residential development projects for institutional investors. As Managing Member, Ms. Cambon provides asset management services to an institutional partnership investment in residential real estate development. She has been in the real estate investment business for 25 years, principally working with institutional capital sources and investment programs. From November 1999 until October 2002, she served as a Principal of Los Angeles-based Colony Capital, LLC, a private real estate investment firm, and from April 2000 until October 2002 she also served as Chief Operating Officer of Colony. Prior to joining Colony in 1999, Ms. Cambon was President and Founder of Institutional Property Consultants, Inc., a real estate consulting company. She is a past Director and Chairman of the Board of the Pension Real Estate Association and past Director of the National Council of Real Estate Investment Fiduciaries. Ms. Cambon serves on the board of directors and on the audit and corporate governance committees of BioMed Realty Trust, Inc., on the board of Neighborhood Bancorp and on the University of San Diego Burnham-Moores Real Estate Institute Policy Advisory Board. Ms. Cambon received a Master of Business Administration from Southern Methodist University and a Bachelor of Science Degree in Education from the University of Delaware.

Stuart A. Gabriel, Ph.D. is one of our independent directors. Professor Gabriel is also an independent director of KBS REIT I. On June 1, 2007, Professor Gabriel was appointed Director and Arden Realty Chair at the Richard S. Ziman Center for Real Estate and Professor of Finance in the Anderson School of Management at the University of California, Los Angeles. Prior to joining UCLA he was Director and Lusk Chair in Real Estate at the Lusk Center for Real Estate, a position he held from 1999 to 2007. Professor Gabriel also served as Professor of Finance and Business Economics in the Marshall School of Business at the University of Southern California, a position he held from 1994 to 2007. In 2004, he was elected President of the American Real Estate and Urban Economics Association. Professor Gabriel serves on the editorial boards of Journal of Real Estate Finance and Economics, Journal of Housing Economics, Housing Policy Debate, Real Estate Finance and Journal of Real Estate Research. He is also a Fellow of the Homer Hoyt Institute for Advanced Real Estate Studies. Professor Gabriel has published extensively on topics of real estate finance and urban and regional economics. His teaching and academic research experience include analysis of structured finance products, including credit default swaps, mezzanine loan participations, B-Notes, commercial mortgage-backed securities and collateralized debt obligations. Also, he has received a number of awards at USC for outstanding graduate teaching. Professor Gabriel serves as a consultant to numerous corporate and governmental entities. Prior to joining the USC faculty in 1990, Professor Gabriel served on the economics staff of the Federal Reserve Board in Washington, D.C. He also has been a Visiting Scholar at the Federal Reserve Bank of San Francisco. Professor Gabriel holds a Ph.D. in Economics from the University of California, Berkeley.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $40,000. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,500 in cash for each board meeting attended.

•	$2,500 in cash for each committee meeting attended, except that the chairman of the committee will be paid $3,000 for each meeting attended.

•	$2,000 in cash for each teleconference meeting of the board.

•	$2,000 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $3,000 for each teleconference meeting of the committee.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we do not pay any compensation for services rendered as a director.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, KBS Capital Advisors and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•

in the case of a non-independent director, KBS Capital Advisors or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, KBS Capital Advisors, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to KBS Capital Advisors and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have also purchased and will maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

The Advisor

Our advisor is KBS Capital Advisors. KBS Capital Advisors is a limited liability company that was formed in the State of Delaware on October 18, 2004. Our advisor has a limited operating history. As our advisor, KBS Capital Advisors has contractual and fiduciary responsibilities to us and our stockholders.

Peter M. Bren and Charles J. Schreiber, Jr. indirectly own a controlling interest in and are the managers of KBS Capital Advisors. Keith D. Hall and Peter McMillan III also indirectly own an ownership interest in KBS Capital Advisors. Messrs. Bren, Hall, McMillan and Schreiber all actively participate in the management and operations of the advisor. For more information regarding the background and experience of Messrs. Bren, Hall, McMillan and Schreiber, see “Management — Executive Officers and Directors” and “— Other Affiliates — Our Sponsors.”

Below is a brief description of the background and experience of the key real estate professionals at KBS Capital Advisors who are not also one of our executive officers.

James Chiboucas is Vice Chairman and Chief Legal Officer of KBS Capital Advisors. Mr. Chiboucas has served as the Chief Legal Officer of KBS Realty Advisors since its formation and the Chief Legal Officer of the other KBS-affiliated investment advisors since 1996. He became Vice Chairman of KBS Realty Advisors in 2006. He has represented KBS since the first investment advisor was formed in 1992. As Vice Chairman and Chief Legal Officer, Mr. Chiboucas is responsible for the negotiation and documentation of the company’s real estate investments across the United States, including management of local counsel in each of the jurisdictions involved with acquisitions and dispositions. He is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. He also manages legal counsel retained to provide services for KBS Capital Advisors and KBS Realty Advisors.

Mr. Chiboucas has over 30 years of legal experience in the real estate industry, including real estate investment, finance, acquisitions, dispositions, development and management. Before joining KBS, Mr. Chiboucas was a partner of Paone, Callahan, McHolm & Winton, L.L.P. and Vice-President of Signal Landmark, a national real estate development company, where he was responsible for all of Signal Landmark’s legal real estate transactional matters across the United States. Mr. Chiboucas received a Bachelor’s Degree in Business and a Juris Doctorate degree from the University of Southern California.

William Milligan is Regional President, Western United States of KBS Capital Advisors. He has also served as Regional President, Western United States of KBS Realty Advisors since March 2002. As Regional President, Mr. Milligan oversees asset management and directs acquisition and disposition operations within the Western United States. Mr. Milligan is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Mr. Milligan first joined an investment advisor affiliated with KBS in 1996 as Senior Vice President of Dispositions. In early 2000, he was promoted to Executive Vice President of KBS Realty Advisors. The following year, Mr. Milligan also became Director of Asset and Portfolio Management for the company on a national basis, overseeing the entire KBS portfolio of properties. Prior to joining KBS, Mr. Milligan worked at CB Richard Ellis as Sr. Vice President for 16 years. Mr. Milligan graduated from the University of Southern California with a Bachelor’s Degree from the School of Business Administration.

Kenneth L. McKay is Regional President, Central United States of KBS Capital Advisors. He has also served as Regional President, Central United States of KBS Realty Advisors since March 2002. As Regional President, he is responsible for acquisition, asset management and disposition activities within the Central United States. Mr. McKay is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. McKay first joined an investment advisor affiliated with KBS in 1994 as Vice President where he was responsible for portfolio management activities on equity real estate and non-performing mortgages.

Mr. McKay has been involved in the commercial real estate industry for over 30 years with professional experience in portfolio management, asset management, non-performing loans, sales and marketing, leasing and development. Mr. McKay has also previously held positions as Vice President of Western Federal Savings & Loan, Director of Sales and Marketing for The Irvine Company, and Associate Director of Commercial Property for the Mission Viejo Company.

Mr. McKay is a member of the State Bar of California and holds a California real estate broker’s license. Mr. McKay graduated from Oregon State University with a Bachelor’s Degree in Business Administration and received a Juris Doctorate in Law from California Western School of Law.

Charles B. Lindwall is Regional President, Eastern United States of KBS Capital Advisors. He has also served as Regional President, Eastern United States of KBS Realty Advisors since March 2002. As Regional President for the Eastern United States, Mr. Lindwall is responsible for all acquisitions, dispositions and asset management activities in the Northeast, Mid-Atlantic, Southeast and Ohio. Mr. Lindwall is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us. Mr. Lindwall first joined an investment advisor affiliated with KBS in 1994 as Senior Vice President, Acquisitions and opened the Boston office of the company.

Prior to joining KBS, Mr. Lindwall was a Senior Vice President of Koll Management Services, managing the company’s property management operations in Los Angeles and then in New England. Mr. Lindwall has been involved in the commercial real estate industry for over 32 years with professional experience in acquisitions, asset management, dispositions and development management as well as corporate real estate.

Mr. Lindwall graduated from the University of California, Santa Barbara with a Bachelor’s Degree in Political Science and earned a Master of Business Administration from the University of California, Los Angeles.

Lori A. Lewis is Executive Vice President, Director of Portfolio Operations of KBS Capital Advisors. She has also served as Executive Vice President, Director of Portfolio Operations for KBS Realty Advisors since April 2007. As Executive Vice President, Director of Portfolio Operations, Ms. Lewis oversees all acquisition underwriting/transaction management, financing and portfolio operations. Ms. Lewis directs a team of underwriting and financing professionals dedicated to managing, underwriting, closing and financing acquisitions for KBS-advised programs and investors. She is also directly responsible for on-going Portfolio Operation activities and investor correspondence for KBS-advised programs and investors. Ms. Lewis is also a member of the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Prior to becoming Director of Portfolio Operations in 2002, Ms. Lewis was Vice President of Acquisitions and Director of Underwriting for KBS. Ms. Lewis first joined KBS in 1996. Before joining KBS, Ms. Lewis valued commercial real estate as a consultant for several Orange County based consulting and appraisal firms. During her 10 years as a consultant, Ms. Lewis performed asset valuations on a multitude of institutional grade commercial, industrial, residential and special purpose real estate. Ms. Lewis graduated from Biola University with a Bachelor’s Degree in Business Administration.

The Advisory Agreement

Under the terms of the advisory agreement, KBS Capital Advisors must use its best efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, KBS Capital Advisors manages our day-to-day operations, retains the property managers for our property investments (subject to the authority of our board of directors and officers) and performs other duties, including, but not limited to, the following:

•	finding, presenting and recommending to us real estate property and real estate-related investment opportunities consistent with our investment policies and objectives;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	Sourcing and structuring our loan originations;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our properties;

•	supervising and evaluating each property manager’s performance;

•	reviewing and analyzing the properties’ operating and capital budgets;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•

formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to KBS Capital Advisors under the advisory agreement. We also describe in that section our obligation to reimburse KBS Capital Advisors for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition, origination or disposition fees for sales of properties or other investments) and payments made by KBS Capital Advisors in connection with potential investments, whether or not we ultimately acquire or originate the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Additionally, either party may terminate the advisory agreement without penalty upon 60 days’ written notice and, in such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function. Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more assets. The fee is payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

KBS Capital Advisors and its affiliates engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, KBS Capital Advisors must devote sufficient resources to our business to discharge its obligations to us. KBS Capital Advisors may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

Initial Investment by Our Advisor

Our sponsors have invested $200,000 in us through the purchase of 20,000 shares of our common stock at $10 per share. KBS Capital Advisors is the owner of these 20,000 shares. KBS Capital Advisors may not sell any of these shares during the period it serves as our advisor. Although nothing prohibits KBS Capital Advisors or its affiliates from acquiring additional shares of our common stock, KBS Capital Advisors currently has no options or warrants to acquire any shares. KBS Capital Advisors has agreed to abstain from voting any shares it acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with KBS Capital Advisors or any of its affiliates. KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr., who are our sponsors.

Other Affiliates

Our Sponsors

Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. control and indirectly own our advisor and the dealer manager of this offering. We refer to these individuals as our “sponsors.” They are also our executive officers. Messrs. Bren and Schreiber are the managers of our advisor, although all four of our sponsors actively participate in the management and operations of our advisor.

Messrs. Bren and Schreiber each have been involved exclusively in real estate development, management, acquisition, disposition and financing for more than 30 years. Since 1992, Messrs. Bren and Schreiber have teamed to invest in, manage, develop and sell high-quality U.S. commercial real estate assets for institutional investors. Together, they founded KBS Realty Advisors, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor.

When we refer to a “KBS-sponsored” fund or program, we are referring to the private entities sponsored by an investment advisor affiliated with Messrs. Bren and Schreiber and to the public, non-traded REITs, KBS Real Estate Investment Trust, Inc. and KBS Strategic Opportunity REIT, Inc., that are currently being sponsored by Messrs. Bren, Hall, McMillan and Schreiber. We refer to KBS Real Estate Investment Trust, Inc. as KBS REIT I in this prospectus and we refer to KBS Strategic Opportunity REIT, Inc. as KBS Strategic Opportunity REIT in this prospectus. When we refer to a “KBS-advised” investor, we are referring to institutional investors that have engaged an investment advisor affiliated with Messrs. Bren and Schreiber to provide real estate-related investment advice.

Our sponsors work together at KBS Capital Advisors with their team of real estate professionals. The key real estate professionals at our advisor include James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall, Lori A. Lewis and David E. Snyder, and each has over 15 years of real estate experience. These key real estate professionals have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. Together with Messrs. Bren and Schreiber, these individuals comprise the investment committee formed by KBS Capital Advisors to evaluate and recommend new investment opportunities for us.

Historically, the business strategy of Messrs. Bren and Schreiber has been threefold: first, identify attractive investment opportunities that meet the investment objectives of their clients; second, aggressively manage each asset acquired; third, execute a well-defined exit strategy for each investment made.

We believe the experience of our sponsors and the team of real estate professionals they have assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our business model. Since 1992, the experience of the investment advisors affiliated with Messrs. Bren and Schreiber includes (as of December 31, 2008):

•

Sponsoring 14 private real estate funds that have investment objectives similar to ours and that have invested over $3.1 billion (including equity, debt and investment of income and sales proceeds) in 286 real estate assets;

•	Through these 14 private real estate funds, raising over $2.0 billion of equity from 38 institutional investors; and

•	Selling 245 of the 286 real estate assets acquired by these 14 private real estate funds.

Below is a list of some of the largest investors in the 14 private real estate funds. All are among the 20 largest investors (based on dollar amount invested) in these funds.

• BASF Corporation Pension Master Trust	• International Bank for Reconstruction & Development — Staff Retirement Plan	• State of Wisconsin Investment Board

• Blue Cross and Blue Shield Association National Retirement Trust	• International Monetary Fund Staff Retirement Plan	• The Rockefeller Foundation

• Deseret Mutual Employee Pension Plan Trust	• Kodak Retirement Income Plan	• U.S. Steel Retirement Plan Trust

• DRM Associates	• Omaha School Employees’ Retirement System	• UMWA Health & Retirement Funds 1974 Pension Trust

• Howard Hughes Medical Institute	• Pew Memorial Trust	• Virginia Retirement System

• IBM Retirement Trust	• Public Employees’ Retirement Association of Colorado

• Illinois State Board of Investment	• School Employees’ Retirement Board of Ohio

In addition to their experience with the 14 funds described above, investment advisors affiliated with Messrs. Bren and Schreiber have also been engaged by four institutional investors to recommend real estate acquisitions and manage some of their investments. The two largest of these investors (based on dollar amount invested) are the State Treasurer of the State of Michigan and the Teachers’ Retirement System of the State of Illinois. The investment proceeds of these investors were not commingled. The investments were made pursuant to management agreements or partnership agreements that permitted the institutional investors to reject acquisitions recommended by the investment advisor. Because the investors were not as passive as those in the 14 funds described above or as those who invest in this offering, we have not described the performance of the real estate assets acquired or managed for these four investors. The amounts paid for the assets acquired and/or managed pursuant to these arrangements and for subsequent capital expenditures totaled over $3.9 billion. On behalf of these institutional investors, investment advisors affiliated with Messrs. Bren and Schreiber have sold 187 real estate assets.

You should note that we believe that the institutional investors named above and that invested in private KBS-sponsored funds or that have been advised by KBS affiliates are more likely to invest in offerings that can be conducted with lower offering expenses than those found in a public offering, such as this one, in which the securities are sold by participating broker-dealers on a best-efforts basis. If institutional investors do participate in this offering, they would likely invest in amounts entitling them to volume discounts such that their returns, if any, would likely be greater than those who purchase shares in this offering at $10 per share.

None of the institutional investors named above have endorsed this offering. By including their names, we do not suggest that any of these investors approved of the services provided by any affiliate of our advisor. We included their names only for purposes of your evaluation of the experience and reputation of our sponsors and their team of real estate professionals.

On January 27, 2006, our four sponsors launched the initial public offering of KBS REIT I. As of December 31, 2008, KBS REIT I had accepted aggregate gross offering proceeds of approximately $1.8 billion, including $71.3 million pursuant to its dividend reinvestment plan. KBS REIT I ceased offering shares in its primary initial public offering on May 30, 2008. As of December 31, 2008, KBS REIT I owned 64 real estate properties, one master lease, 21 real estate loans receivable, and two investments in securities directly or indirectly backed by commercial mortgage-backed securities. KBS REIT I is externally advised by KBS Capital Advisors.

Our sponsors are also sponsoring another public real estate investment trust, KBS Strategic Opportunity REIT. As of the date of this prospectus, KBS Strategic Opportunity REIT is in registration with the SEC.

See “Management — Executive Officers and Directors” for more information regarding the background and experience of our sponsors.

Dealer Manager

We have retained KBS Capital Markets Group LLC, an affiliate of our advisor, to conduct this offering. KBS Capital Markets Group has a limited operating history. KBS Capital Markets Group provides wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell shares at the retail level. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group served as dealer manager for KBS REIT I’s initial public offering, which is the only other offering conducted by KBS Capital Markets Group. KBS Capital Markets Group continues to serve as the dealer manager for KBS REIT I’s dividend reinvestment plan offering and will serve as the dealer manager for KBS Strategic Opportunity REIT, another public, non-traded real estate investment trust sponsored by Messrs. Bren, Hall, McMillan and Schreiber. As of the date of this prospectus, KBS Strategic Opportunity REIT is in registration with the SEC.

Our four sponsors, who are also four of our executive officers, Messrs. Bren, Hall, McMillan and Schreiber, indirectly own a controlling interest in KBS Capital Markets Group. See “Management — Executive Officers and Directors” for a discussion of the background and experience of Messrs. Bren, Hall, McMillan and Schreiber.

Below is a brief description of the background and experience of the Chief Executive Officer of KBS Capital Markets Group:

Greg P. Brakovich was appointed Chief Executive Officer of KBS Capital Markets Group on March 8, 2006. Mr. Brakovich formed the dealer manager in 2004 and served as the sole manager until the dealer manager was acquired by the sponsors in October 2005. He has been an officer of this entity since its formation. He has been a leader in the distribution of financial service products for over 27 years and has helped build a number of the most successful distribution franchises in the marketplace today. From 2000 to 2002, Mr. Brakovich served as Co-CEO of MetLife Investors Group where he headed an effort to create a brand presence for the MetLife enterprise that could be promoted in the broker-dealer community. He also served successfully as Co-CEO of Equitable Distributors, a subsidiary of the AXA Group, from 1996 to 2000. While working at Fidelity Investments and Bankers Trust Co. of New York between 1990 and 1996, Mr. Brakovich was responsible for developing load distribution strategies for each of those firm’s mutual fund product areas that were built for the financial intermediary marketplace.

Management Decisions

The primary responsibility for the management decisions of KBS Capital Advisors and its affiliates, including the selection of real estate properties and real estate-related investments to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, resides in Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. Our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments. The conflicts committee has approved an investment grade securities purchase program pursuant to which the conflicts committee authorized an investment committee of our advisor to approve and settle acquisitions of investment grade securities (rated AAA to A) up to an aggregate amount of $50 million.

MANAGEMENT COMPENSATION

Although we have executive officers who manage our operations, we have no paid employees. Our advisor, KBS Capital Advisors, and the real estate professionals at our advisor manage our day-to-day affairs and our portfolio of real estate properties and real estate-related investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we pay to KBS Capital Advisors and its affiliates, including amounts to reimburse their costs in providing services, and amounts that we pay to our independent directors. Selling commissions and dealer manager fees may vary for different categories of purchasers as described under “Plan of Distribution.” This table assumes that we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers) and assumes a $9.50 price for each share sold through our dividend reinvestment plan. No selling commissions or dealer manager fees are payable on shares sold through our dividend reinvestment plan.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

	Organization and Offering Stage

Selling Commissions – KBS Capital Markets Group (2)	Up to 6.0% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers, except no selling commissions are payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group, our dealer manager, reallows 100% of commissions earned to participating broker-dealers.	$120,000,000

Dealer Manager Fee – KBS Capital Markets Group (2)	Up to 3.5% of gross offering proceeds, except no dealer manager fee is payable on shares sold under the dividend reinvestment plan. KBS Capital Markets Group may reallow to any participating broker-dealer up to 1.0% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee and in special cases the dealer manager may increase the reallowance. See “Plan of Distribution.”	$70,000,000

Other Organization and Offering Expenses – KBS Capital Advisors and KBS Capital Markets Group (3)	KBS Capital Advisors and its affiliates have paid certain organization and offering expenses on our behalf. We have also directly incurred some organization and offering expenses. We reimburse our advisor and its affiliates for the expenses they pay and will reimburse KBS Capital Advisors and its affiliates for future organization and offering costs they may incur on our behalf but only to the extent that the reimbursement would not cause the selling commissions, the dealer manager fee and the other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds as of the date of the reimbursement. If we raise the maximum offering amount in the primary offering and under the dividend reinvestment plan, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be $24,568,050 or 0.89% of gross offering proceeds. These organization and offering expenses include all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing,	$24,586,050

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

mailing and filing fees, charges of our escrow holder and transfer agent, charges of our advisor for administrative services related to the issuance of shares in the offering, reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of our advisor for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers and, in special cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

Acquisition and Development Stage

Acquisition Fees – KBS Capital Advisors (4)	0.75% of the cost of investments acquired by us, including any acquisition expenses and any debt attributable to such investments. This fee relates to services provided in connection with the selection and purchase of real estate investments. With respect to investments in and originations of loans, we pay an origination fee to the advisor or its subsidiary in lieu of an acquisition fee.	$9,250,086 (maximum offering and no debt)/ $26,428,817 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Origination Fees – KBS Capital Advisors or its wholly owned subsidiary (4)	1.0% of the amount funded by us to acquire or originate mortgage, mezzanine, bridge or other loans, including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans. This fee relates to services provided to us in connection with sourcing and structuring our investments in and originations of loans.	$5,285,763 (maximum offering and no debt)/ $15,102,181 (maximum offering and target leverage of 65% of the cost of our real estate investments)

Operational Stage

Asset Management Fee – KBS Capital Advisors (5)	Monthly fee equal to one-twelfth of 0.75% of the sum of the cost of all real estate investments made and of our investments in joint ventures, including acquisition fees, origination fees, acquisition and origination expenses and any debt attributable to such investments.	The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

Other Operating Expenses – KBS Capital Advisors (5)	We reimburse the expenses incurred by KBS Capital Advisors in connection with its provision of services to us, including our allocable share of the advisor’s overhead, such as rent, employee costs, utilities and IT costs. Though our advisor may seek reimbursement for employee costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse the advisor or its affiliates for employee costs in connection with services for which KBS Capital Advisors receives acquisition, origination or disposition fees or for the salaries and benefits our advisor or its affiliates may pay to our executive officers.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Independent Director Compensation	We pay each of our independent directors an annual retainer of $40,000. We also pay our independent directors for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.	Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends; we cannot determine these amounts at the present time.

Operational and Liquidation/Listing Stage

Subordinated Participation in Net Cash Flows – KBS Capital Advisors (6)	After investors in our offering have received a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return, KBS Capital Advisors is entitled to receive 15.0% of our net cash flows, whether from continuing operations, net sale proceeds or otherwise. The 8.0% per year cumulative, noncompounded return is calculated based on the amount of capital invested in the offering. In making this calculation, an investor’s net capital contribution is reduced to the extent distributions in excess of a cumulative, noncompounded, annual return of 8.0% are paid (from whatever source), except to the extent such distributions would be required to supplement prior distributions paid in order to achieve a cumulative, noncompounded, annual return of 8.0%. This fee is payable only if we are not listed on an exchange.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering (1)

Liquidation/Listing Stage

Disposition Fees – KBS Capital Advisors or its affiliates (7)	For substantial assistance in connection with the sale of properties or other investments, we will pay KBS Capital Advisors or its affiliates 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees paid to KBS Capital Advisors, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of a property includes the advisor’s preparation of an investment package for the property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the advisor in connection with a sale. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, the charter would require that our conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Subordinated Incentive Listing Fee – KBS Capital Advisors (6)(8)	Upon listing our common stock on a national securities exchange, a fee equal to 15.0% of the amount by which (i) the market value of our outstanding stock plus distributions paid by us prior to listing exceeds (ii) the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% per year cumulative, noncompounded return to investors.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

(1)  The estimated maximum dollar amounts are based on the sale of the maximum of 280,000,000 shares to the public, including 80,000,000 shares through our dividend reinvestment plan.

(2)  All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers. A reduced dealer manager fee is payable with respect to certain volume discount sales. See “Plan of Distribution.”

(3)  After the termination of the primary offering, KBS Capital Advisors has agreed to reimburse us to the extent total organization and offering expenses borne by us exceed 15% of the gross proceeds raised in the primary offering. KBS Capital Advisors will do the same after termination of the offering pursuant to our dividend reinvestment plan.

(4)  Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment and loan origination fees are a percentage of the amount funded by us to acquire or originate a loan, these fees will be greater to the extent we fund acquisitions and originations through (i) the incurrence of debt (which we expect to represent between 50% and 65% of the purchase price of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our dividend reinvestment plan.

     For purposes of this table, we have assumed 70% of our investments will be core properties to which acquisition fees apply and 30% of our investments will be loans to which origination fees apply.

     In addition to acquisition and origination fees, we reimburse KBS Capital Advisors for amounts it pays in connection with the selection, acquisition or development of a property or acquisition or origination of a loan, whether or not we ultimately acquire the property or originate the loan. Under our charter, a majority of the independent directors would have to approve any increase in the acquisition fees or origination fees payable to our advisor. Our charter also limits our ability to make or purchase property or other investments if the total of all acquisition or origination fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced.

(5)  Commencing with the fiscal quarter ending September 30, 2009, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

(6)  To the extent this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described in note 5 above. Furthermore, upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a similar fee if KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale of one or more assets, and the fee is payable solely from the proceeds from the sale of an asset and future asset sales. See “Management – The Advisory Agreement.”

     Our charter requires that any gain from the sale of assets that we may pay KBS Capital Advisors be reasonable. Under our charter, an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, noncompounded return. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

     An investor’s net capital contribution is calculated by multiplying the issue price of the shares by the total number of shares purchased by the investor.

     KBS Capital Advisors cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that KBS Capital Advisors receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(7)  Although we are most likely to pay disposition fees to KBS Capital Advisors or an affiliate in the event of our liquidation, these fees may also be incurred during our operational stage. Under our charter, a majority of the independent directors would have to approve any increase in the disposition fees payable to our advisor and its affiliates above 1% of the contract sales price. Our charter also limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price.

     To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 5 above.

(8)  The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange. In the event the subordinated incentive listing fee is earned by KBS Capital Advisors as a result of the listing of the shares, any previous payments of the subordinated participation in net cash flows will offset the amounts due pursuant to the subordinated incentive listing fee, and we will not be required to pay KBS Capital Advisors any further subordinated participation in net cash flows. The subordinated incentive listing fee will count against the limit on “total operating expenses” described in note 5 above.

     Due to the public market’s preference for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor. Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other incentive compensation. We cannot predict whether, and on what terms, an internalization transaction would occur in the future. If we internalize the advisor before listing the subordinated incentive listing fee would not be payable; however, when negotiating the purchase price of the advisor or an affiliate of the advisor pursuant to an internalization transaction, the amount of any foregone incentive fee would likely be a consideration. Our charter would require that the conflicts committee conclude, by a majority vote, that an internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

	Number of Shares	Percent of
Name of Beneficial Owner (1)	Beneficially Owned (2)	All Shares
KBS Capital Advisors LLC	20,000	100.0%
Peter M. Bren, President	20,000	100.0
Keith D. Hall, Executive Vice President	20,000	100.0
Peter McMillan III, Executive Vice President, Treasurer, Secretary and Director	20,000	100.0
Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and Director	20,000	100.0
David E. Snyder, Chief Financial Officer	-	-
Stacie K. Yamane, Chief Accounting Officer	-	-
Hank Adler, Independent Director	-	-
Barbara R. Cambon, Independent Director	-	-
Stuart A. Gabriel, Ph.D., Independent Director	-	-
All directors and executive officers as a group	20,000	100.0%

(1)	The address of each beneficial owner listed is 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660.

(2)	KBS Capital Advisors is indirectly owned and controlled by Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, KBS Capital Advisors, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other KBS Real Estate Programs

General

All of our executive officers, some of our directors and other key real estate professionals at our advisor are also officers, directors, managers, key professionals and/or holders of a direct or indirect controlling interest in our advisor, our dealer manager and other KBS investment advisors that are the sponsors of other real estate programs as well as executive officers, directors and/or key professionals of KBS REIT I and KBS Strategic Opportunity REIT, which are also public, non-traded REITs advised by KBS Capital Advisors. Through affiliates of our advisor, key real estate professionals at our advisor also serve as investment advisors to institutional investors in real estate properties and real estate-related assets. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our advisor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties and real estate-related investments that may be suitable for us.

Since 1992, investment advisors affiliated with Peter M. Bren and Charles J. Schreiber, Jr. have sponsored 14 privately offered real estate programs. Ten of these programs are still operating. Our sponsors, Messrs. Bren, Hall, McMillan and Schreiber, are also the sponsors of KBS REIT I and KBS Strategic Opportunity REIT. All of these programs have investment objectives that are similar to ours. Conflicts of interest may arise between us and the programs that have not yet been liquidated, between us and future programs and between us and the investors for which a KBS entity serves as an investment advisor.

Allocation of Investment Opportunities

We rely on our sponsors, Peter M. Bren, Keith D. Hall, Peter McMillan III and Chares J. Schreiber, Jr, and the real estate professionals of our advisor to identify suitable investments. KBS REIT I and KBS Strategic Opportunity REIT are also advised by KBS Capital Advisors and rely on many of these same key real estate professionals. Messrs. Bren and Schreiber and other real estate professionals at KBS Capital Advisors are also the key real estate professionals at KBS Realty Advisors and its affiliates, the advisors to the private KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As such, KBS Strategic Opportunity REIT and the one private KBS-sponsored program that is raising funds for investment as of the date of this prospectus rely on many of the same real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other KBS programs and investors. When these real estate professionals direct an investment opportunity to any KBS-sponsored program or KBS-advised investor, they, in their sole discretion, will offer the opportunity to the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. As a result, these KBS real estate professionals could direct attractive investment opportunities to other entities or investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. See “— Certain Conflict Resolution Measures.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other KBS programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another KBS program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another KBS program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest may also exist at such time as we or KBS Capital Advisors seek to employ developers, contractors, building managers or other third parties. Our advisor and the advisors of other KBS programs and affiliated entities will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other KBS programs and affiliated entities will also seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, KBS Capital Advisors and the advisors of other KBS programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

We rely on KBS Capital Advisors and the key real estate professionals our advisor has assembled, including Messrs. Bren, Hall, McMillan and Schreiber, for the day-to-day operation of our business. Messrs. Bren, Hall, McMillan and Schreiber are executive officers of KBS REIT I. Messrs. Hall and McMillan are executive officers of KBS Strategic Opportunity REIT, and Messrs. Bren and Schreiber are the executive officers of KBS Realty Advisors and its affiliates, the advisors of the other KBS-sponsored programs and the investment advisors to institutional investors in real estate and real estate-related assets. As a result of their interests in other KBS programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, Messrs. Bren, Hall, McMillan and Schreiber face conflicts of interest in allocating their time among us, KBS Capital Advisors and other KBS-sponsored programs and other business activities in which they are involved. In addition, KBS Capital Advisors and KBS Realty Advisors and its affiliates share many of the same key real estate professionals. However, our sponsors believe that KBS Capital Advisors and KBS Realty Advisors and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the KBS programs and other business in which they are involved.

Receipt of Fees and Other Compensation by KBS Capital Advisors and its Affiliates

KBS Capital Advisors and its affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of KBS Capital Advisors, some of whom also serve as our executive officers and directors and the key real estate professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•

public offerings of equity by us, which entitle KBS Capital Markets Group to dealer-manager fees and will likely entitle KBS Capital Advisors to increased acquisition, origination and asset-management fees;

•	sales of properties and other investments, which entitle KBS Capital Advisors to disposition fees and possible subordinated incentive fees;

•

acquisitions of properties and other investments, which entitle KBS Capital Advisors to acquisition or origination fees and asset management fees and, in the case of acquisitions of investments from other

KBS-sponsored programs, might entitle affiliates of KBS Capital Advisors to disposition fees and possible subordinated incentive fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments and to originate loans, which borrowings will increase the acquisition, origination and asset-management fees payable to KBS Capital Advisors;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle KBS Capital Advisors to a subordinated incentive listing fee;

•

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for real estate professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates; and

•	whether and when we seek to sell the company or its assets, which sale could entitle KBS Capital Advisors to a subordinated incentive fee.

Our Board’s Loyalties to KBS REIT I, KBS Strategic Opportunity REIT and Possibly to Future KBS-sponsored Programs

All of our directors are also directors of KBS REIT I and one of our directors is also a director of KBS Strategic Opportunity REIT. The loyalties of our directors serving on the board of KBS REIT I, KBS Strategic Opportunity REIT or possibly on the board of future KBS-sponsored programs may influence the judgment of our board when considering issues for us that also may affect other KBS-sponsored programs, such as the following:

•

The conflicts committee of our board of directors must evaluate the performance of KBS Capital Advisors with respect to whether KBS Capital Advisors is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to another KBS-sponsored program or if our advisor is giving preferential treatment to another KBS-sponsored program in this regard, our conflicts committee may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

•

We could enter into transactions with other KBS-sponsored programs, such as property sales, acquisitions or financing arrangements. Decisions of the board or the conflicts committee regarding the terms of those transactions may be influenced by the board’s or committee’s loyalties to such other KBS-sponsored programs.

•

A decision of the board or the conflicts committee regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other KBS-sponsored programs.

•	A decision of the board or the conflicts committee regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other KBS-sponsored programs.

Because our independent directors are also independent directors of KBS REIT I, they receive compensation for service on the board of KBS REIT I. Like us, KBS REIT I pays each independent director an annual retainer of $40,000 as well as compensation for attending meetings as follows: (i) $2,500 for each board meeting attended, (ii) $2,500 for each committee meeting attended (except that the committee chairman is paid $3,000 for each meeting attended), (iii) $2,000 for each teleconference board meeting attended, and (iv) $2,000 for each teleconference committee meeting attended (except that the committee chairman is paid $3,000 for each teleconference committee meeting attended). In addition, KBS REIT I reimburses directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

For the year ended December 31, 2008, the independent directors of KBS REIT I earned compensation as follows:

Independent Director	Compensation Earned in 2008(1)	Compensation Paid in 2008(1)
Hank Adler	$93,246 (2)	$103,581
Barbara Cambon	$97,746 (3)	$105,081
Stuart A. Gabriel, Ph.D	$78,746 (4)	$ 88,081

(1) Compensation Paid in 2008 includes meeting fees earned during 2007 but paid or reimbursed in 2008 as follows: Mr. Adler $20,668; Ms. Cambon $20,668; and Mr. Gabriel $15,668. Note that independent director compensation was increased effective October 1, 2008 to the amounts set forth the paragraph above.

(2) This amount includes (i) fees earned for attendance at 11 board meetings, 15 conflicts committee meetings and seven audit committee meetings, (ii) the annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(3) This amount includes (i) fees earned for attendance at 10 board meetings, 14 conflicts committee meetings and six audit committee meetings, (ii) the annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

(4) This amount includes (i) fees earned for attendance at 10 board meetings, 14 conflicts committee meetings and seven audit committee meetings, (ii) the annual retainer and (iii) costs reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

All of our executive officers, some of our directors and the key real estate professionals at our advisor are also officers, directors, managers, key professionals and/ or holders of a direct or indirect controlling interest in or for:

•	KBS Capital Advisors, our advisor;

•	KBS Capital Markets Group, our dealer manager; and

•	other KBS-sponsored programs (see the “Prior Performance Summary” section of this prospectus).

Through KBS-affiliated entities, these persons also serve as the investment advisors to institutional investors in real estate properties and real estate-related assets. As a result, they owe fiduciary duties to each of these programs, their stockholders, members and limited partners and the institutional investors advised by KBS-affiliated entities. These fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us.

Affiliated Dealer Manager

Since KBS Capital Markets Group, our dealer manager, is an affiliate of KBS Capital Advisors, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to ameliorate the risks created by conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of KBS Capital Advisors or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another KBS-sponsored program will not, by itself, preclude independent-director status. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with KBS Capital Advisors and its affiliates, including the advisory agreement and the dealer-manager agreement;

•	public offerings of securities;

•	sales of properties and other investments;

•	investments in properties and other assets;

•	originations of loans;

•	borrowings;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with KBS Capital Advisors at a substantial price; and

•	whether and when we seek to sell the company or its assets.

Our board of directors, or a majority of the conflicts committee that constitutes a majority of our board of directors, approves all proposed investments. The conflicts committee has approved an investment grade securities purchase program pursuant to which the conflicts committee authorized an investment committee of our advisor to approve and settle acquisitions of investment grade securities (rated AAA to A) up to an aggregate amount of $50 million.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee evaluates at least annually whether the compensation that we contract to pay to KBS Capital Advisors and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee supervises the performance of KBS Capital Advisors and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•

the amount of the fees and any other compensation, including stock-based compensation, paid to KBS Capital Advisors and its affiliates in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of KBS Capital Advisors in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by KBS Capital Advisors and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by KBS Capital Advisors and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by KBS Capital Advisors and its affiliates for their own account and for their other clients.

Under our charter, we can only pay KBS Capital Advisors a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset and the commission does not exceed 3% of the sales price of the property or other asset. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 1% fee. Any increase in this fee would require the approval of a majority of the members of our conflicts committee. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude, by a majority vote, that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative. Our advisory agreement sets a higher threshold for the payment of a subordinated incentive fee than that required by our charter. Under the advisory agreement, an incentive fee may be paid only if the stockholders first enjoy an 8% per year cumulative, noncompounded return. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of the members of the conflicts committee. The subordinated incentive fee payable under the advisory agreement is a subordinated participation in net cash flows, whether from continuing operations, net sale proceeds or otherwise; however, to the extent that this incentive fee is derived from cash flows other than net sales proceeds, the incentive fee will count against the limit on “total operating expenses” described below.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that the conflicts committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if the conflicts committee approves (by majority vote) the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 0.75% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Similarly, the advisory agreement limits the origination fee to 1.0% of the amount funded by us to acquire or originate loans (including any expenses related to such investment and any debt we use to fund the acquisition or origination of the loan). Any increase in the acquisition fee or origination fee stipulated in the advisory agreement would require the approval of a majority of the members of the conflicts committee.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with KBS Capital Advisors without cause or penalty on 60 days’ written notice. In such event, KBS Capital Advisors must cooperate with us and our directors in making an orderly transition of the advisory function.

Upon termination of the advisory agreement, KBS Capital Advisors may be entitled to a termination fee if (based upon an independent appraised value of the portfolio) KBS Capital Advisors would have been entitled to a subordinated participation in net cash flows had the portfolio been liquidated on the termination date. The termination fee would be payable in the form of a promissory note that becomes due only upon the sale, exchange or other disposition of one or more assets. The fee is payable solely from the proceeds from the sale, exchange or other disposition of an asset and future asset sales, exchanges or dispositions, and all of such proceeds must be used to repay the promissory note until it is fully repaid. The amount of the termination fee would be 15% of the amount by which (i) the hypothetical liquidation proceeds exceed (ii) the amount necessary to provide investors with a return of their net capital contributions and an 8.0% per year cumulative, noncompounded return through the termination date; however, the agreement does not require that the investors actually have received such return prior to issuance of the promissory note or payments under it. The amount due under the promissory note would not be adjusted upwards or downwards to reflect any difference in the appraised value of our portfolio at termination and the amount ultimately realized by us.

Our Acquisitions. We will not purchase or lease properties in which KBS Capital Advisors, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the conflicts committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with KBS Capital Advisors, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of KBS Capital Advisors, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the conflicts committee must conclude that all other transactions between us and KBS Capital Advisors, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Commencing with the fiscal quarter ending September 30, 2009, KBS Capital Advisors must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to KBS Capital Advisors, our directors, the sponsors or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than KBS Capital Advisors, our directors, the sponsors and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to KBS Capital Advisors, our directors, the sponsors or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our capital stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to KBS Capital Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Loans. We will not make any loans to KBS Capital Advisors or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or KBS Capital Advisors or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•

the aggregate amount of advisory fees and the aggregate amount of other fees paid to KBS Capital Advisors and any affiliates of KBS Capital Advisors by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•

a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Before becoming a stockholder, KBS Capital Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other KBS-sponsored programs, as well as for the institutional investors for whom KBS Realty Advisors and its affiliates serve as investment advisors. KBS Capital Advisors, our advisor and the advisor to KBS REIT I and KBS Strategic Opportunity REIT, and KBS Realty Advisors and its affiliates share many of the same key real estate professionals. When these KBS real estate professionals direct an investment opportunity to any KBS-sponsored program or one of the institutional investors, they, in their sole discretion, will have to determine the program or investor for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or investor. Our advisory agreement with KBS Capital Advisors requires that this determination be made in a manner that is fair without favoring any other KBS-sponsored program or investor. The factors that the KBS real estate professionals will consider when determining the KBS-sponsored program or investor for which an investment opportunity would be the most suitable are the following:

•	the investment objectives and criteria of each program or investor;

•	the cash requirements of each program or investor;

•

the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program or investor relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program or investor;

•	the size of the investment; and

•	the amount of funds available to each program or investor and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the KBS real estate professionals, to be more appropriate for another KBS program or investor, they may offer the investment to another KBS program or investor.

Our advisory agreement with KBS Capital Advisors requires that KBS Capital Advisors inform the conflicts committee each quarter of the investments that have been purchased by other KBS programs and investors for whom KBS Capital Advisors, KBS Realty Advisors or one of their affiliates serves as an investment advisor so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. KBS Capital Advisors’ success in generating investment opportunities for us and the fair allocation of opportunities among KBS programs and investors are important factors in the conflicts committee’s determination to continue or renew our arrangements with KBS Capital Advisors and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other KBS-sponsored programs and investors. For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest in and manage a diverse portfolio of real estate properties and real estate-related assets, including the acquisition of commercial properties and investment in and origination of real estate-related investments such as mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We may make our investments through the acquisition of individual assets and loan originations or by acquiring portfolios of assets, other REITs or real estate companies. We plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of income-producing assets that provide attractive and stable returns to our investors. We expect our real property investments to be located in large metropolitan areas in the United States. Our primary investment objectives are:

•	to provide you with attractive and stable cash distributions; and

•	to preserve and return your capital contribution.

We will also seek to realize growth in the value of our investments by timing asset sales to maximize their value.

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we acquire or upon maturity or payoff of our debt investments. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your shares.

We may seek to list our shares of common stock if our independent directors believe listing would be in the best interests of our stockholders. If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we either:

•	seek stockholder approval of the liquidation of the company; or

•	if a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders, postpone the decision of whether to liquidate the company.

If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our shares upon the initial listing, the board may still opt to list our shares of common stock in keeping with its obligations under Maryland law. The board would also likely consider whether there was a large pent-up demand to sell our shares when making decisions regarding listing or liquidation. The degree of participation in our dividend reinvestment plan and the number of requests for redemptions under the share redemption program at this time could be an indicator of stockholder demand to liquidate their investment.

Our board may revise our investment policies, which we describe in more detail below, without the approval of our stockholders. Our conflicts committee reviews our investment policies at least annually to determine whether our policies are in the best interests of our stockholders. Our charter requires that the conflicts committee include the basis for its determination in its minutes and in an annual report delivered to our stockholders.

Acquisition and Investment Policies

Primary Investment Focus

We intend to focus our investment activities on, and use the proceeds of this offering principally for, investment in and management of a diverse portfolio of real estate properties and real estate-related assets. We plan to diversify our portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate properties and real estate-related assets that provide attractive and stable returns to our investors. We intend to allocate between 60% and 70% of our portfolio to investments in core properties, which are generally existing properties with at least 80% occupancy and minimal near-term rollover, and allocate between 30% and 40% of our portfolio to other real estate-related investments. These real estate-related assets may include mortgage, mezzanine, bridge and other loans; debt securities such as mortgage-backed securities and debt securities issued by other real estate companies; equity securities of real estate companies; and certain types of illiquid securities. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Although this is our target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. We believe that we are most likely to meet our investment objectives through the careful selection and underwriting of assets. When making an acquisition, we focus on the performance and risk characteristics of that investment, how that investment will fit with our portfolio-level performance objectives, the other assets in our portfolio and how the returns and risks of that investment compare to the returns and risks of available investment alternatives. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio may consist of a greater percentage of real estate-related investments.

Investments in Real Properties

We expect to invest in core properties, which are generally lower risk, existing properties with at least 80% occupancy and minimal near-term lease rollover. The types of properties that we may invest in include office, industrial, and retail properties located throughout the United States. Although we may invest in any of these types of properties, the primary property types in which we intend to invest are as follows (in no order of priority):

•

office properties — including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation;

•	industrial properties — including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We may also invest in or acquire operating companies or other entities that own and operate assets that meet our investment objectives. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities (including non-affiliated entities) in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Our advisor intends to diversify our real estate property investments by geographic region and investment size. Though we are not limited as to the specific geographic areas where we may conduct our operations, we expect to purchase properties in large metropolitan areas located in the United States. We will focus on markets where KBS affiliates have an established market presence, market knowledge and access to potential investments, as well as an ability to direct property management and leasing operations efficiently. We will review and change our target markets periodically in response to changing market opportunities and to maintain a diverse portfolio. Our initial target markets are:

Western Region	Central Region	Eastern Region
Denver Los Angeles/ Orange County Phoenix Riverside/ San Bernardino Sacramento San Diego San Francisco Bay Area Seattle	Austin Chicago Dallas Houston Minneapolis	Atlanta Boston Greater New York Area Greater Philadelphia Area Northern New Jersey Northern Virginia Washington, D.C.

Economic and real estate market conditions vary widely both region to region and among different property types within each region and submarket, and we intend to spread our investments both across these regions and among the submarkets within these regions.

We also intend to diversify by investment size. We expect that our real property investments will typically range in size from $10 million to $100 million; however, we may make investments outside of this range. For example, we may make investments for less than $10 million if the acquired property will complement our existing portfolio. Further, we may invest more than $100 million in a single property if we believe that property will help us meet our investment objectives. We do not expect that we will invest more than $300 million in any single property.

We generally intend to hold our core properties for four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. However, economic and market conditions may influence us to hold our investments for different periods of time.

Conditions to Closing Real Property Investments. Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will obtain an environmental site assessment for each proposed acquisition (which at a minimum includes a Phase I assessment). We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property. All of our property acquisitions will also be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We will also generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents include, where available:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to KBS Capital Advisors;

•	title insurance policies; and

•	financial statements covering recent operations of properties having operating histories.

Tenant Improvements. We anticipate that tenant improvements required at the time of our acquisition of a property will be funded from our offering proceeds. However, at such time as a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Terms of Leases. We expect that the vast majority of the leases we enter will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our leases that increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter with respect to the properties we acquire may vary substantially from those described. To the extent material to a decision to purchase shares in this offering, we will describe the terms of leases on properties we acquire by means of a supplement to this prospectus.

Tenant Creditworthiness. We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. Third-party brokers will handle the lease-up of our properties with the supervision, support and assistance of the KBS Capital Advisors asset manager that is responsible for managing the lease-up and operation of the property through its sale.

Investments in and Originating Loans

We also expect to make substantial investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We intend to structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor or a wholly owned subsidiary of our advisor will source our debt investments. We will pay our advisor or its subsidiary origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment.

We may sell some of the loans (or portions of the loans after separating them into tranches) that we originate to third parties for a profit. We expect to hold other loans (or portions of loans) for investment and in some instances securitize these loans through a CDO structure (discussed below). Loans that we intend to securitize will be warehoused until we have originated a sufficient volume of suitable loans to conduct a securitization. When we have collected a sufficient volume of loans to conduct a securitization, we will transfer those loans to a special purpose entity, or securitization vehicle, that we own to structure an offering of collateralized debt obligations. In such a securitization, the special purpose entity would issue its own debt, which would be backed by the loans held by the entity. The debt issued by the special purpose entity would generally be rated by one or more rating agencies.

We will fund the loans we originate with proceeds from this offering and from other lenders, including proceeds from warehouse lines of credit.

Described below are some of the types of loans we may originate or acquire:

Mortgage Loans. We may originate or acquire mortgage loans structured to permit us (i) to retain the entire loan, (ii) to sell or securitize the lower yielding senior portions of the loan and retain the higher yielding subordinate investment (or vice-versa) or (iii) to contribute all or a portion of the loan to a CDO. We expect these loans to be secured by commercial properties and range in size from $5 million to $50 million, generally, with exceptions, such as high-quality loans with low loan-to-value ratios. We may also acquire seasoned mortgage loans in the secondary market secured by single assets as well as portfolios of performing and sub-performing loans that were originated by third-party lenders such as banks, life insurance companies and other owners.

Second Mortgages. We may invest in second mortgages, which are loans secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes. B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property, and the associated credit risk is concentrated in that single property. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. Our management believes that B-Notes are one of the safest subordinated debt instruments because B-Notes share a single mortgage with the A-Note and, as a result, its position survives an event of foreclosure. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans. The mezzanine loans we may originate or acquire will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans, such senior or junior position denoting the particular leverage strip that may apply.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as a percentage of gross revenues and a percentage of the increase in the fair market value of the property securing the loan, payable upon maturity, refinancing or sale of the property. Our mezzanine loans may also have prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These investments typically range in size from $10 to $50 million, have terms from two to ten years and bear interest at a rate of 275 to 800 basis points over the applicable interest rate index. Mezzanine loans may have maturities that match the maturity of the related mortgage loan but may have shorter terms. Mezzanine loans usually have loan-to-value ratios between 66% and 90%.

These types of investments generally involve a lower degree of risk than an equity investment in an entity that owns real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans. We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property. From the borrower’s perspective, shorter term bridge financing is advantageous because it allows time to improve the property value through repositioning without encumbering it with restrictive long-term debt. The terms of these loans generally do not exceed three years.

Convertible Mortgages. Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if our directors conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages. A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years.

Loans on Leasehold Interests. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of six months to 15 years. Leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Participations. Participation investments are investments in partial interests of loans of the type described above that are made and administered by third-party lenders.

Underwriting Loans. We will not make or invest in mortgage loans unless we obtain an appraisal concerning the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Department of Veterans Affairs or another third party.

In evaluating prospective investments in and originations of loans, our management and our advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the property by which it is secured;

•	the amount of existing debt on the property and the priority thereof relative to our prospective investment;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic location of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower; and

•	general economic conditions in the area where the property is located.

Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. One of the real estate professionals at our advisor or its subsidiary or their agent may inspect material properties during the loan approval process, if such an inspection is deemed necessary. Inspection of a property may be deemed necessary if that property is considered material to the transaction (such as a property representing a significant portion of the collateral underlying a pool of loans) or if there are unique circumstances related to such property such as recent capital improvements or possible functional obsolescence. We also may engage trusted third-party professionals to inspect properties on our behalf. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term. We do not expect to make or invest in loans with a maturity of more than ten years from the date of our investment and anticipate that most loans will have a term of five years. We may hold some of our investments in loans for four to seven years, though we expect to hold some for two to three years. As discussed above, some of the loans we make will be sold shortly after origination.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority believes that we have not complied in all material respects with applicable requirements.

As discussed above, once we have fully invested the proceeds of this offering, we expect between 30% and 40% of our portfolio to consist of real estate-related assets, including mortgage, mezzanine, bridge and other loans. Although this is our current target portfolio, we will not forego a good investment because it does not precisely fit our expected portfolio composition. Further, we may make adjustments to our target portfolio based on real estate market conditions. Our charter does not limit the amount of gross offering proceeds that we may apply to loan investments. Our charter also does not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and other factors considered important to meeting our investment objectives.

Investments in Real Estate-Related Debt Securities

In addition to investments in properties, loans and equity securities (discussed below), we may also invest in real estate-related debt securities such as mortgage-backed securities, collateralized debt obligations and debt securities issued by other real estate companies. While we may invest in any of these debt-related securities, we expect that the majority of these investments would be commercial mortgage-backed securities. A brief description of commercial mortgage-backed securities and collateralized debt obligations follows.

Commercial Mortgage-Backed Securities. Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, the real estate finance market and the parties directly involved in the transaction, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic location;

•	construction quality of the property;

•	the creditworthiness of the borrowers;

•	macroeconomic variables that affect the supply and demand for commercial real estate;

•	structural features of the transaction, such as subordination levels, advancing terms and other credit enhancements;

•	the originator of the loan and its motivation to sell it;

•	the underwriter and issuer of the transaction and their ability to trade and support it in the secondary markets; and

•	the servicers and trustees responsible for running and maintaining the transaction on a daily basis.

Collateralized Debt Obligations. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities, B-Notes, mezzanine loans, REIT debt and credit default swaps. Like typical securitization structures, in a collateralized debt obligation the assets are pledged to a trustee for the benefit of the holders of the bonds. We may invest in investment grade and non-investment grade CDO classes.

Ratings of Real Estate-Related Debt Securities. For mortgage-backed securities and CDOs, the securitization process is governed by one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment” grade. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade classes.

We evaluate the risk of investment grade and non-investment grade mortgage-backed securities and CDOs based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We utilize third party data providers to review loan level performance such as delinquencies and threats to credit performance. We also review monthly servicing reports of the master and special servicers as well as reports from rating agencies. We perform specific asset-level underwriting on all significant loans in the securities structure. We utilize sensitivity analysis and other statistical underwriting when evaluating the cash flows generated by a transaction. With respect to transactional structure, we assess the structure of a particular securities transaction as well as utilize third party data providers for a structural sensitivity analysis. After assessing loan-level data and structural data, we combine this information to forecast expected cash flows, probability of default and loss given a default.

Investments in Equity Securities

We may make equity investments in REITs and other real estate companies with investment objectives similar to ours. We may purchase the common or preferred stock of these entities or options to acquire their stock. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

We will make investments in other entities when we consider it more efficient to acquire an entity that already owns assets meeting our investment objectives than to acquire such assets directly. We may also participate with other entities in property ownership through joint ventures, limited liability companies, partnerships and other types of common ownership.

Other Possible Investments

Although we expect that most of our property acquisitions will be of the type described above, we may make other investments. We may invest in enhanced-return properties, which are higher-yield and higher-risk investments than core properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and built-to-suit properties. We may also acquire properties that are mixed-use properties, properties that are under development or construction, undeveloped land, options to purchase properties and other real estate-related assets. We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, during a stated period, the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments. Unless our charter is amended, we will not:

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities”

that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter–dealer quotation system), and provided further that this limitation does not apply to (i) real estate acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in mortgage-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title; or

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

We do not expect to invest in properties located outside of the United States or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the loans described above), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate properties and real estate-related assets.

Investment Decisions and Asset Management: The KBS Approach

Within our investment policies and objectives, our advisor, KBS Capital Advisors, has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our conflicts committee. Our conflicts committee reviews our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

KBS Capital Advisors believes that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, KBS Capital Advisors has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The KBS approach also includes active and aggressive management of each asset acquired. KBS Capital Advisors believes that active management is critical to creating value. Our advisor will also develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sale date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will then continually re-evaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

Messrs. Bren and Schreiber each average over 30 years of real estate experience, and each of our sponsors – Messrs. Bren, Hall, McMillan and Schreiber – have over 16 years of experience in real estate-related debt investments. Messrs. Bren, Hall, McMillan and Schreiber work together with their team of real estate professionals in the identification, acquisition and management of our investments. In addition, the key real estate professionals at our advisor include James Chiboucas, William Milligan, Kenneth L. McKay, Charles B. Lindwall, Lori A. Lewis and David E. Snyder, and each has over 15 years of real estate experience. Each of them has been through multiple real estate cycles in their careers. These seasoned professionals have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management.

In an effort to both find better investment opportunities and enhance the performance of those investments, KBS Capital Advisors utilizes a market-focused structure. KBS Capital Advisors has divided the country into three regions: the Eastern, Central and Western United States. Each region has a regional president who is responsible for executing our investment strategy and actively managing the asset managers in that region. Asset managers are typically responsible for investments in only a few markets, which allows them to have in-depth knowledge of each market for which they are responsible. This focus also allows the asset managers to establish networks of relationships with each market’s leasing and investment brokers and owners. We believe this regionally aligned organization that emphasizes local market knowledge provides better investment selection at acquisition, quicker lease-up of vacant space, better investment operating performance and more timely execution of a sale.

To execute KBS Capital Advisors’ disciplined investment approach, a team of our advisor’s real estate professionals takes responsibility for the business plan of each investment. The following practices summarize KBS Capital Advisors’ investment approach:

•

National Market Research – The investment team extensively researches the acquisition and underwriting of each transaction, utilizing both “real time” market data and the transactional knowledge and experience of KBS Capital Advisors’ network of professionals.

•

Underwriting Discipline – KBS Capital Advisors follows a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other KBS professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•

Risk Management – Risk management is a fundamental principle in our advisor’s construction of portfolios and in the management of each investment. Diversification of portfolios by investment type, investment size and investment risk is critical to controlling portfolio-level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. KBS Capital Advisors’ real estate professionals continuously review the operating performance of investments against projections and provides the oversight necessary to detect and resolve issues as they arise.

•

Asset Management – Prior to the purchase of an individual asset or portfolio, the asset managers work closely with the regional president and the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. KBS Capital Advisors reviews asset business strategies quarterly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. KBS Capital Advisors designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

Joint Venture Investments

We may enter into joint ventures, partnerships and other co-ownership arrangements or participations for the purpose of obtaining interests in real estate properties and other real estate investments. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio. In determining whether to invest in a particular joint venture, KBS Capital Advisors will evaluate the real estate properties and/or real estate-related assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

KBS Capital Advisors will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We will only enter into joint ventures with non-affiliated third parties. At such time during the term of this offering that KBS Capital Advisors believes that there is a reasonable probability that we will enter into a joint venture for the acquisition of a significant investment, we will supplement this prospectus to disclose the terms of such investment transaction. You should not rely upon such initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all of the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•

Our ability to manage and control the joint venture. — We will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit a joint venture. — We consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•

Our ability to control transfers of interests held by other partners to the venture. — We will consider requiring consent provisions, a right of first refusal and/or forced redemption rights in connection with transfers.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or assets or for originations of new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to refinance existing indebtedness; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some or all of our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

Once we have fully invested the proceeds of this offering, we expect our debt financing to be between 50% and 65% of the cost of our tangible assets (before deducting depreciation or other noncash reserves). There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings to 75% of the cost (before deducting depreciation or other noncash reserves) of our tangible assets; however, we may exceed that limit if the majority of the conflicts committee approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the conflicts committee of the justification for the excess borrowing. During the early stages of this offering, and to the extent financing in excess of our charter limit is available at attractive terms, the conflicts committee may approve debt in excess of this limit. From time to time, our debt financing may be below 50% of the cost of our tangible assets due to the lack of availability of debt financing. We did not exceed our charter limitation on borrowings during any quarter of 2008.

We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties we purchase, publicly and privately-placed debt instruments and/ or financings from institutional investors or other lenders. This indebtedness may be unsecured or secured by mortgages or other interests in our assets, or may be limited to the particular property to which the indebtedness relates.

We may finance the acquisition or origination of certain real estate-related investments with repurchase agreements and warehouse lines of credit. With repurchase agreements, we may borrow against the loans, mortgage-backed securities and other investments we own. Under these agreements, we may sell loans and other investments to a counterparty and agree to repurchase the same assets from the counterparty at a price equal to the original sales price plus an interest factor. Repurchase agreements economically resemble short-term, variable-rate financings and usually require the maintenance of specific loan-to-collateral value ratios. If the market value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan to collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. We may also rely on warehouse credit facilities for capital needed to fund our investments. These facilities are typically lines of credit from commercial and investment banks that we can draw from to fund our investments. Warehouse facilities are typically collateralized loans made to investors who invest in securities and loans and, in return for financing, pledge their securities and loans to the warehouse lender. Third-party custodians, usually banks, typically hold the securities and loans funded with the warehouse facility borrowings, including the securities, loans, notes, mortgages and other important loan documentation, for the benefit of the investor who is deemed to own the securities and loans and, if there is a default under the warehouse credit facility, for the benefit of the warehouse lender. Warehouse facilities, bank credit facilities and repurchase agreements generally include a recourse component, meaning that lenders retain a general claim against us as an entity. Further, such borrowings may also provide the lender with the ability to make margin calls and may limit the length of time which any given asset may be used as eligible collateral.

The form of our indebtedness may be long-term or short-term, fixed or floating rate or in the form of a revolving credit facility. KBS Capital Advisors will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of the conflicts committee approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor and our executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, industry and certain other types of concentrations. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future public offerings, (2) issue equity interests in private offerings, (3) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation or (4) issue shares of our common stock to sellers of assets we acquire in connection with an exchange of limited partnership interests of the Operating Partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

We intend to hold our properties for an extended period, typically four to seven years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. We may hold some of our investments in mortgage and mezzanine loans for four to seven years, though we expect to hold some of our loan investments for two to three years. Our advisor will develop a well-defined exit strategy for each investment we make. Specifically, our advisor will assign a sell date to each asset we acquire prior to its purchase as part of the original business plan for the asset. KBS Capital Advisors will continually perform a hold-sell analysis on each asset in order to determine the optimal time to sell the asset and generate a strong return for you. Periodic reviews of each asset will focus on the remaining available value enhancement opportunities for the asset and the demand for the asset in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

If we do not list our shares of common stock on a national securities exchange by March 31, 2018, our charter requires that we seek stockholder approval of the liquidation of the company, unless a majority of the conflicts committee determines that liquidation is not then in the best interests of our stockholders. If a majority of the conflicts committee does determine that liquidation is not then in the best interests of our stockholders, our charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to list or liquidate, and we could continue to operate as before. If we sought and obtained stockholder approval of our liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the federal income tax consequences to our stockholders. In making the decision to apply for listing of our shares, our directors will try to determine whether listing our shares or liquidating our assets will result in greater value for our stockholders. One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. See the discussion above under “Investment Objectives and Criteria — General.”

Charter-imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. These limitations cannot be changed unless our charter is amended, which requires approval of our stockholders. Unless our charter is amended, we will not:

•	borrow in excess of 75% of the aggregate cost (before deducting depreciation or other non-cash reserves) of tangible assets owned by us, unless approved by a majority of the conflicts committee;

•

invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•

make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•

make an investment in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced, provided that in the case of a property or loan, the investment may be made if a majority of the conflicts committee determines that the transaction is commercially competitive, fair and reasonable to us;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter–dealer quotation system), and provided further that this limitation does not apply to (i) real estate acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in mortgage-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•

issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•

issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. We intend to qualify for an exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, which means we must engage primarily in the business of buying mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our portfolio in “qualifying real estate assets” (that is, real estate, mortgage loans and CMBS that represent the entire ownership in a pool of mortgage loans and other qualifying interests in real estate) and at least another 25% of our portfolio in additional qualifying real estate assets or “real estate-related assets.” Participations in mortgage loans, mortgaged-backed securities, mezzanine loans, preferred equity investments, joint venture investments and the equity securities of other real estate companies may not constitute qualifying real estate assets, depending on the characteristics of the specific investments, including the rights that we have with respect to the underlying assets. Our ownership of these investments, therefore, may be limited by provisions of the Investment Company Act and SEC staff interpretations.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor, KBS Capital Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, KBS Capital Advisors will attempt to monitor the proportion of our portfolio that is placed in various investments.

PRIOR PERFORMANCE SUMMARY

In January 2006, our sponsors teamed to launch the initial public offering of their first public non-traded REIT, KBS Real Estate Investment Trust, Inc., which we refer to as KBS REIT I, and they are currently sponsoring the initial public offering of KBS Strategic Opportunity REIT, Inc., which as of the date of this prospectus is in registration with the SEC. We refer to KBS Strategic Opportunity REIT, Inc. as KBS Strategic Opportunity REIT in this prospectus. Our advisor, KBS Capital Advisors, is also the external advisor to KBS REIT I and KBS Strategic Opportunity REIT.

Since 1992, two of our sponsors, Peter M. Bren and Charles J. Schreiber, Jr., have partnered to acquire, manage, develop and sell high-quality U.S. commercial real estate assets as well as real estate-related investments on behalf of institutional investors. Since the formation of the first investment advisor affiliated with Messrs. Bren and Schreiber in 1992, investment advisors affiliated with Messrs. Bren and Schreiber have sponsored 14 private real estate funds that have raised over $2.0 billion of equity from institutional investors. Together, Messrs. Bren and Schreiber founded KBS Realty Advisors, LLC, a registered investment advisor with the SEC and a nationally recognized real estate investment advisor. We refer to the investment advisors affiliated with Messrs. Bren and Schreiber as KBS investment advisors.

Unless otherwise indicated, the information presented below represents the historical experience of KBS REIT I and the private real estate funds sponsored by KBS investment advisors as of the 10 years ending December 31, 2008. By purchasing shares in this offering, you will not acquire any ownership interest in any funds to which the information in this section relates and you should not assume that you will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this section were conducted through privately held entities that were subject neither to the up-front commissions, fees and expenses associated with this offering nor all of the laws and regulations that will apply to us as a publicly offered REIT. We have omitted from this discussion information regarding the prior performance of entities for which an institutional investor engaged a KBS investment advisor if the investor had the power to reject the real estate acquisitions proposed by the KBS investment advisor. Such entities are not considered “funds” or “programs” as those terms are used in this prospectus.

On April 9, 2009, we filed a Current Report on Form 8-K that provides additional information about the funds discussed in this section. The Form 8-K includes six tables that present information with respect to (i) the experience of our sponsors in raising and investing funds, (ii) the compensation paid by prior funds to the sponsor and its affiliates, (iii) the operating results of prior funds, (iv) sales or disposals of properties by prior funds, (v) results of completed funds and (vi) acquisitions of properties by prior funds. We will provide a copy of these tables to you upon written request and without charge.

KBS REIT I

On January 27, 2006, our sponsors launched the initial public offering of KBS REIT I, a publicly registered, non-traded REIT. Its initial public offering was for a maximum of 200,000,000 shares of common stock at a price of $10.00 per share, plus an additional 80,000,000 shares of common stock at $9.50 per share pursuant to its dividend reinvestment plan. As of December 31, 2008, KBS REIT I had accepted gross offering proceeds of $1.8 billion, including $71.3 million from shares issued pursuant to its dividend reinvestment plan, from approximately 42,553 investors. Of the amount raised pursuant to its dividend reinvestment plan, $15.4 million has been used to fund share redemptions pursuant to its share redemption program. KBS REIT I ceased offering shares in its primary public offering on May 30, 2008 and KBS REIT I continues to offer shares under its dividend reinvestment plan.

As of December 31, 2008, KBS REIT I owned 22 office buildings, one light industrial property, three corporate research properties, two distribution facilities, one industrial portfolio consisting of nine distribution and office/warehouse properties, one office/ flex portfolio consisting of four properties and an 80% membership interest in a joint venture that owns a portfolio of 23 institutional quality industrial properties and holds a master lease with a remaining term of 14.25 years with respect to another industrial property (by “institutional quality” we mean properties with certain features (tenancy, location, construction quality, management, functionality, etc.) and benefits that help distinguish them as desirable investments to relatively risk adverse high net worth entities). At December 31, 2008, the portfolio was approximately 93% leased. In addition, KBS REIT I owned seven mezzanine real estate loans, two B-notes, a partial ownership interest in three mezzanine real estate loans, a partial ownership interest in a senior mortgage loan, two loans representing senior subordinated debt of a private REIT and two first mortgage loans. KBS REIT I had also originated three secured loans and one mezzanine loan and holds two investments in securities directly or indirectly backed by commercial mortgage loans. KBS REIT I used the net proceeds from its initial public offering and debt financing to purchase or fund $3.1 billion of real estate and real estate-related investments as of December 31, 2008, including $34.5 million in acquisition fees and closing costs. As of December 31, 2008, KBS REIT I had used the net proceeds from its initial public offering for real estate properties and real estate-related assets in the amounts of $0.8 billion and $0.8 billion, respectively, and had debt financing on its real estate properties and real estate-related assets in the amounts of $1.2 billion and $0.3 billion, respectively.

KBS REIT I has investment objectives that are similar to ours. Like ours, its primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, it will seek to realize growth in the value of its investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets.

KBS REIT I has acquired and manages a diverse portfolio of real estate and real estate-related assets. It has diversified the portfolio by property type, geographic region, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide attractive and stable returns to its investors. In constructing its portfolio, KBS REIT I has targeted approximately 70% core investments, which are generally existing properties with at least 80% occupancy and minimal near-term lease rollover, and approximately 30% enhanced-return properties (which are higher-yield and higher-risk investments than core properties, such as properties with moderate vacancies or near-term lease rollovers, poorly managed and positioned properties, properties owned by distressed sellers and built-to-suit properties) and real estate-related investments, including mortgage loans, mezzanine debt, mortgage-backed securities and other similar structured finance investments. Though this is its target portfolio, KBS REIT I’s portfolio may vary from its expected composition to the extent that KBS Capital Advisors presents KBS REIT I with good investment opportunities that allow it to meet the REIT requirements under the Internal Revenue Code. As of December 31, 2008, as a percentage of its total investments, the purchase price of KBS REIT I’s real estate properties represented 65% of its portfolio and the purchase price of its real estate-related investments represented 35% of its portfolio.

As of December 31, 2008, as a percentage of amount invested (based on purchase price), KBS REIT I had invested in the following types of assets (including its investments through a consolidated joint venture): 36% in 22 office properties, 29% in 42 industrial properties and a master lease with a remaining term of 14.25 years in another industrial property, 25% in interests in 10 mezzanine loans, 5% in interests in seven mortgage loans, 2% in interests in two loans representing subordinated debt of a private REIT, 2% in two investments in securities directly or indirectly backed by commercial mortgage loans and 1% in interests in two B-notes. All of KBS REIT I’s real property investments have been made within the United States. Also as of December 31, 2008 and as a percentage of amount invested (based on purchase price), the geographic locations of KBS REIT I’s investments in real properties were as follows (including its investments through a consolidated joint venture): 41% in 26 properties and a master lease with a remaining term of 14.25 years in another property in the East; 30% in 22 properties in the South; 15% in nine properties in the West; and 14% in seven properties in the Midwest. All of the real properties purchased by the KBS REIT I had prior owners and operators.

For more detailed information regarding acquisitions by KBS REIT I as of December 31, 2008, see Table VI of the Prior Performance Tables contained in our Form 8-K filed with the SEC on April 9, 2009 and incorporated by reference into this prospectus.

KBS REIT I had not sold any properties or other investments as of December 31, 2008. KBS REIT I intends to hold its properties and other investments for an extended period, typically four to seven years for real properties. In November 2007, the borrowers of a mezzanine loan in which KBS REIT I held a $21 million interest paid off the loan in full, including a spread maintenance premium.

KBS REIT I’s primary offering was subject to the up-front commissions, fees and expenses associated with this offering and it has fee arrangements with KBS affiliates structured similar to ours. For more information regarding the fees paid to KBS affiliates by KBS REIT I and the operating results of KBS REIT I, see Tables II and III of the Prior Performance Tables contained in our Form 8-K filed with the SEC on April 9, 2009 and incorporated by reference into this prospectus.

The KBS REIT I prospectus disclosed that KBS REIT I may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, the independent directors have not made such a determination. If KBS REIT I does not list its shares of common stock on a national securities exchange by November 2012, its charter requires that KBS REIT I either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached November 2012, none of the actions described in (i) or (ii) above have occurred.

If a majority of its conflicts committee does determine that liquidation is not then in the best interests of KBS REIT I’s stockholders, its charter requires that the conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS REIT I sought and failed to obtain stockholder approval of its liquidation, the KBS REIT I charter would not require KBS REIT I to list or liquidate and would not require the conflicts committee to revisit the issue of liquidation, and KBS REIT I could continue to operate as before. If KBS REIT I sought and obtained stockholder approval of its liquidation, KBS REIT I would begin an orderly sale of its properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where its properties are located and the federal income tax consequences to the stockholders. In making the decision to apply for listing of its shares, KBS REIT I’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

The continued disruptions in the financial markets and deteriorating economic conditions have adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its 2008 year-end financial statements and recognized impairments related to a limited number of assets.

At each financial statement reporting date KBS REIT I marks its marketable real estate securities to market and determines if any decline in the market value of an individual security below its adjusted cost basis is other-than-temporary based upon (i) the length of time and the extent to which the fair value has been less than the adjusted cost basis, (ii) an analysis of the anticipated future cash flow from the underlying collateral, (iii) KBS REIT I’s ability and intent to retain the investment for a period of time sufficient to allow for the recovery in the fair value and (iv) other factors. During the year ended December 31, 2008, KBS REIT I recognized other-than-temporary impairments of marketable real estate securities totaling approximately $50.1 million related to its floating rate CMBS and fixed rate securities as discussed in more detail below.

KBS REIT I recognized an other-than-temporary impairment of $18.2 million on its floating rate CMBS investment due to a prolonged decrease of the market value of the securities below KBS REIT I’s cost basis for the investment, a downgrade in the credit rating of these securities in July 2008 and defaults in the collateral pool. The total impairment is equal to the entire approximately $18 million acquisition cost. KBS REIT I does not currently expect to recover any of its principal on this investment.

In addition, for the year ended December 31, 2008, KBS REIT I recognized an other-than-temporary impairment of $31.9 million on its fixed rate securities due to the size of the market value decline and the length of time the fair value both has been and is expected to be below KBS REIT I’s cost. KBS REIT I acquired the fixed rate investment grade securities with a face amount of approximately $82 million for approximately $44 million in June 2008. The market value of these securities was adversely affected by market perceptions that defaults on the underlying mortgage loans will increase.

With respect to its loan portfolio, KBS REIT I considers a loan held for investment to be impaired when it becomes probable, based on current information, that it will be unable to collect all amounts estimated to be collected at the time of acquisition. The amount of impairment, if any, will be measured by comparing the recorded amount of the loan to (i) the present value of the expected cash flows discounted at the loan’s effective interest rate, (ii) the loan’s observable market price or (iii) the fair value of the collateral. During the year ended December 31, 2008, KBS REIT I recorded an impairment charge for the full amount of its $50 million subordinated debt investment in Petra Fund REIT Corp. (“Petra”). Petra is a private real estate investment trust that invests in high-yield and structured assets secured by commercial and residential real estate. The volatility in the debt markets has negatively affected the value of Petra’s assets and its access to capital. KBS REIT I no longer believes that it will be able to collect all amounts estimated to be collected at the time KBS REIT I acquired this debt. In addition, KBS REIT I recorded a provision for portfolio-based loan losses of $54.0 million related to its investment in the remaining real estate loans receivable. The portfolio-based reserve covers the pool of KBS REIT I’s loans that do not have asset-specific reserves. A provision for loan losses is recorded when available information as of each balance sheet date indicates that it is probable that the pool of loans will recognize a loss and the amount of the loss can be reasonably estimated.

In the future, especially given the current market instability, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

Due to the level of share redemption requests already received in 2009 and the amounts KBS REIT I had budgeted from net proceeds from the dividend reinvestment plan for capital expenditures, tenant improvement costs and other funding obligations, on March 25, 2009, KBS REIT I amended and restated its share redemption program. Pursuant to the amended and restated share redemption program, KBS REIT I will limit ordinary redemptions to the net proceeds from the sale of shares under its dividend reinvestment plan during the prior calendar year less amounts it deems necessary from such proceeds to fund current and future capital expenditures, tenant improvements and other costs and obligations related to its investments. Based on its budgeted expenditures, and except with respect to redemptions sought upon a stockholder’s death or qualifying disability, KBS REIT I has disclosed it does not expect to have funds available for redemption for the remainder of the year.

Upon request, prospective investors may obtain from us without charge copies of offering materials and any public reports prepared in connection with KBS REIT I, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we also will furnish upon request copies of the exhibits to the Form 10-K. Many of the offering materials and reports prepared in connection with KBS REIT I are also available on its web site at www.kbsreit.com. Neither the contents of that web site nor any of the materials or reports relating to KBS REIT I are incorporated by reference in or otherwise a part of this prospectus. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that KBS REIT I files electronically as KBS Real Estate Investment Trust, Inc. with the SEC.

KBS Strategic Opportunity REIT

KBS Strategic Opportunity REIT is currently in registration with the SEC and has not yet commenced its public offering. The KBS Strategic Opportunity REIT prospectus discloses that the program may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by May 2019, its proposed charter will require that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached May 2019, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT would determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s proposed charter would require that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

Private Programs

During the 10-year period ending December 31, 2008, KBS investment advisors managed 14 private real estate funds, six of which were multi-investor, commingled funds and eight of which were single-client, separate accounts. All of these private funds were limited partnerships for which affiliates of Messrs. Bren and Schreiber act or acted as a general partner. In all cases, affiliates of Messrs. Bren and Schreiber had responsibility for acquiring, investing, managing, developing and selling the real estate and real estate-related assets of each of the funds. Six of the 14 private funds managed by KBS investment advisors during the 10-year period ending December 31, 2008 used private REITs to structure the ownership of some of their investments.

Ten of the 14 private real estate funds managed by KBS investment advisors raised approximately $605.5 million of equity capital from 20 institutional investors during the 10-year period ending December 31, 2008. The institutional investors investing in the private funds include public and corporate pension funds, endowments and foundations. For more information regarding the experience of our sponsors in raising funds from investors, see Table I and Table II of the Prior Performance Tables contained in our Form 8-K filed with the SEC on April 9, 2009 and incorporated by reference into this prospectus. During this 10-year period, four of the 14 private funds managed by KBS investment advisors did not raise any capital and three other private funds did not buy any new assets but raised capital only for on-going capital expenditure requirements.

During the 10-year period ending December 31, 2008, KBS investment advisors acquired 58 real estate investments and invested over $1.2 billion in these assets (including equity, debt and reinvestment of income and sales proceeds) on behalf of the seven private funds raising capital for new investments during this period. Debt financing was used in acquiring the properties in all of these seven private funds.

Each of the private funds managed by KBS investment advisors during the 10-year period ending December 31, 2008 have or had (four of the funds have been fully liquidated) investment objectives that are similar to ours. Like ours, their primary investment objectives are to provide investors with attractive and stable returns and to preserve and return their capital contributions and, like us, they seek to realize growth in the value of their investments by timing asset sales to maximize asset value. In addition, investments in real estate and real estate-related assets involve similar assessments of the risks and rewards of the operation of the underlying real estate and financing thereof as well as an understanding of the real estate and real estate-finance markets. For each of the private funds, the KBS investment advisor has focused on acquiring a diverse portfolio of real estate investments. The KBS investment advisor typically diversified the portfolios of the private funds by property type and geographic region as well as investment size and investment risk. In constructing the portfolios for 12 of the 14 private funds, the KBS investment advisor specialized in acquiring a mix of value-added, enhanced-return and core real estate assets, focusing primarily on value-added and enhanced-return properties. Value-added and enhanced-return assets are assets that are undervalued or that could be repositioned to enhance their value. For two of the 14 private funds, the KBS investment advisor is focusing on the acquisition of core real estate assets.

Substantially all of the assets acquired by the private funds have involved commercial properties. During the 10-year period ending December 31, 2008, amount invested (based on purchase price) by property type by KBS investment advisors on behalf of the private funds was: 83% of amount invested in 51 office properties, 9% of amount invested in four industrial properties, 7% of amount invested in commercial mortgage-backed securities, and 1% of amount invested in one retail property and a mortgage loan.

KBS INVESTMENT ADVISORS – PRIVATE PROGRAMS

CAPITAL INVESTED BY PROPERTY TYPE

The KBS investment advisors for the private funds also sought to diversify the investments of the funds by geographic region as illustrated by the chart below. This chart shows investments in different geographic regions by amount invested (based on purchase price) during the 10-year period ending December 31, 2008. KBS investment advisors have emphasized their investment activity within those regions that have exhibited the potential for strong or sustainable growth. All investments by the private funds were within the United States.

Amount invested (based on purchase price) in acquired properties during the 10-year period ending December 31, 2008 by geographic region is as follows: 39% of amount invested in the South in 23 properties, 36% of amount invested in the East in 18 properties, 18% of amount invested in the West in 12 properties and 7% of amount invested in the Midwest in five properties.

KBS INVESTMENT ADVISORS – PRIVATE PROGRAMS

CAPITAL INVESTED BY REGION

In seeking to diversify the portfolios of the private funds by investment risk, KBS investment advisors have purchased both low risk, high-quality properties and high-quality but under-performing properties in need of repositioning. Substantially all of the properties purchased by the private funds had prior owners and operators.

For more detailed information regarding acquisitions by the private funds in the three years ending December 31, 2008, see Table VI of the Prior Performance Tables contained in our Form 8-K filed with the SEC on April 9, 2009 and incorporated by reference into this prospectus.

During the 10-year period ending December 31, 2008, KBS investment advisors have invested over $1.2 billion (including equity, debt and reinvestment of income and sales proceeds) for its clients through seven private funds. Of the properties acquired during the 10-year period ending December 31, 2008, KBS investment advisors had sold 29 properties on behalf of these seven private funds, which represents 50% of all properties these seven private funds had acquired during this period. These seven funds also sold one property during the 10–year period ending December 31, 2008 that had been acquired before January 1, 1999. During the 10-year period ending December 31, 2008, KBS investment advisors sold another 215 properties on behalf of the seven funds that had acquired properties prior to January 1, 1999. KBS investment advisors continue to actively manage the unsold properties of these private funds.

Though the private funds were not subject to the up-front commissions, fees and expenses associated with this offering, the private funds have fee arrangements with KBS affiliates structured similar to ours. The percentage of the fees varied based on the market factors at the time the particular fund was formed. Historically a majority of the private funds paid (i) asset management fees, (ii) acquisition fees and (iii) real estate commissions, disposition fees and/or incentive fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors or based on gains from the sale of assets.

For more information regarding the fees paid to KBS affiliates by these private funds and the operating results of these private funds, please see Tables II and III of the Prior Performance Tables contained in our Form 8-K filed with the SEC on April 9, 2009 and incorporated by reference into this prospectus. Only one of the private funds represented in Table II, which we refer to as Commingled Account 6/99, paid incentive fees during the three years ended December 31, 2008. Two of the 10 private funds in Table II, Commingled Account 6/98 and Commingled Account 6/99, pay incentive fees based on gains from the sale of assets, and both of these funds are in their liquidation stage. The incentive fees for the remaining eight private funds represented in Table II, which we refer to as Commingled Account 12/96, Separate Account 10/97, Separate Account 12/98, Separate Account 6/05, Separate Account 8/05, Separate Account 5/06, Separate Account 10/06 and Separate Account 01/07, are back-end fees based on participation interests in the net cash flows of the funds’ assets after achieving a stipulated return for the investors. These back-end incentive fees will be paid during the final liquidation stage of the private funds. Two of the private funds with back-end fees based on participation interests (Commingled Account 12/96 and Separate Account 10/97) are in their liquidation stage.

Adverse changes in general economic conditions have occasionally affected the performance of the private funds. For example, in the mid-1990s, in an effort to take advantage of what the KBS investment advisors believed was attractive, discounted portfolio pricing, five of the private funds invested in real estate portfolios in the Southwest, primarily in Arizona and Texas. These portfolios were composed principally of smaller Class B buildings. The recession, beginning around 1999, resulted in more business failures among smaller tenants typical to Class B buildings. This resulted in higher vacancy rates for these buildings and in the funds investing additional capital to cover the costs of re-letting the properties. The private funds also retained the buildings for a longer period of time so that the buildings would be sufficiently leased for disposition. The five private funds that made such investments were Commingled Account 12/96, Commingled Account 6/98, Commingled Account 6/99, Separate Account 10/97 and Separate Account 12/98. Also in the late 1990s, three private funds, Commingled Account 6/98, Commingled Account 6/99 and Separate Account 12/98, made investments in real estate located in the Northeast, primarily in Massachusetts. At that time, this area had a high concentration of tenants that were technology companies. While the private funds did not have a significant number of technology companies as their tenants, the collapse of the dot-com market did result in a significant amount of office-building space being returned to the marketplace, increasing vacancy rates and substantially lowering market rents. As a result, rental rates on newly leased space and renewals in the buildings owned by these funds decreased. The area’s higher vacancy rates also increased the period of time it took the KBS investment advisors to get the properties to the planned stabilized occupancy level for disposition. These adverse market conditions reduced the distributions made by these private funds and may cause the total returns to investors to be lower than they otherwise would. Separate Account 12/98 is still in its operating stage. The other four funds (Commingled Account 12/96, Separate Account 10/97, Commingled Account 6/98 and Commingled Account 6/99) are currently in their liquidation stage. However, the reduction in availability of financing and the recent deterioration of general economic conditions has led to a more difficult environment for selling properties and other real estate assets. As a result, over the past 12 months, our prior programs that are liquidating their assets have needed more time to sell their assets than they have historically required.

For more information regarding the operating results of the private funds sponsored by KBS investment advisors, information regarding the results of the completed funds and information regarding the sales or disposals of properties by these private funds, please see Tables III, IV and V of the Prior Performance Tables contained in our Form 8-K filed with the SEC on April 9, 2009 and incorporated by reference into this prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US) has acted as our tax counsel and reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “KBS REIT II,” “we,” “our” and “us” mean only KBS Real Estate Investment Trust II, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we will operate KBS Real Estate Investment Trust II, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “— Taxation of KBS REIT II — Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of KBS REIT II

We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2008. We believe that we have been organized and operate in such a manner as to qualify for taxation as a REIT.

The law firm of DLA Piper LLP (US) is acting as our tax counsel in connection with this offering. In April 2008, DLA Piper LLP (US) rendered an opinion that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ended December 31, 2008. It must be emphasized that the opinion of DLA Piper LLP (US) was based on various assumptions relating to our organization and operation and conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion was expressed as of the date issued and does not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

For tax years through 2010, most domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

•

If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification — General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arms’-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

•

The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

(7)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. (In our case, we intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2008.) Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “— Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “— Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of the Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries, or TRSs. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs and/or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “— Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in real estate mortgage investment conduits, or REMICs, and we may invest in other types of commercial mortgage-backed securities, or CMBS. See below under “— Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “— Taxation of REITs in General,” “— Requirements for Qualification — General,” “— Asset Tests” and “— Failure to Qualify.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “— Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. In order for distributions to be counted for this purpose, and to provide a tax deduction for us, the distributions must not be “preferential dividends.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “— Taxation of Stockholders — Taxation of Taxable Domestic Stockholders — Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•

loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “— Income Tests” and “— Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates (through 2010). In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, and (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•

results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 15% maximum federal rate through 2010) for qualified distributions received by domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of KBS REIT II — Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “— Taxation of KBS REIT II — Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of KBS REIT II — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 15% (through 2010) if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 35% through 2010) if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•

a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “— Taxation of KBS REIT II — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “— Taxation of Foreign Stockholders — Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non- U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “— Taxation of Foreign Stockholders — Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 5% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

In the event that we are not a domestically-controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. holder’s sale of our common stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 5% or less of our outstanding common stock any time during the one-year period ending on the date of the sale. However, we do not expect that our common stock will be publicly traded following this offering.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income. If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “— Taxation of KBS REIT II — Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•

whether the investment will produce an unacceptable amount of “unrelated business taxable income” (“UBTI”) to the Benefit Plan (see “Federal Income Tax Considerations — Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to KBS Capital Advisors, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by KBS Capital Advisors of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If KBS Capital Advisors or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, KBS Capital Advisors and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•

sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Securities Exchange Act of 1934 within the specified period. In addition, we have in excess of 100 independent stockholders.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•

any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•

any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by employee benefit plans, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by Benefit Plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by Benefit Plan investors. The term “Benefit Plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Internal Revenue Code, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “Benefit Plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, KBS Capital Advisors, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities, our advisor prepares annual reports of the estimated value of our shares.

We have engaged our advisor to value our shares, though in the future we may hire a third-party valuation firm for that purpose. For up to three years after we have completed our offering stage (sooner if required by any regulatory bodies or if necessary to assist broker-dealers who sell shares in this offering), our advisor has indicated that it intends to use the most recent price paid to acquire a share in the primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. Although this approach to valuing our shares represents the most recent price at which most investors are willing to purchase shares in this offering, this reported value is likely to differ from the price at which a stockholder could resell his or her shares because (i) there is no public trading market for the shares at this time; (ii) the estimated value does not reflect, and is not derived from, the fair market value of our properties and other assets, nor does it represent the amount of net proceeds that would result from an immediate liquidation of those assets, because the amount of proceeds available for investment from this primary offering is net of selling commissions, dealer manager fees, other organization and offering costs and acquisition and origination fees and expenses; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current disruptions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may have increased or decreased the value of our portfolio. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

When determining the estimated per share value of our shares by methods other than the last price paid to acquire a share in this offering, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our investments and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets. For these reasons, the estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of our shares, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 1,010,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock with a par value of $0.01 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares. As of March 24, 2009, approximately 45.0 million shares of our common stock are issued and outstanding, and no shares of preferred stock are issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our common stock will be entitled to receive such distributions as declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of shares of our common stock do not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor do holders of our shares have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 of the Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

Our advisory agreement with KBS Capital Advisors has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of KBS Capital Advisors and us. Our independent directors annually review our advisory agreement with KBS Capital Advisors. While the stockholders do not have the ability to vote to replace KBS Capital Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders’ meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences need not be met during a corporation’s initial tax year as a REIT. We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2008. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Distributions

We expect to authorize and declare daily distributions that will be paid on a monthly basis. In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to use daily record dates for the determination of who is entitled to a distribution.

Generally, our policy will be to pay distributions from cash flow from operations. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations or funds from operations, in which case distributions may be paid in part from debt financing. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we also expect to look to third-party borrowings to fund our distributions. We may also fund such distributions from advances from our advisor or sponsors or from our advisor’s deferral of its asset management fee.

Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “Federal Income Tax Considerations — Taxation of KBS REIT II — Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We update this stockholder list at least quarterly and it is available for inspection at our principal office by a stockholder or his or her designated agent upon request of the stockholder. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights. Each stockholder who receives a copy of the stockholder list shall keep such list confidential and shall sign a confidentiality agreement to the effect that such stockholder will keep the stockholder list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor and/ or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. Our bylaws may be amended by our stockholders or the board of directors.

Dividend Reinvestment Plan

We have adopted a dividend reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. Appendix B to this prospectus contains the full text of our dividend reinvestment plan as is currently in effect.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the dividend reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the monthly distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the dividend reinvestment plan.

The purchase price for shares purchased under the dividend reinvestment plan will initially be $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering no later than three years after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan. We expect to use the net proceeds from the sale of shares under our dividend reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments in real estate properties;

•	funding obligations under any of our real estate loans receivable;

•	investments in real estate properties and real estate-related assets, which would include payment of acquisition fees or origination fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

At least until we establish an estimated value per share not based on the last price paid to acquire a share in this offering (or future public offerings), we expect that (i) we will sell shares under the dividend reinvestment plan at $9.50 per share, (ii) no secondary trading market for our shares will develop and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until we establish an estimated value per share not based on the last price paid to acquire a share in this offering (or future public offerings), participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our dividend reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations — Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our dividend reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ written notice to the participants.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your shares to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate the program or to amend its provisions without stockholder approval. Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability” (as defined below), the prices at which we will redeem shares are as follows:

•	The lower of $9.25 or 92.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least one year;

•	The lower of $9.50 or 95.0% of the price paid to acquire the shares from us for stockholders who have held their shares for at least two years;

•	The lower of $9.75 or 97.5% of the price paid to acquire the shares from us for stockholders who have held their shares for at least three years; and

•	The lower of $10.00 or 100% of the price paid to acquire the shares from us for stockholders who have held their shares for at least four years.

Notwithstanding the above, once we establish an estimated value per share of our common stock, the redemption price per share for all stockholders would be equal to the estimated value per share, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share no later than three years after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker-dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. We would report this redemption price to you in our annual report and the three quarterly reports that we publicly file with the SEC. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to a dividend reinvestment plan, employee benefit plan or the redemption of interests in the Operating Partnership).

There are several limitations on our ability to redeem shares under the program:

•	Unless the shares are being redeemed in connection with a stockholder’s death or “qualifying disability,” we may not redeem shares unless the stockholder has held the shares for one year.

•

Our share redemption program limits the number of shares we may redeem to those that we could purchase with the net proceeds from the sale of shares under our dividend reinvestment plan during the prior calendar year.

•	During any calendar year, we may redeem no more than 5% of the weighted-average number of shares outstanding during the prior calendar year.

•

We have no obligation to redeem shares if the redemption would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency.

We redeem shares on the last business day of each month. The program administrator must receive your written request for redemption at least five business days before that date in order for us to repurchase your shares that month. If we could not repurchase all shares presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two minor ways: (i) if a pro rata redemption would result in you owning less than half of the minimum purchase amount described below under “Plan of Distribution — Minimum Purchase Requirements,” then we will redeem all of your shares; and (ii) if a pro rata redemption would result in you owning more than half but less than all of the minimum purchase amount, then we will not redeem any shares that would reduce your holdings below the minimum purchase amount. In the event that you were redeeming all of your shares, there would be no holding period requirement for shares purchased pursuant to our dividend reinvestment plan.

If we did not completely satisfy a stockholder’s redemption request at month-end because the program administrator did not receive the request in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption at the next redemption date funds are available for redemption unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the program administrator if such notice were received by us at least five business days before the date for redemptions.

In several respects we would treat redemptions sought upon a stockholder’s death or “qualifying disability” differently from other redemptions:

•	there is no one-year holding requirement;

•

until we establish an estimated value per share, which we expect to be no later than three years after the completion of our offering stage, the redemption price is the amount paid to acquire the shares from us; and

•	once we have established an estimated value per share, the redemption price would be the estimated value of the shares, as determined by our advisor or another firm chosen for that purpose.

In order for a disability to entitle a stockholder to the special redemption terms described above (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

Our board of directors may amend, suspend or terminate the program upon 30 days’ notice. We would notify you of such developments in our annual or quarterly reports that we publicly file with the SEC or by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our share redemption program only provides stockholders a limited ability to redeem shares for cash until a secondary market develops for our shares, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your shares will ever develop.

Registrar and Transfer Agent

We have engaged a third party to serve as the registrar and transfer agent for our common stock.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•

a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•

that would result in our stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•

in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares — Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

We expect to own substantially all of our assets and conduct our operations through KBS Limited Partnership II, which we refer to as the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, KBS REIT Holdings II LLC, is the sole limited partner of the Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of the Operating Partnership.

As we accept subscriptions for shares in this offering, we transfer substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest that are held by our wholly owned subsidiary, KBS REIT Holdings II; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership is deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the Operating Partnership as an additional capital contribution. If we did contribute additional capital to the Operating Partnership, we would receive additional partnership units and our percentage interest in the Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause the Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If the Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the partnership agreement to provide that, so long as we remain qualified as a REIT, the Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that the Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in the Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement would provide that the Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement would provide that the Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including partner loans, any remaining assets of the Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We would expect to be the sole general partner of the Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control the Operating Partnership’s business and to make all decisions affecting its assets. Under an amended and restated partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	originate loans;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine the Operating Partnership with another entity.

Under an amended and restated partnership agreement, we expect that the Operating Partnership would continue to pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of the Operating Partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of the Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that an amended and restated partnership agreement would also provide for exchange rights. We expect the limited partners of the Operating Partnership would have the right to cause the Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the Operating Partnership or transfer our general partnership interest in the Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agreed to assume all obligations of the general partner of the Operating Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the amended and restated partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 280,000,000 shares of our common stock on a “best efforts” basis through KBS Capital Markets Group, our dealer manager. Because this is a “best efforts” offering, KBS Capital Markets Group must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to 200,000,000 shares of common stock in our primary offering at $10 per share, with discounts available for certain categories of purchasers as described below.

We are also offering up to 80,000,000 shares pursuant to our dividend reinvestment plan at a purchase price initially equal to $9.50 per share. Once we establish an estimated value per share that is not based on the price to acquire a share in the primary offering, shares issued pursuant to our dividend reinvestment plan will be priced at the estimated value per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an estimated value per share not based on the price to acquire a share in the primary offering no later than three years after the completion of our offering stage; however, the time frame before which we establish an estimated value per share may be different depending on regulatory requirements or if necessary to assist broker dealers who sell shares in this offering. We will consider our offering stage complete when we are no longer publicly offering equity securities – whether through this offering or follow-on public offerings – and have not done so for one year. (For purposes of this definition, we do not consider “public equity offerings” to include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or the redemption of interests in our Operating Partnership.)

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until April 22, 2011. Under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as October 19, 2011. If we decide to continue our primary offering beyond April 22, 2010, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond the one year registration period permitted under many states securities laws. We may terminate this offering at any time.

Our dealer manager, KBS Capital Markets Group, has a limited operating history. KBS Capital Markets Group registered as a broker-dealer with the SEC in October 2004, and this offering is the second offering conducted by our dealer manager. The principal business of KBS Capital Markets Group is participating in and facilitating the distribution of securities of KBS-sponsored programs. KBS Capital Markets Group is indirectly owned and controlled by four of our executive officers, Peter M. Bren, Keith D. Hall, Peter McMillan III and Charles J. Schreiber, Jr. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management — Other Affiliates — Dealer Manager,” and “Conflicts of Interest — Affiliated Dealer Manager” and “— Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, KBS Capital Markets Group receives selling commissions of 6.0% of the gross offering proceeds for shares sold in our primary offering. The dealer manager receives 3.5% of the gross offering proceeds as compensation for acting as the dealer manager, except that a reduced dealer manager fee is paid with respect to certain volume discount sales. We do not pay any selling commissions or dealer manager fees for shares sold under our dividend reinvestment plan. We also reimburse the dealer manager for specified out-of-pocket offering-related costs as described below.

The dealer manager has authorized other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager reallows all of its selling commissions attributable to a participating broker-dealer.

We also sell shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;

•

has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we sell the shares at a 6.0% discount, or at $9.40 per share, reflecting that selling commissions are not being paid in connection with such purchases. We receive substantially the same net proceeds for sales of shares through these channels. Neither the Dealer Manager nor its affiliates will compensate any person engaged as an investment advisor by a potential investor as an inducement for such investment advisor to advise favorably for an investment in us.

If an investor purchases shares in the offering net of commissions through a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice and if in connection with such purchase the investor must also pay a broker-dealer for custodial or other services relating to holding the shares in the investor’s account, we will reduce the aggregate purchase price of the investor’s shares by the amount of the annual custodial or other fees paid to the broker-dealer in an amount up to $250. Each investor will receive only one reduction in purchase price for such fees and this reduction in the purchase price of our shares is only available for the investor’s initial investment in our common stock. The investor must include the “Request for Broker-Dealer Custodial Fee Reimbursement Form” with his or her subscription agreement to have the purchase price of the investor’s initial investment in shares reduced by the amount of his or her annual custodial fee and the investor must include support for the amount of his or her annual custodial fee with the subscription agreement.

The dealer manager may reallow to any participating broker-dealer up to 1% of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. Our dealer manager may increase the amount of the reallowance in special cases. Whether the reallowance to any participating broker-dealer will exceed 1%, and the extent of any excess, will not depend on the actual amount of gross proceeds raised by that broker-dealer. Rather, the dealer manager expects that any decision to reallow more than 1% of gross offering proceeds from the dealer manager fee would be based solely on projected sales volume of at least $200 million on an annualized basis by the participating broker-dealer at the time it enters into a selling agreement and marketing fee agreement with the dealer manager. For volume discount sales of $3,000,000 or more, the dealer manager fee is reduced as set forth below. The amount of the dealer manager fee reallowed to a participating broker-dealer in that instance will be negotiated on a transaction by transaction basis. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses.

In addition to the compensation described above, we also reimburse the dealer manager and its affiliates for some of their costs in connection with the offering as described in the table below. This table sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all of the shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Dealer Manager and

Participating Broker-Dealer Compensation

Selling commissions (maximum)	$120,000,000

Dealer manager fee (maximum)	70,000,000

Expense reimbursements for retail conferences (1) (2)	4,500,000	(3)

Expense reimbursement for bona fide training and education meetings held by us (2) (4)	3,660,000	(3)

Expense reimbursement for technology and other costs (2) (5)	150,000	(3)

Legal fees allocable to the dealer manager (2)	100,000	(3)

Promotional items (2)	350,000	(3)

Total	$198,760,000

(1)  These fees consist of reimbursements for travel, meals, lodging and attendance and sponsorship fees incurred by employees of KBS Capital Markets Group and its affiliates to attend retail conferences sponsored by participating broker-dealers and other meetings with participating broker-dealers.

(2)  Subject to the cap on organization and offering expenses described below, we reimburse KBS Capital Markets Group or its affiliates for these expenses. In some cases, these payments serve to reimburse KBS Capital Markets Group for amounts it has paid to participating broker-dealers for the items noted.

(3)  Amounts shown are estimates.

(4)  These fees consist of expense reimbursements for actual costs incurred in connection with attending bona fide training and education meetings hosted by us. The expenses consist of (a) the travel, meals and lodging of (i) representatives of participating broker-dealers and (ii) wholesalers and others receiving transaction-based compensation associated with KBS Capital Markets Group or another of our affiliates and (b) reimbursement of the portion of a dual employee’s salary paid by KBS Capital Markets Group attributable to time spent planning and coordinating bona fide training and education meetings on our behalf.

(5)  These fees consist of expense reimbursements to participating broker-dealers in special cases for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers.

We will reimburse the dealer manager for reimbursements it may make to broker-dealers for bona fide due diligence expenses up to a maximum of 0.5% of our gross offering proceeds. Such reimbursements are also subject to the limitations on organization and offering expenses described below.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee and the underwriter expense reimbursement (excluding reimbursement for bona fide due diligence expenses), may not exceed 10% of our gross offering proceeds. Our reimbursement of bona fide due diligence expenses will not exceed 0.5% of our gross offering proceeds. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our dividend reinvestment plan, KBS Capital Advisors has agreed to reimburse us to the extent that organization and offering expenses incurred by us exceed 15% of our gross proceeds from the applicable offering. However, we expect our total organization and offering expenses to be approximately 7.77% of our gross offering proceeds, assuming we raise the maximum offering amount.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will require all such purchasers to represent that they are purchasing shares for investment only and to enter into one-year lock-up agreements with respect to the purchased shares. The purchase price for such shares will be $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of shares. Purchases under this “friends and family” program will not count toward meeting the minimum offering threshold.

We may sell shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these shares will be substantially the same as the net proceeds we receive from other sales of shares.

We are offering volume discounts to investors who purchase $1,000,000 or more of shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount is the same, but the selling commissions and, in some cases, the dealer manager fees we pay is reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales is reduced.

The following table shows the discounted price per share and the reduced selling commissions and dealer manager fees payable for volume sales of our shares.

Dollar Volume Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Dealer Manager Fee (Based on $10.00 Price Per Share)	Price Per Share to Investor
$0	to	$999,999	6.0%	3.5%	$10.00
$1,000,000	to	$1,999,999	5.0%	3.5%	$9.90
$2,000,000	to	$2,999,999	4.0%	3.5%	$9.80
$3,000,000	to	$3,999,999	3.0%	3.0%	$9.65
$4,000,000	to	$9,999,999	2.0%	2.5%	$9.50
$10,000,000	and above		1.0%	2.5%	$9.40

We apply the reduced selling price, selling commission and dealer manager fee to the entire purchase. All commission rates and dealer manager fees are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 shares in a single transaction would result in a purchase price of $2,450,000 ($9.80 per share), selling commissions of $100,000 and dealer manager fees of $87,500.

To qualify for a volume discount as a result of multiple purchases of our shares you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of shares in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions and/or the dealer manager fee, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our dividend reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription. You should make your check payable to “KBS Real Estate Investment Trust II, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of this prospectus. In order to ensure that you have had sufficient time to review this prospectus, we will not accept your subscription until at least five business days after your receipt of this prospectus.

Investors who desire to purchase shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We pay dealer manager fees and selling commissions in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in the primary offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our dividend reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the dividend reinvestment plan. For a discussion of the dividend reinvestment plan, see “Description of Shares — Dividend Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “— Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or in the subscription agreement, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix A.

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsors and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards.

Minimum Purchase Requirements

You must initially invest at least $4,000 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you own the minimum investment in shares in KBS REIT I or any future KBS-sponsored public program, you may invest less than the minimum amount set forth above, but in no event less than $100.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our dividend reinvestment plan.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Investments by Qualified Accounts

Funds from qualified accounts will be accepted if received in installments that together meet the minimum or subsequent investment amount, as applicable, so long as the total subscription amount was indicated on the subscription agreement and all funds are received within a 90-day period.

Investments through IRA Accounts

Both Sterling Trust Company and Community National Bank have agreed to act as IRA custodians for purchasers of our common stock who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose.

We will pay the fees related to the establishment of investor accounts with Sterling Trust Company and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees charged by Sterling Trust Company. We will also pay the first calendar year base fee for investors that establish accounts with Community National Bank. Community National Bank does not charge a separate set up fee. After we pay the first calendar year base fee, investors will be responsible for the annual IRA maintenance fees charged by Community National Bank, charged at the beginning of each calendar year. Further information about custodial services is available through your broker or through our dealer manager at www.kbs-cmg.com.

SUPPLEMENTAL SALES MATERIAL

In addition to the prospectus, we are using supplemental sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of the prospectus. The supplemental sales material does not contain all of the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material currently used in permitted jurisdictions includes:

•	investor sales promotion brochures;

•	cover letters transmitting the prospectus;

•	brochures containing a summary description of the offering;

•	fact sheets describing the general nature of KBS Real Estate Investment Trust II and our investment objectives;

•	asset flyers describing our recent acquisitions;

•	broker updates;

•	online investor presentations;

•	web site material;

•	electronic media presentations; and

•	client seminars and seminar advertisements and invitations.

All of the foregoing material is prepared by our advisor or its affiliates with the exception of the third-party article reprints. In certain jurisdictions, some or all of such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of the prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these filings are, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

APPENDIX A

FORM OF

KBS Real Estate Investment Trust II, Inc. Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. INVESTMENT

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $4,000 is required. All Investments in KBS REIT products apply to the $4,000 minimum. This does not affect the suitability standards applicable to investors in this offering. In no event shall any investment be less than $100.

Please make checks payable to “KBS Real Estate Investment Trust II, Inc.”

2. INVESTMENT TYPE

Please check the appropriate box to indicate the account type of the subscription.

3. INVESTOR INFORMATION

PLEASE NOTE: You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners, you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS Form W-8BEN.

4. INVESTMENT TITLE

PLEASE NOTE: All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust name, if applicable. If the investor is an IRA or qualified plan, include the names and taxpayer identification numbers of both the investor and the custodian or trustee.

5. CUSTODIAN/TRUSTEE INFORMATION

If you want to purchase shares through an IRA but need an IRA account, Sterling Trust Company has agreed to serve as IRA custodian for such purpose. KBS Real Estate Investment Trust II will pay the fees related to the establishment of investor accounts with Sterling Trust Company, and we will also pay the first year annual IRA maintenance fees. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager at www.kbs-cmg.com.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. DISTRIBUTION INFORMATION

PLEASE NOTE: If you elect to participate in the Dividend Reinvestment Plan, you must agree that if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you will promptly notify KBS Real Estate Investment Trust II in writing of that fact.

Complete this section to enroll in the Dividend Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed subscription agreement. You can choose to have all or a portion of your distributions reinvested through the Dividend Reinvestment Plan. You must indicate the percentage of your distribution to be applied to each option selected and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

KBS Real Estate Investment Trust II, Inc.

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

PLEASE NOTE: The Broker-Dealer or Registered Investment Adviser must complete this section to complete the subscription. All fields are mandatory.

8. SUBSCRIBER SIGNATURES

Please separately initial each of the representations in paragraphs (a) through (e). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards that are imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including refusing to open or closing your account.

9. FINANCIAL REPRESENTATIVE SIGNATURES

Please Note: The Broker-Dealer or Registered Investment Advisor must sign this section to complete the subscription.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe that the investor is purchasing these shares for the account referenced in Section 4, and

•

has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to the investor set forth in the Prospectus and that such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (1) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 3; and (2) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

KBS Real Estate Investment Trust II, Inc.

02/09	A-2	2002-D

FORM OF

KBS Real Estate Investment Trust II, Inc. Subscription Agreement

1. INVESTMENT

State of Sale:	Amount of Subscription: $

• Minimum investment is $4,000 • Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.	☐ Shares are being purchased net of commissions

2. INVESTMENT TYPE (CHECK ONE BOX ONLY)

Non-Qualified	Qualified

☐ Individual (If TOD, attach application)	☐ Traditional (Individual) IRA

☐ Joint Tenant[1] (If TOD, attach application)	☐ Simple IRA
☐ UGMA/UTMA: State of	☐ SEP IRA

☐ Tenants in Common[1]	☐ ROTH

☐ Community Property[1]	☐ Profit Sharing Plan[2]

☐ Trust[2]	☐ Pension Plan[2]

☐ Corporation or Partnership[2]	☐ KEOGH Plan[2]

☐ Non-Profit Organization[2]

☐ Other (Specify):

(1)	All parties must sign

(2)	Please attach pages of trust/plan document (or corporate resolution) which lists the name of trust/plan, trustees, signatures and date.

3. INVESTOR INFORMATION (SSN REQUIRED)

Investor 1 Name	SSN/Tax ID:	DOB:

Investor 2 Name	SSN/Tax ID:	DOB:

Street Address:	City:	State:

Zip Code:

Optional Mailing Address:	City:	State:

Zip Code:

Phone (day):	Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country

☐ Check here if you are subject to backup withholding

4. INVESTMENT TITLE (SSN OR TIN REQUIRED)

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write same.

Title Line 1

Title Line 2

Social Security No. or

Tax Identification No.	Secondary Tax Identification Number

KBS Real Estate Investment Trust II, Inc.

5. CUSTODIAN/TRUSTEE INFORMATION

Trustee Name

Trustee Address 1

Trustee Address 2

Trustee City	State	Zip Code

Trustee Telephone No.

Trustee Tax Identification Number

Investor’s Account Number with Trustee

6. DISTRIBUTION INFORMATION (CHOOSE ONE OR MORE OF THE FOLLOWING OPTIONS)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.		% of distribution

☐	I prefer to participate in the Dividend Reinvestment Plan, as described in the Prospectus.

☐	Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5).

☐	Send distributions via check to alternate payee listed here (not available for qualified plans without custodial approval).

Name

Address

City	State	Zip Code

Account No.

☐ Direct Deposit (Attach Voided Check) I authorize KBS Real Estate Investment Trust II, Inc. or its agent (collectively, KBS) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify KBS in writing to cancel it. In the event that KBS deposits funds erroneously into my account, KBS is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit
% of distribution

Financial Institution Name	☐ Checking	☐ Savings

ABA/Routing Number

Account Number

7. BROKER-DEALER AND REGISTERED REPRESENTATIVE INFORMATION

Broker-Dealer Name

Representative Name	Rep No.

Representative’s Company Name

Representative’s Address

Rep’s City	State	Zip Code

Rep’s Phone No.	Fax No.

Rep’s Email Address

☐ REGISTERED INVESTMENT ADVISER (RIA): All sales of shares of common stock must be made through a Broker-Dealer. If a RIA has introduced a sale, the sale must be conducted through (i) the RIA in its capacity as a Registered Representative, if applicable; (ii) a Registered Representative of a Broker-Dealer that is affiliated with the RIA, if applicable; or (iii) if neither (i) or (ii) is applicable, an unaffiliated Broker-Dealer.

KBS Real Estate Investment Trust II, Inc.

8. SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (REQUIRED): The investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her ), (ii) he or she is not subject to backup withholding either because he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him or her that he or she is no longer subject to backup withholding and (iii) he or she is a U.S. Citizen unless otherwise indicated in Section 3.

NOTE:    CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE WITHHOLDING BOX HAS BEEN CHECKED IN THE INVESTOR INFORMATION SECTION.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce KBS Real Estate Investment Trust II, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

		OWNER	JOINT OWNER

(a)	I have received the Prospectus of KBS Real Estate Investment Trust II, Inc. at least five business days before signing the Subscription Agreement.	¢ Initials	¢ Initials

(b)	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.	¢ Initials	¢ Initials

(c)	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.	¢ Initials	¢ Initials

(d)	I am purchasing the shares for the account referenced in Section 4.	¢ Initials	¢ Initials

(e)	I understand that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.	¢ Initials	¢ Initials

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor	Date	Signature of Joint Investor or, for Qualified Plans, of Trustee/Custodian	Date

KBS Real Estate Investment Trust II, Inc.

10/08	A-5	2001-E

9. FINANCIAL REPRESENTATIVE SIGNATURES

The investor’s Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he is duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Financial Advisor agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirm by their signatures that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) have delivered the Prospectus to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

I understand this subscription agreement is for KBS Real Estate Investment Trust II, Inc.

Signature of Financial Representative	Date	Branch Manager Signature (If required by Broker/Dealer)	Date

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements. Please make checks payable to “KBS Real Estate Investment Trust II, Inc.”

***** FOR OFFICE USE ONLY *****

Check #	Complied by:	W/S

Batch #	Input by:	Region

Subscription #	Proofed by:	Territory

KBS Real Estate Investment Trust II, Inc.

APPENDIX B

DIVIDEND REINVESTMENT PLAN

KBS Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1.        Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 80,000,000.

2.        Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3.        Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. Such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4.        Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid monthly as authorized and declared by the Company’s board of directors.

5.        Purchase of Shares. Until completion of the Company’s offering stage, Participants will acquire Common Stock at a price of $9.50 per share. Three years after completion of the Company’s offering stage, Participants will acquire Common Stock at a price equal to the estimated value of the Company’s Common Stock, as estimated by the Company’s advisor or other firm chosen by the board of directors for that purpose. The Company’s offering stage will be complete when the Company is no longer publicly offering equity securities and has not done so for one year. For the purpose of determining when the Company’s offering stage is complete, public equity offerings do not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan or redemption of interests in KBS Limited Partnership II, the Company’s operating partnership. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

B-1

6.        Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7.        Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8.        Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

9.        Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10.        Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11.        Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants.

12.        Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13.        Governing Law. The DRP shall be governed by the laws of the State of Maryland.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 25, to read about risks you should consider before buying shares of our common stock.

KBS REAL ESTATE

INVESTMENT TRUST II, INC.

Maximum Offering of

280,000,000 Shares

of Common Stock

PROSPECTUS

KBS CAPITAL MARKETS GROUP LLC

April 30, 2009

5/09	2143

KBS REAL ESTATE INVESTMENT TRUST II, INC.

SUPPLEMENT NO. 8 DATED SEPTEMBER 3, 2009

TO THE PROSPECTUS DATED APRIL 30, 2009

This document supplements, and should be read in conjunction with, the prospectus of KBS Real Estate Investment Trust II, Inc. dated April 30, 2009. This supplement no. 8 supersedes and replaces all prior supplements to the prospectus. As used herein, the terms “we,” “our” and “us” refer to KBS Real Estate Investment Trust II, Inc. and, as required by context, KBS Limited Partnership II, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	a change to the suitability standards applicable to investors in Michigan and Oregon;

•	information with respect to our real estate and real estate-related investments;

•	selected financial data;

•	information with respect to the historical operating performance of our real estate and real estate-related investments;

•	funds from operations for the six months ended June 30, 2009 and 2008 and the year ended December 31, 2008;

•	distributions declared and paid for the four quarters ending June 30, 2009;

•	distributions declared for July through October 2009;

•	fees earned by and expenses reimbursable to our advisor and the dealer manager;

•	information regarding our indebtedness;

•	the renewal of the advisory agreement;

•	updated risks related to an investment in us;

•	changes to our share redemption program;

•	a change in our registrar and transfer agent;

•	changes at our dealer manager;

•	updates to the prior performance information in the prospectus; and

•	information incorporated by reference.

Status of the Offering

We commenced our initial public offering of 280,000,000 shares of common stock on April 22, 2008. As of August 27, 2009, we had accepted aggregate gross offering proceeds of $742.1 million related to the sale of 74,446,120 shares of stock, including shares sold in the primary offering and under the dividend reinvestment plan.

We expect to sell the 200,000,000 shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until April 22, 2011. Under rules promulgated by the Securities and Exchange Commission (“SEC”), in some circumstances we could continue our primary offering until as late as October 19, 2011. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our dividend reinvestment plan beyond these dates until we have sold 80,000,000 shares through the reinvestment of distributions. We may terminate this offering at any time.

Michigan and Oregon Suitability Standards

Michigan and Oregon have established special suitability requirements for investors in our offering that are more stringent than the general suitability standards described in the prospectus. In addition to the general suitability requirements, investors in Michigan must also have a liquid net worth of at least 10 times their investment in us and our affiliates and investors in Oregon must also have a liquid net worth of at least 10 times their investment in us.

1

Real Estate and Real Estate-Related Investments Summary

Real Estate Investments

As of June 30, 2009, we owned four real estate properties consisting of three office properties and one office/flex property encompassing approximately 1.4 million rentable square feet. We acquired all of our properties from third parties unaffiliated with us or our advisor. The following is a summary of our real estate investment portfolio as of June 30, 2009:

Property	Location	Rentable Square Feet	Date Acquired	Property Type	Purchase Price (1) (in thousands)	Annualized Base Rent (2) (in thousands)	Average Annualized Base Rent per Sq. Ft. (3)	Average Remaining Lease Term in Years	Occupancy
Mountain View Corporate Center	Basking Ridge, NJ	134,991	07/30/2008	Office	$30,736	$4,077	$30.20	5.2	100.0%

Campus Drive Buildings
100 & 200 Campus Drive Buildings	Florham Park, NJ	559,631	09/09/2008	Office	184,682	16,589	30.17	4.0	98.3%
300 - 600 Campus Drive Buildings	Florham Park, NJ	564,304	10/10/2008	Office	185,905	14,651	25.96	5.0	100.0%

Total Campus Drive Buildings		1,123,935			370,587	31,240	28.04	4.5	99.1%

350 E. Plumeria Building	San Jose, CA	142,700	12/18/2008	Office/Flex	36,111	2,973	20.83	8.8	100.0%

		1,401,626			$437,434	$38,290	$27.51	5.0	99.3%

(1) Purchase price includes acquisition fees and closing costs.

(2) Annualized base rent represents annualized contractual base rental income as of June 30, 2009, adjusted to straight-line any contractual rent increases or decreases from the lease’s inception through the balance of the lease term.

(3) Average annualized base rent per square foot is calculated as the annualized base rent divided by the leased rentable square feet.

We do not intend to make significant renovations or improvements to our real estate investments in the near term. We believe that our real estate investments are adequately insured.

Real Estate–Related Investments

As of June 30, 2009, we owned two real estate loans receivable that we acquired from third parties unaffiliated with us or our advisor (dollars in thousands):

Loan Name Location of Related Property or Collateral	Date Acquired	Property Type	Loan Type	Payment Type	Outstanding Principal Balance (1)	Purchase Price	Contractual Interest Rate (2)	Annualized Effective Interest Rate (2)	Maturity Date (3)
Northern Trust Building A-Note
San Diego, California	12/31/2008	Office	A-Note	Interest Only	$94,500	$57,428	5.6%	12.9%	10/01/2017
One Liberty Plaza Notes
New York, New York	02/11/2009	Office	Mortgage	(4)	115,000	66,700	6.1%	14.8%	08/06/2017

					$209,500	$124,128

(1) Outstanding principal balance represents original principal balance outstanding under the loan, increased for any subsequent fundings and reduced for any principal paydowns.

(2) Contractual interest rates are the stated interest rates on the face of the loans. Annualized effective interest rates are calculated as the actual interest income recognized in 2009, using the interest method, divided by the average amortized cost basis of the investment. The annualized effective interest rates and contractual interest rates presented are for the six months ended June 30, 2009.

(3) Maturity dates are as of June 30, 2009.

(4) Monthly installments on the One Liberty Plaza Notes are interest only until August 2011. For the final six years of the notes, principal on the loan amortizes on a 30-year amortization schedule, with the remaining principal balance due at maturity.

2

Outstanding Debt Obligations

At June 30, 2009, our real estate and real estate-related investment portfolio is 25% leveraged. The following table details our outstanding mortgage and mezzanine debt as of June 30, 2009 (dollars in thousands):

	Outstanding Principal Balance	Average Interest Rate(1)	Contractual Interest Rate (1)	Maturity Date (2)	% of Total Indebtedness
Portfolio Mortgage Loan (3) (4)	$23,810	4.10%	LIBOR + 2.75% (5)	07/30/2009	12%

Campus Drive Buildings
100 & 200 Campus Drive Mortgage Loan (6)	89,800	4.07%	One-month LIBOR + 3.75%	09/09/2009	43%
300-600 Campus Drive Mortgage Loan	93,850	5.90%	5.90%	04/10/2014	45%

Total Campus Drive Buildings	183,650				88%

	$207,460				100%

(1) Average interest rates are calculated as the actual interest expense incurred in 2009 (consisting of contractual interest, including the effect of interest rate floors and excluding the amortization of deferred financing costs), divided by the average outstanding principal balance under the loan. However, if the loan was refinanced or modified during the year, the average interest rate is calculated based on actual interest incurred from the effective date of the refinancing or modification to June 30, 2009. Contractual interest rate as of June 30, 2009 represents the interest rate in effect under the loan as of June 30, 2009.

(2) Represents the initial maturity date or the maturity date as extended as of June 30, 2009; subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown.

(3) Represents a portfolio of two separate loans. The individual deeds of trust and mortgages on the respective properties securing the loans are cross-defaulted and this in effect creates cross-collateralization of the properties.

(4) Effective July 30, 2009, we entered into a loan modification agreement to extend the maturity date of the Portfolio Mortgage Loan to January 30, 2010. As a condition of the extension, the interest rate on the loan was increased to a variable rate of 375 basis points over one-month LIBOR, as reset daily, with the option to request a fixed rate equal to 375 basis points over one-month LIBOR by entering into a one-month LIBOR contract; provided, at no point shall the interest rate be less than 4.10%.

(5) The interest rate under this loan is calculated at a variable rate of 275 basis points over one-month or three-month LIBOR, but at no point shall the interest rate be less than 4.10%. See footnote 4 above.

(6) On June 12, 2009, we entered an agreement, effective as of June 10, 2009, with Wells Fargo Bank, National Association to extend the maturity date of the 100 & 200 Campus Drive Mortgage Loan to September 9, 2009. During the extension period, the interest rate under this loan will be calculated at a variable rate of 375 basis points over one-month LIBOR, as reset daily, with the option to request a fixed rate equal to 375 basis points over one-month LIBOR by entering into a one-month LIBOR contract. On July 10, 2009, we made an $84.8 million principal payment on this loan to reduce the outstanding principal balance to $5.0 million.

Significant Tenants and Lease Expirations

As of June 30, 2009, we owned approximately 1.4 million square feet of net rentable space. The leases of the following two tenants represent more than 10% of our total annualized base rent as of June 30, 2009:

			Net Rentable Sq. Ft.		Annualized Base Rent Statistics
Tenant	Property	Tenant Industry	Square Feet	% of Portfolio	Annualized Base Rent (in thousands) (1)	% of Portfolio Annualized Base Rent	Annualized Base Rent per Square Feet	Lease Expirations
BASF Americas Corporation	100 & 200 Campus	Manufacturing	199,024	14.2%	$6,415	16.8%	$32.23	11/30/2016 (2)
	Drive Buildings
PricewaterhouseCoopers LLP	300 - 600 Campus	Accounting Services	195,499	14.0%	4,338	11.3%	22.19	09/30/2015 (3)
	Drive Buildings

			394,523	28.2%	$10,753	28.1%	$27.26

(1) Annualized base rent represents annualized contractual base rental income as of June 30, 2009, adjusted to straight-line any contractual rent increases or decreases from the lease’s inception through the balance of the lease term.

(2) BASF Americas Corporation has the right, at its option, to extend the term of its lease for two additional five-year periods or one additional 10-year period.

(3) PricewaterhouseCoopers LLP has the right, at its option, to extend the term of its lease for two additional five-year periods.

3

As of June 30, 2009, the following tenant industry concentrations accounted for more than 10% of annualized based rent:

Industry	Number of Tenants	Annualized Base Rent (1) (in thousands)	Percentage of Annualized Base Rent
Manufacturing	3	$9,549	24.9%
Finance	8	6,976	18.2%
Legal Services	3	6,442	16.8%
Other Professional Services	7	6,031	15.8%
Accounting Services	2	4,578	12.0%

		$33,576	87.7%

(1) Annualized base rent represents annualized contractual base rental income as of June 30, 2009, adjusted to straight-line any contractual rent increases or decreases from the lease’s inception through the balance of the lease term.

No material tenant credit issues have been identified at this time.

The following table sets forth a schedule of expiring leases for our real estate portfolio by square footage and by average annualized base rent as of June 30, 2009:

Year of Expiration	Number of Leases Expiring	Annualized Base Rent (1) (in thousands)	% of Portfolio Annualized Base Rent	Leased Rentable Square Feet Expiring	% of Portfolio Rentable Square Feet Expiring
MTM	4	$18	0.1%	11,013	0.8%
2009	1	102	0.2%	2,566	0.2%
2010	7	6,972	18.2%	253,266	18.2%
2011	4	2,294	6.0%	68,749	4.9%
2012	5	4,150	10.8%	158,860	11.4%
2013	2	216	0.6%	5,624	0.4%
2014	6	6,745	17.6%	234,272	16.8%
2015	4	7,402	19.3%	285,486	20.5%
2016	3	6,594	17.2%	204,751	14.7%
2017	1	519	1.4%	16,852	1.2%
2018	2	2,973	7.8%	142,700	10.3%
2019	1	305	0.8%	7,780	0.6%

Total	40	$38,290	100.0%	1,391,919	100.0%

(1) Annualized base rent represents annualized contractual base rental income as of June 30, 2009, adjusted to straight-line any contractual rent increases or decreases from the lease’s inception through the balance of the lease term.

Acquisition of Commercial Mortgage-Backed Securities Subsequent to June 30, 2009

On August 3, 2009, we purchased $5.0 million of commercial mortgage-backed securities (“CMBS”) for $3.9 million. The CMBS bear interest at a floating rate of one-month LIBOR plus 23 basis points and have a fully extended maturity date of June 2011. The CMBS are rated AAA and Aaa by Standard & Poor’s and Moody’s, respectively.

Real Estate Investment Acquisition Subsequent to June 30, 2009

On August 26, 2009, we, through an indirect wholly owned subsidiary, purchased three office buildings containing 570,038 rentable square feet located on approximately 11.4 acres of land located in Fairfax, Virginia (the “Willow Oaks Corporate Center”). The seller, Cognac Willow Oaks, LLC, is not affiliated with us or our advisor. The purchase price of the Willow Oaks Corporate Center was approximately $112.2 million plus closing costs, which we funded with proceeds from this offering. We may later place mortgage debt on the property.

4

The Willow Oaks Corporate Center consists of three office buildings that were built in 1986, 1989 and 2003, respectively. Currently, the Willow Oaks Corporate Center is 94% leased to 14 tenants. The current aggregate annual effective base rent for the tenants of the Willow Oaks Corporate Center is approximately $14.2 million and the current weighted-average remaining lease term for the tenants is approximately 5.5 years. The current weighted-average rental rate over the lease term is $30.23 per square foot.

Currently, the Willow Oaks Corporate Center has two tenants that individually occupy more than 10% of the total rentable square feet of the property. Both tenants provide IT services and business solutions to the government as well as the private sector. Together, these two tenants occupy approximately 40% of total rentable square feet and the average rental rate over the lease terms is $29.50 per square foot. One of the tenants has two leases: one lease expires on June 30, 2010 (25,158 square feet) with no extension option and the other lease expires on March 31, 2013 (73,244 square feet) with a single option to extend the term by three years. The second tenant has multiple leases in two buildings, all of which expire on July 31, 2015 with options to extend the terms by five years and with respect to one building the tenant has two five-year extension options. This tenant has the one-time option to terminate a single floor of one of the buildings or all of its space in that building (up to 106,828 square feet) as of July 2012, subject to a termination fee.

The table below sets forth a schedule for expiring leases for the Willow Oaks Corporate Center by square footage and by annualized contractual base rent as of July 1, 2009.

Year	Number of Expiring Leases	Annualized Effective Base Rent (in thousands)	% of Annualized Effective Base Rent	Leased Rentable Square Feet Expiring	% of Portfolio Rentable Square Feet Expiring
2009	-	$-	-	-	-
2010	1	717	5%	25,158	5%
2011	-	-	-	-	-
2012	4	3,747	26%	123,798	22%
2013	3	2,107	15%	74,862	13%
2014	3	1,498	10%	59,997	11%
2015	4	4,358	31%	162,408	29%
2016	1	566	4%	20,220	4%
2017	-	-	-	-	-
2018	2	1,235	9%	41,291	7%
2019	1	-	-	48,246	9%

Annualized effective base rent of expiring leases, for each of the years indicated above, is calculated based on the contractual rent as of July 1, 2009.

We do not intend to make significant renovations or improvements to the Willow Oaks Corporate Center. Our management believes that the Willow Oaks Corporate Center is adequately insured.

Yield on Real Estate Investments

The weighted-average year one yield of real estate properties we have acquired during the last 12 months, including the Willow Oaks Corporate Center, is approximately 7.2%. The year one yield of a property is equal to the estimated first year net operating income of the property divided by the purchase price of the property, excluding closing costs and acquisition fees. Estimated first year net operating income on our real estate investments is total estimated gross income (rental income, tenant reimbursements, parking income and other property-related income) derived primarily from the terms of in-place leases at the time we acquire the property, less property and related expenses (property operating and maintenance expenses, management fees, property insurance and real estate taxes) based on the operating history of the property, contracts in place or under negotiation and our plans for operation of the property for a one-year period of time after acquisition of the property. Estimated first year net operating income excludes other non-property income and expenses, interest expense from financings, depreciation and amortization and our company-level general and administrative expenses. Historical operating income for these properties is not necessarily indicative of future operating results.

5

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report for the year ended December 31, 2008 on Form 10-K and our quarterly report for the six months ended June 30, 2009 on Form 10-Q and incorporated by reference into the prospectus (dollars in thousands, except share and per share amounts):

	June 30, 2009	December 31, 2008
	(unaudited)
Balance sheet data
Total real estate and real estate-related investments, net	$571,393	$512,495
Total assets	802,888	572,862
Notes payable	207,460	271,446
Total liabilities	236,707	300,557
Redeemable common stock	9,201	1,921
Total stockholders’ equity	556,980	270,384

	For the Six Months Ended June 30, 2009	For the Six Months Ended June 30, 2008	For the Year Ended December 31, 2008
	(unaudited)	(unaudited)
Operating data
Total revenues	$34,218	$5	$14,676
Net income (loss)	5,068	(126)	(2,582)
Net income (loss) per common share - basic and diluted	$0.11	$(3.01)	$(0.33)

Other data
Cash flows provided by operations	$11,599	$3	$4,870
Cash flows used in investing activities	(68,610)	-	(495,535)
Cash flows provided by financing activities	226,491	5,457	547,075

Dividends declared	$15,277	$-	$4,941
Distributions declared per common share (1)	0.322	-	0.263

Weighted-average number of common shares outstanding, basic and diluted	47,408,456	41,719	7,926,366

Reconciliation of funds from operations (2)
Net income (loss)	$5,068	$(126)	$(2,582)
Depreciation of real estate assets	4,609	-	2,315
Amortization of lease-related costs	7,743	-	4,659

FFO	$17,420	$(126)	$4,392

FFO per common share, basic and diluted	$0.37	$(3.01)	$0.55

(1) Distributions declared per common share assumes each share was issued and outstanding each day from July 16, 2008 through the last day of the period presented. Distributions for the period from July 16, 2008 through August 15, 2008 are based on daily record dates and calculated at a rate of $0.00054795 per share per day. Distributions for the period from August 16, 2008 through June 30, 2009 are based on daily record dates and calculated at a rate of $0.00178082 per share per day.

(2) We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity real estate investment trust (“REIT”). Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. We calculate FFO in accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition. Net income as defined by U.S. generally accepted accounting principles (“GAAP”) is the most relevant measure in determining our operating performance. FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Investors should exercise caution when using non-GAAP performance measures, such as FFO and FFO per common share, to make investment decisions. Accordingly, FFO and FFO per common share should not be considered as an alternative to net income and net income per common share as an indicator of our operating performance.

6

Information with Respect to the Historical Operating Performance of Our Real Estate and Real Estate-Related Investments

We presently operate in two business segments based on our investment types: real estate and real estate-related. Under the real estate segment, we have invested in office and office/flex properties. Under the real estate-related segment, we have invested in a mortgage loan and an A-Note. All revenues earned from our two operating segments were from external customers and there were no intersegment sales or transfers. We do not allocate corporate-level accounts to our operating segments. Corporate-level accounts include corporate general and administrative expenses, non-operating interest income, non-operating interest expense and other corporate-level expenses.

We evaluate the performance of our segments based upon net operating income (“NOI”), which is a non-GAAP supplemental financial measure. We define NOI for our real estate segment as operating revenues (rental income, tenant reimbursements, interest and other income) less property and related expenses (property operating expenses, real estate taxes, insurance, asset management fees and provision for bad debt) less interest expense. We define NOI for our real estate-related segment as interest income less loan servicing costs and asset management fees. NOI excludes certain items that are not considered to be controllable in connection with the management of an asset such as non-property income and expenses, depreciation and amortization, and corporate general and administrative expenses. We use NOI to evaluate the operating performance of our real estate and real estate-related investments and to make decisions about resource allocations. We believe that net income is the U.S. generally accepted accounting principles (“GAAP”) measure that is most directly comparable to NOI; however, NOI should not be considered as an alternative to net income as the primary indicator of operating performance as it excludes the items described above. Additionally, NOI as defined above may not be comparable to other real estate investment trusts (“REITs”) or companies as their definitions of NOI may differ from our definition.

The following table presents summary information related to our reportable segments (in thousands):

	For the Six Months Ended June 30, 2009	For the Year Ended December 31, 2008
	(unaudited)
Revenues:
Real estate segment	$26,166	$14,066
Real estate-related segment	7,691	21

Total segment revenues	33,857	14,087
Corporate-level	361	589

Total revenues	$34,218	$14,676

NOI:
Real estate segment	$10,842	$4,611
Real estate-related segment	7,269	19

	$18,111	$4,630

The following table reconciles our net income (loss) to our NOI from reportable segments (in thousands):

	For the Six Months Ended June 30, 2009	For the Year Ended December 31, 2008
	(unaudited)
Net income (loss)	$5,068	$(2,582)
Corporate-level interest income	(361)	(589)
General and administrative expenses	973	811
Depreciation and amortization	12,352	6,974
Corporate-level interest expense	79	16

Net operating income	$18,111	$4,630

7

Funds from Operations for the Six Months Ended June 30, 2009 and 2008 and the Year Ended December 31, 2008

We believe that funds from operations (“FFO”) is a beneficial indicator of the performance of an equity REIT. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or may interpret the current NAREIT definition differently than we do.

FFO is a non-GAAP financial measure and does not represent net income as defined by GAAP. Net income as defined by GAAP is the most relevant measure in determining our operating performance because FFO includes adjustments that investors may deem subjective, such as adding back expenses such as depreciation and amortization. Investors should exercise caution when using non-GAAP performance measures, such as FFO and FFO per common share, to make investment decisions. Accordingly, FFO and FFO per common share should not be considered as an alternative to net income and net income per common share as an indicator of our operating performance.

Our calculation of FFO, which we believe is consistent with the calculation of FFO as defined by NAREIT, is presented in the following table for the six months ended June 30, 2009 and 2008 and for the year ended December 31, 2008 (dollars in thousands, except share and per share amounts):

	For the Six Months Ended June 30, 2009	For the Six Months Ended June 30, 2008	For the Year Ended December 31, 2008
	(unaudited)	(unaudited)
Net income (loss)	$5,068	$(126)	$(2,582)
Add:
Depreciation of real estate assets	4,609	-	2,315
Amortization of lease-related costs	7,743	-	4,659

FFO	$17,420	$(126)	$4,392

Net income (loss) per common share, basic and diluted	$0.11	$(3.01)	$(0.33)

FFO per common share, basic and diluted	$0.37	$(3.01)	$0.55

Weighted-average number of common shares outstanding, basic and diluted	47,408,456	41,719	7,926,366

Set forth below is additional information related to certain noncash items included in net income (loss) above for the six months ended June 30, 2009 and the year ended December 31, 2008, which may be helpful in assessing our operating results. We did not have real estate operations for the six months ended June 30, 2008. Please see the consolidated statements of cash flows incorporated by reference into the prospectus for details of our operating, investing, and financing cash activities.

8

Significant Noncash Items Included in Net Income (Loss):

•	Revenues in excess of actual cash received as a result of straight-line rent of $1.0 million for the six months ended June 30, 2009 and $0.6 million for the year ended December 31, 2008;

•

Revenues in excess of actual cash received as a result of amortization of above-market/below-market in-place leases of approximately $2.8 million for the six months ended June 30, 2009 and $1.7 million for the year ended December 31, 2008;

•	Interest income from the accretion of discounts on real estate loans receivable, net of amortization of closing costs, of $2.3 million for the six months ended June 30, 2009; and

•

Interest expense from the amortization of deferred financing costs related to notes payable of approximately $0.7 million for the six months ended June 30, 2009 and $0.5 million for the year ended December 31, 2008.

Operating cash flow and FFO may also be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements and deferred leasing costs.

Information with Respect to Distributions for the Four Quarters Ending June 30, 2009

During 2008, we declared distributions based on daily record dates for each day during the period from July 16, 2008 through December 31, 2008. During 2009, we declared distributions based on daily record dates for each day during the period from January 1, 2009 through October 31, 2009. Distributions declared, distributions paid and cash flows from operations were as follows for the four quarters ending June 30, 2009 (in thousands, except per share amounts):

Period	Distributions Declared (1)	Distributions Declared Per Share (1) (2)	Distributions Paid (3)			Cash Flows From Operations
			Cash	Reinvested	Total
Third Quarter 2008	$1,006	$0.099	$139	$184	$323	$1,884
Fourth Quarter 2008	3,935	0.164	1,259	1,738	2,997	2,983
First Quarter 2009	6,117	0.160	2,258	3,089	5,347	3,427
Second Quarter 2009	9,160	0.162	3,541	4,649	8,190	8,172

	$20,218	$0.585	$7,197	$9,660	$16,857	$16,466

(1) Distributions for the period from July 16, 2008 through August 15, 2008 are based on daily record dates and are calculated at a rate of $0.00054795 per share per day. Distributions for the period from August 16, 2008 through June 30, 2009 are based on daily record dates and are calculated at a rate of $0.00178082 per share per day.

(2) Assumes share was issued and outstanding each day during the period from July 16, 2008 through the end of the period presented.

(3) Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately 15 days following month end.

During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay distributions solely from our cash flows from operations, in which case distributions may be paid in part from debt financing. During the four quarters ending June 30, 2009, we paid aggregate distributions of $16.9 million, including $7.2 million of distributions paid in cash and $9.7 million of distributions reinvested through our dividend reinvestment plan. Based on the timing of cash flows as compared to the timing of monthly distribution payments, we used $4.0 million of debt financing and $12.9 million of cumulative cash flows from operations to pay total distributions during the four quarters ending June 30, 2009. We are holding any remaining cumulative cash flows from operations to meet our future operating cash needs.

Over the long-term, we expect that a greater percentage of our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our assets and distributions related to the repayment of principal under investments we make in mortgage, mezzanine and other loans). However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including our ability to raise and invest capital at favorable yields, the financial performance of our investments in the current real estate and financial environment, the types and mix of investments in our portfolio and the accounting treatment of our investments in accordance with our accounting policies. As a result, future distributions declared and paid may exceed cash flow from operations.

9

Distributions Declared for July through October 2009

On May 8, 2009, our board of directors declared distributions based on daily record dates for the period from July 1, 2009 through July 31, 2009, which we paid in August 2009. On July 14, 2009, our board of directors declared distributions based on daily record dates for the period from August 1, 2009 through August 31, 2009, which we expect to pay in September 2009. On August 10, 2009, our board of directors declared distributions based on daily record dates for the period from September 1, 2009 through September 30, 2009, which we expect to pay in October 2009, and distributions based on daily record dates for the period October 1, 2009 through October 31, 2009, which we expect to pay in November 2009. Investors may choose to receive cash distributions or purchase additional shares through our dividend reinvestment plan.

Distributions are calculated based on stockholders of record each day during these periods at a rate of $0.00178082 per share per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a purchase price of $10.00 per share.

Fees Earned by and Expenses Reimbursable to Our Advisor and the Dealer Manager

Summarized below are the fees earned by and expenses reimbursable to our advisor and the dealer manager for the six months ended June 30, 2009 and 2008 and for the year ended December 31, 2008, and any related amounts payable as of June 30, 2009 and December 31, 2008 (in thousands):

	Incurred			Payable as of
Form of Compensation	Six Months Ended June 30, 2009 (unaudited)	Six Months Ended June 30, 2008 (unaudited)	Year Ended December 31, 2008	June 30, 2009 (unaudited)	December 31, 2008
Selling commissions	$19,114	$422	$18,152	$-	$-
Dealer manager fee	11,594	252	10,932	-	-
Reimbursement of organization and offering expenses	1,310	405	5,362	174	268
Acquisition fees	-	-	3,256	-	-
Origination fees	668	-	576	-	145
Asset management fee	2,039	-	857	-	-
Reimbursement of insurance premiums and other operating expenses (1)	-	127	182	-	-
Disposition fee	-	-	-	-	-
Subordinated participation in net cash flows	-	-	-	-	-
Subordinated incentive listing fee	-	-	-	-	-

	$34,725	$1,206	$39,317	$174	$413

(1) During the year ended December 31, 2008, we reimbursed our advisor $0.1 million for directors and officers insurance premiums for our directors and officers covering the period from February 29, 2008 through February 28, 2009. Insurance premiums are capitalized to prepaid insurance in the consolidated balance sheets and amortized to general and administrative expenses in the period to which the expenditures relate. Operating expenses are charged as incurred against general and administrative expenses in the period to which the expenditures relate. Though our advisor may seek reimbursement for employee costs under the advisory agreement, the advisor does not intend to do so at this time. If our advisor does decide to seek reimbursement for employee costs, such costs may include our proportionate share of the salaries of persons involved in the preparation of documents to meet SEC reporting requirements. We will not reimburse for employee costs in connection with services for which KBS Capital Advisors receives acquisition, origination or disposition fees or for the salaries or benefits our advisor or its affiliates may pay to our executive officers.

Indebtedness

As of June 30, 2009, we had $207.5 million of mortgage debt outstanding. Our mortgage debt consisted of $93.9 million of fixed rate mortgage debt and $113.6 million of variable rate mortgage debt. Our fixed rate mortgage debt outstanding relates to the 300-600 Campus Drive Mortgage Loan. Our variable rate mortgage debt outstanding relates to the Portfolio Mortgage Loan and the 100 & 200 Campus Drive Mortgage Loan. Further, as of June 30, 2009, an additional $4.0 million is available for future disbursement under the Portfolio Mortgage Loan for our general cash management requirements, subject to certain conditions set forth in the loan agreement. Of the $207.5 million of debt outstanding as of June 30, 2009, $113.6 million is scheduled to mature within six months of that date. At June 30, 2009, our real estate and real estate-related investment portfolio is 25% leveraged.

On July 10, 2009, we made an $84.8 million principal paydown on the 100 & 200 Campus Drive Mortgage Loan that reduced the outstanding principal balance to $5.0 million.

10

Renewal of Advisory Agreement

On May 21, 2009, we renewed our advisory agreement with KBS Capital Advisors LLC. The renewed advisory agreement is effective through May 21, 2010; however, either party may terminate the renewed advisory agreement without cause or penalty upon providing 60 days’ written notice. The terms of the renewed advisory agreement are identical to those of the advisory agreement that was previously in effect, except the renewed advisory agreement clarifies the calculation of the asset management fee with respect to investments other than real property. As modified, the renewed advisory agreement provides that the asset management fee with respect to an investment in a loan (and investments other than real property) is calculated, each month, as one-twelfth of 0.75% of the lesser of (i) the amount actually paid or allocated to acquire or fund the loan (or other investment), inclusive of expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan (or other investment) as of the time of calculation.

Risk Factors

Before purchasing our common stock, you should carefully consider the following risk as well as those described in the prospectus under “Risk Factors.”

Risks Related to an Investment in Us

If funds are not available from the dividend reinvestment plan offering for general corporate purposes, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under the share redemption program.

We depend on the proceeds from our dividend reinvestment plan for general corporate purposes, including capital expenditures on our real estate investments, tenant improvement costs and leasing costs related to our investments in real estate properties; reserves required by financings of our investments in real estate properties; the repayment of debt; and the repurchase of shares under our share redemption program. We cannot predict with any certainty how much, if any, dividend reinvestment plan proceeds will be available for general corporate purposes. If such funds are not available from the dividend reinvestment plan offering, then we may have to use a greater proportion of our cash flow from operations to meet our general cash requirements, which would reduce cash available for distributions and could limit our ability to redeem shares under the share redemption program.

Amended and Restated Share Redemption Program

On May 8, 2009, our board of directors approved an amended and restated share redemption program. The terms of the amended and restated share redemption program are identical to the prior program except that the amended and restated share redemption program provides that:

•

Redemptions sought upon a stockholder’s “determination of incompetence” are treated the same as redemptions sought upon a stockholder’s death or “qualifying disability” (as defined under the share redemption program). In order for a determination of incompetence or incapacitation to entitle a stockholder to the special redemption terms, a state or federal court located in the United States must declare, determine or find the stockholder to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the stockholder acquired the shares to be redeemed. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle a stockholder to the special redemption terms. Redemption requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the stockholder incompetent or incapacitated.

•

We may provide notice of any amendment, suspension or termination of the share redemption program by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or by a separate mailing to our stockholders. We may amend, suspend or terminate the program upon 30 days’ notice to our stockholders.

The amended and restated share redemption program became effective on June 12, 2009. The share redemption program plan document is filed as an exhibit to our Quarterly Report on Form 10-Q for the period ended March 31, 2009, which is available at the SEC’s website at http://www.sec.gov.

11

Registrar and Transfer Agent

On May 26, 2009, DST Systems, Inc. began serving as our registrar and transfer agent. Effective immediately, stockholder requests should be delivered or mailed to:

Regular Mail KBS Real Estate Investment Trust II, Inc. c/o DST Systems, Inc. PO Box 219015 Kansas City, MO 64121-9015	Overnight Address KBS Real Estate Investment Trust II, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105

Telephone:

(866) 584-1381

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the transfer agent, including any change to a stockholder’s address, ownership type, distribution mailing address, or dividend reinvestment plan election, as well as stockholder redemption requests under our share redemption program.

Changes at Our Dealer Manager

In June 2009, Mike Crimmins was promoted to Chief Executive Officer and Managing Director of KBS Capital Markets Group LLC, our dealer manager. Mr. Crimmins replaced Greg Brakovich. A brief description of the background and experience of Mr. Crimmins follows. This information supersedes and replaces the information in the prospectus under “Management - Other Affiliates - Dealer Manager.”

Mike Crimmins was appointed Managing Director and Chief Executive Officer of KBS Capital Markets Group on June 2, 2009. As Managing Director, Mr. Crimmins is responsible for overseeing the day-to-day operations of the company and for oversight of both internal and external wholesaling operations and activities. Mr. Crimmins has been employed by KBS Capital Markets Group since February 2006. From February 2006 to April 2009, he was a Divisional Sales Manager, and in April 2009, Mr. Crimmins was named National Sales Manager. From October 2000 to October 2005, Mr. Crimmins was Western Division Sales Manager for AXA Distributors, LLC. Prior to AXA, Mr. Crimmins served from April 1991 to October 2000 as an Executive Sales Consultant for The Guardian Life Insurance Company. Mr. Crimmins holds a Bachelor of Science in Business Administration and Finance from the University of Missouri.

Updates to the Prior Performance Information in the Prospectus

KBS REIT I

The continued disruptions in the financial markets and deteriorating economic conditions have adversely affected the fair values and recoverability of certain of KBS REIT I’s investments. KBS REIT I disclosed fair values below its book values for certain assets in its financial statements and recognized impairments related to a limited number of assets.

On a quarterly basis, KBS REIT I evaluates its real estate securities for impairment. KBS REIT I reviews the projected future cash flows under these securities for changes in assumptions due to prepayments, credit loss experience and other factors. If, based on KBS REIT I’s quarterly estimate of cash flows, there has been an adverse change in the estimated cash flows from the cash flows previously estimated and the present value of the revised cash flows is less than the present value previously estimated, an other-than-temporary impairment is deemed to have occurred. During the year ended December 31, 2008, KBS REIT I recognized other-than-temporary impairments of marketable real estate securities totaling approximately $50.1 million, $18.2 million of which related to the total impairment of its floating rate CMBS and $31.9 million related to its fixed rate securities. For the six months ended June 30, 2009, KBS REIT I recognized an other-than-temporary impairment related to its fixed rate securities of $5.1 million. These securities had an aggregate acquisition cost of $61.9 million.

Continued stress in the economy in general and the CMBS market in particular could result in additional other-than-temporary impairments on the fixed rate securities in the future.

12

With respect to its loan portfolio, KBS REIT I considers a loan held for investment to be impaired when it becomes probable, based on current information, that it will be unable to collect all amounts estimated to be collected at the time of acquisition. The amount of impairment, if any, will be measured by comparing the recorded amount of the loan to (i) the present value of the expected cash flows discounted at the loan’s effective interest rate, (ii) the loan’s observable market price or (iii) the fair value of the collateral. During the year ended December 31, 2008, KBS REIT I recorded an impairment charge for the full amount of a $50.0 million subordinated debt investment. In addition, as of December 31, 2008, KBS REIT I recorded a provision for portfolio-based loan losses of $54.0 million related to its investment in the remaining real estate loans receivable. The portfolio-based reserve covers the pool of KBS REIT I’s loans that do not have asset-specific reserves. A provision for loan losses is recorded when available information as of each balance sheet date indicates that it is probable that the pool of loans will recognize a loss and the amount of the loss can be reasonably estimated.

For the six months ended June 30, 2009, KBS REIT I’s provision for loan losses increased by $179.1 million due to the determination that the 200 Professional Drive Mortgage was impaired as of March 31, 2009 and the determination that the Tribeca Mezzanine Loans, the 18301 Von Karman Loans, the 2600 Michelson Mezzanine Loan and the full amount of its investment in the Arden Portfolio Mezzanine Loans were impaired as of June 30, 2009. As a result, as of June 30, 2009, KBS REIT I’s total reserve for loan losses of $283.1 million consisted of $257.1 million of asset-specific reserves against investments with an amortized cost basis of $333.1 million and $26.0 million of portfolio-based reserves against investments with an amortized cost basis of $659.2 million.

In the future, especially given the current market instability, KBS REIT I may recognize material charges for impairment with respect to investments other than those described above or a different impairment charge for investments described above. Moreover, even if KBS REIT I does not recognize any material charge for impairment with respect to an asset, the fair value of the asset may have declined based on general economic conditions or other factors.

For more information on the prior performance of KBS REIT I, see “Prior Performance Summary —KBS REIT I” in the prospectus.

KBS Strategic Opportunity REIT

Our sponsors are also sponsoring another public real estate investment trust, KBS Strategic Opportunity REIT, Inc. KBS Strategic Opportunity REIT is currently in registration with the SEC and has not yet commenced its public offering. The KBS Strategic Opportunity REIT prospectus discloses that the program may seek to list its shares of common stock if its independent directors believe listing would be in the best interests of its stockholders. To date, such a determination has not been made. If KBS Strategic Opportunity REIT does not list its shares of common stock on a national securities exchange by July 31, 2019, its proposed charter will require that KBS Strategic Opportunity REIT either (i) seek stockholder approval of the liquidation of the company or (ii) if a majority of its conflicts committee determines that liquidation is not then in the best interests of the stockholders, postpone the decision of whether to liquidate the company. As we have not reached July 31, 2019, none of the actions described in (i) or (ii) above have occurred.

If a majority of the conflicts committee of KBS Strategic Opportunity REIT would determine that liquidation is not then in the best interests of its stockholders, KBS Strategic Opportunity REIT’s proposed charter would require that its conflicts committee revisit the issue of liquidation at least annually. Further postponement of listing or stockholder action regarding liquidation would only be permitted if a majority of the conflicts committee again determined that liquidation would not be in the best interest of the stockholders. If KBS Strategic Opportunity REIT sought and failed to obtain stockholder approval of its liquidation, the KBS Strategic Opportunity REIT charter would not require KBS Strategic Opportunity REIT to list or liquidate, and the company could continue to operate as before. If KBS Strategic Opportunity REIT sought and obtained stockholder approval of its liquidation, it would begin an orderly sale of its assets. The precise timing of such sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to its stockholders. In making the decision to apply for listing of its shares, KBS Strategic Opportunity REIT’s directors will try to determine whether listing its shares or liquidating its assets will result in greater value for stockholders.

KBS Legacy Apartment Community REIT

Together with Legacy Partners Residential Realty LLC and certain of its affiliates, our sponsors are also sponsoring another public real estate investment trust, KBS Legacy Apartment Community REIT, Inc. As of the date of this prospectus, KBS Legacy Apartment Community REIT, Inc.’s initial public offering is in registration with the SEC.

13

Experts

The consolidated balance sheets of KBS Real Estate Investment Trust II, Inc. as of December 31, 2008 and 2007, the related consolidated statements of stockholders’ equity for the period from July 12, 2007 (inception) to December 31, 2007 and the year ended December 31, 2008, and the related consolidated statements of operations and cash flows for the year ended December 31, 2008 and the accompanying financial statement schedules, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report included therein, which is incorporated herein by reference and has been so incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The (i) statement of Revenues Over Certain Operating Expenses of Mountain View Corporate Center for the year ended December 31, 2007, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 7, 2008 and (ii) the statement of Revenues Over Certain Operating Expenses of the Campus Drive Buildings for the year ended December 31, 2007, incorporated by reference in this prospectus from KBS Real Estate Investment Trust II, Inc.’s Current Report on Form 8-K/A filed with the SEC on October 17, 2008, both have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports included therein, which are incorporated herein by reference and have been so incorporated in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Incorporation of Certain Information by Reference

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at http://www.reitii.com (URL for documents: https://www.kbs-cmg.com/REIT_II/kbs_reit_SecII.htm). There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-146341), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 27, 2009;

•	Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the SEC on May 13, 2009;

•	Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009 filed with the SEC on August 14, 2009;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2009;

•	Registration Statement on Form 8-A12G (Reg. No. 000-53649) filed with the SEC on April 30, 2009;

•	Current Report on Form 8-K filed with the SEC on August 31, 2009;

•	Current Report on Form 8-K filed with the SEC on August 24, 2009;

•	Current Report on Form 8-K filed with the SEC on April 9, 2009;

•	Current Report on Form 8-K filed with the SEC on March 17, 2009;

•	Current Report on Form 8-K filed with the SEC on February 18, 2009;

•	Current Report on Form 8-K filed with the SEC on January 7, 2009;

•	Current Report on Form 8-K/A filed with the SEC on October 17, 2008; and

•	Current Report on Form 8-K/A filed with the SEC on October 7, 2008.

14

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

KBS Capital Markets Group LLC

660 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Telephone: (866) KBS-4CMG or (866) 527-4264

Fax: (949) 717-6201

www.kbs-cmg.com

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

15

SUPPLEMENTAL INFORMATION – The prospectus of KBS Real Estate Investment Trust II, Inc. consists of this sticker, the prospectus dated April 30, 2009, supplement no. 8 dated September 3, 2009 and any supplements filed subsequent thereto.

Supplement no. 8 includes:

•	the status of the offering;

•	a change to the suitability standards applicable to investors in Michigan and Oregon;

•	information with respect to our real estate and real estate-related investments;

•	selected financial data;

•	information with respect to the historical operating performance of our real estate and real estate-related investments;

•	funds from operations for the six months ended June 30, 2009 and 2008 and the year ended December 31, 2008;

•	distributions declared and paid for the four quarters ending June 30, 2009;

•	distributions declared for July through October 2009;

•	fees earned by and expenses reimbursable to our advisor and the dealer manager;

•	information regarding our indebtedness;

•	the renewal of the advisory agreement;

•	updated risks related to an investment in us;

•	changes to our share redemption program;

•	a change in our registrar and transfer agent;

•	changes at our dealer manager;

•	updates to the prior performance information in the prospectus; and

•	information incorporated by reference.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Quantitative and Qualitative Disclosures about Market Risk

KBS Real Estate Investment Trust II, Inc. (the “Company”) is exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of the Company’s real estate investment portfolio and operations. The Company is also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. The Company’s profitability and the value of the Company’s investment portfolio may be adversely affected during any period as a result of interest rate changes. The Company’s interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. The Company has managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, the Company may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on the Company’s operations. When the Company uses these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, it may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of the Company’s common stock and that the losses may exceed the amount the Company invested in the instruments.

The Company borrows funds and makes investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect the Company’s future earnings or cash flows on its fixed rate debt or fixed rate real estate loans receivable unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of the Company’s fixed rate instruments. At June 30, 2009, the fair value and carrying value of the Company’s fixed rate real estate loans receivable were $150.7 million and $127.9 million, respectively. The fair value estimate of the Company’s real estate loans receivable is based on its estimate of current rates prevailing for comparable loans. At June 30, 2009, the fair value of the Company’s fixed rate debt was $87.0 million and the carrying value of the Company’s fixed rate debt was $93.9 million. The fair value estimate of the Company’s fixed rate debt was estimated using a discounted cash flow analysis utilizing rates the Company would expect to pay for debt of a similar type and remaining maturity. As the Company expects to hold its fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, the Company does not expect that fluctuations in interest rates would have a significant impact on its fixed rate instruments.

Conversely, movements in interest rates on variable rate debt and loans receivable would change the Company’s future earnings and cash flows, but not significantly affect the fair value of those instruments. At June 30, 2009, the Company was exposed to market risks related to fluctuations in interest rates on $113.6 million of variable rate debt outstanding. Certain of the Company’s variable rate debt outstanding is subject to interest rate floors, whereby an increase or decrease in interest rates may have no impact on the Company’s future earnings and cash flows. Based on interest rates as of June 30, 2009, if interest rates were 100 basis points higher or lower during the 12 months ended June 30, 2010, interest expense on the Company’s variable rate debt outstanding would be increased or decreased by approximately $0.9 million.

The weighted-average annual effective interest rates of the Company’s fixed rate real estate loans receivable at June 30, 2009 was 13.9%. The weighted-average annual effective interest rate represents the effective interest rate at June 30, 2009, using the interest method, that the Company uses to recognize interest income on the Company’s real estate loans receivable. The weighted-average interest rate of the Company’s fixed rate debt at June 30, 2009 was 5.9%. The weighted-average interest rate of the Company’s variable rate debt at June 30, 2009 was 4.1%. The weighted-average interest rate represents the interest rate (consisting of contractual interest, the effect of interest rate floors and excluding the amortization of deferred financing costs) in effect at June 30, 2009.

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the Company in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee.

Item	Amount
SEC registration fee	$84,732
FINRA filing fee	75,500
Legal fees and expenses	2,470,000
Expense reimbursements for retail conferences and bona fide training and education meetings	8,160,000
Blue sky fees and expenses	114,840
Accounting fees and expenses	2,000,000
Sales and advertising expenses	1,500,000
Issuer costs regarding bona fide training and education meetings and retail seminars	156,050
Printing	4,000,000
Postage and delivery of materials	1,842,000
Transfer agent, escrow fees and administrative services related to the issuance of shares in the offering	2,860,000
Due diligence expenses (retailing)	200,000
Legal fees - underwriter portion	100,000
Telephone	50,000
Promotional items	350,000
Miscellaneous expenses	454,928
Expense reimbursement for broker-dealer technology and other costs	150,000

Total	$24,568,050

Item 32. Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of KBS Capital Advisors LLC (“KBS Capital Advisors”) and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.40 per share, reflecting the fact that selling commissions in the amount of $0.60 per share will not be payable in connection with such sales. The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33. Recent Sales of Unregistered Securities

In connection with the Company’s organization, on August 30, 2007, it issued 20,000 shares of its common stock to KBS Capital Advisors at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. The Company issued these shares in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933.

Item 34. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages. In addition to the limitations set forth below, under Maryland law such exculpation is not permitted for any liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)   Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2009 filed with the SEC on August 14, 2009.

•	The consolidated financial statements of the Company included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2009 filed with the SEC on May 13, 2009.

•

The consolidated financial statements and financial statement schedules of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 27, 2009.

•

The financial statements of the Campus Drive Buildings and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on October 17, 2008.

•

The financial statements of Mountain View Corporate Center and the related pro forma financial statements of the Company contained in the Company’s Current Report on Form 8-K/A filed with the SEC on October 7, 2008.

•	The prior performance tables contained in the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2009.

(b)   Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement with Selected Dealer Agreement, dated April 22, 2008, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008

1.2	Selected Dealer Agreement, dated June 2, 2008, by and between KBS Real Estate Investment Trust II, Inc., KBS Capital Advisors LLC, KBS Capital Markets Group LLC, KBS Holdings LLC and Ameriprise Financial Services, Inc., incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed June 6, 2008

3.1	Second Amended and Restated Articles of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008

3.2	Second Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

4.1	Form of Subscription Agreement, incorporated by reference to Appendix A to the prospectus dated April 30, 2009, Commission File No. 333-146341

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

4.3	Dividend Reinvestment Plan, incorporated by reference to Appendix B to the prospectus dated April 30, 2009, Commission File No. 333-146341

4.4	Amended and Restated Share Redemption Program, incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009

4.5	Amended and Restated Escrow Agreement, dated June 2, 2008 by and between KBS Real Estate Investment Trust II, Inc., KBS Capital Markets Group LLC and First Republic Trust Company, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 6, 2008

5.1	Opinion of DLA Piper US LLP re legality, incorporated by reference to Exhibit 5.1 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

8.1	Opinion of DLA Piper US LLP re tax matters, incorporated by reference to Exhibit 8.1 to the Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.1	Advisory Agreement between the Company and KBS Capital Advisors LLC, dated May 21, 2009, incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.2	Contract of Sale (related to the acquisition of Mountain View Corporate Center in Basking Ridge, New Jersey) between Mountainview Realty Holding Company and KBSII Mountain View, LLC, dated as of July 11, 2008, incorporated by reference to Exhibit 10.2 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.3	Loan Agreement (related to the acquisition of Mountain View Corporate Center in Basking Ridge, New Jersey) between KBSII Mountain View, LLC and Wells Fargo Bank, National Association, dated as of July 30, 2008, incorporated by reference to Exhibit 10.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.4	Promissory Note (related to the acquisition of Mountain View Corporate Center in Basking Ridge, New Jersey) between KBSII Mountain View, LLC and Wells Fargo Bank, National Association, dated as of July 30, 2008, incorporated by reference to Exhibit 10.3 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

Ex.	Description

10.5	Contract of Sale (related to the acquisition of the 100 & 200 Campus Drive in Florham Park, New Jersey) between 100/200 Campus Drive, L.L.C. and KBS Capital Advisors LLC, dated as of July 17, 2008, incorporated by reference to Exhibit 10.5 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.6	Amendment to Contract of Sale (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between 100/200 Campus Drive, L.L.C. and KBS Capital Advisors LLC, dated as of July 25, 2008, incorporated by reference to Exhibit 10.6 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.7	Second Amendment to Contract of Sale (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between 100/200 Campus Drive, L.L.C. and KBS Capital Advisors LLC, dated as of July 30, 2008, incorporated by reference to Exhibit 10.7 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.8	Assignment and Assumption of Purchase Agreement between KBS Capital Advisors LLC and KBSII 100-200 Campus Drive, LLC, dated as of August 8, 2008, incorporated by reference to Exhibit 10.8 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.9	Loan Agreement (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 100-200 Campus Drive, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008, incorporated by reference to Exhibit 10.9 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.10	Promissory Note (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 100-200 Campus Drive, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008, incorporated by reference to Exhibit 10.10 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.11	Mezzanine Loan Agreement (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition I, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008, incorporated by reference to Exhibit 10.11 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.12	Promissory Note (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition I, LLC and Wells Fargo Bank, National Association, dated as of September 9, 2008, incorporated by reference to Exhibit 10.12 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.13	Contract of Sale (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between Park Avenue Realty Holding Company, Inc. and KBSII 300-600 Campus Drive, LLC, dated as of July 31, 2008, incorporated by reference to Exhibit 10.13 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.14	Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between BRE/Plumeria L.L.C. and KBS Capital Advisors LLC, dated as of September 24, 2008, incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.15	First Amendment to Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between BRE/Plumeria L.L.C. and KBS Capital Advisors LLC, dated as of October 6, 2008, incorporated by reference to Exhibit 10.15 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

Ex.	Description

10.16	Assignment and Assumption of Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between KBS Capital Advisors LLC and KBSII 350 Plumeria, LLC, dated as of October 6, 2008, incorporated by reference to Exhibit 10.16 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.17	Second Amendment to Purchase Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) between BRE/Plumeria L.L.C. and KBSII 350 Plumeria, LLC, dated as of October 7, 2008, incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.18	Lease Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) by and between BRE/Plumeria LLC, as Landlord, and NetGear, Inc., as Tenant, dated as of September 25, 2007, incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.19	First Amendment to Lease Agreement (related to the acquisition of the 350 E. Plumeria Building in San Jose, California) by and between BRE/Plumeria LLC, as Landlord, and NetGear, Inc., as Tenant, dated as of April 22, 2008, incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.20	Mortgage, Assignment of Leases and Rents Security Agreement and Fixture Filing (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 300-600 Campus Drive, LLC and New York Life Insurance Company, dated as of October 10, 2008, incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.21	Promissory Note (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII 300-600 Campus Drive, LLC and New York Life Insurance Company, dated as of October 10, 2008, incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.22	Mezzanine Loan Agreement (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition II, LLC and Park Avenue Realty Holding Company, Inc., dated as of October 10, 2008, incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.23	Promissory Note (Mezzanine Loan) (related to the acquisition of the 300-600 Campus Drive Buildings in Florham Park, New Jersey) between KBSII REIT Acquisition II, LLC and Park Avenue Realty Holding Company, Inc., dated as of October 10, 2008, incorporated by reference to Exhibit 10.23 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.24	Memorandum of Sale (related to the acquisition of the Northern Trust A-Note) between Bank of America, National Association and KBS Debt Holdings II X, LLC, dated as of December 31, 2008, incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.25	Assignment of Loan Documents (related to the acquisition of the Northern Trust A-Note) between Bank of America, National Association and KBS Debt Holdings II X, LLC, dated as of December 31, 2008, incorporated by reference to Exhibit 10.25 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.26	Amended and Restated Promissory Note A Secured by Deed of Trust (related to the acquisition of the Northern Trust A-Note) between 4370 La Jolla Village, LLC and Bank of America, National Association, dated as of March 30, 2007, incorporated by reference to Exhibit 10.26 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

Ex.	Description

10.27	Amended and Restated Intercreditor Agreement (related to the acquisition of Northern Trust A-Note) between Bank of America, National Association and CBRE Realty Finance CDO 2007-1, Ltd, dated as of December 31, 2008, incorporated by reference to Exhibit 10.27 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.28	Servicing Agreement (related to the acquisition of the Northern Trust A-Note) between KBS Debt Holdings II X, LLC and CBRE Realty Finance CDO 2007-1, LTD and Bank of America, National Association dated as of December 31, 2008, incorporated by reference to Exhibit 10.28 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.29	Assignment of Amended and Restated Deed of Trust, Security Agreement, Fixture Filing, and Substitution of Trustee (related to the acquisition of the Northern Trust A-Note) between Bank of America, National Association and KBS Debt Holdings II X, LLC, dated as of December 29 2008, incorporated by reference to Exhibit 10.29 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.30	Amended and Restated Deed of Trust, Security Agreement and Fixture Filing, (related to the acquisition of the Northern Trust A-Note) for the benefit of Mortgage Electronic Registration Systems with 4370 LaJolla Village LLC as borrower and PRLAP, Inc. as trustee, dated as of March 30, 2007, incorporated by reference to Exhibit 10.30 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.31	Assignment and Assumption Agreement (related to the acquisition of the One Liberty Plaza Notes) by and between Goldman Sachs Mortgage Company and KBS Debt Holdings II X, LLC, dated as of February 11, 2009, incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

10.32	Amended, Restated and Consolidated Note A-2-B-2-B (related to the acquisition of the One Liberty Plaza Notes) between BROOKFIELD PROPERTIES OLP CO. LLC (f/k/a BFP ONE LIBERTY PLAZA CO. LLC)and Goldman Sachs Mortgage Company, dated as of August 8, 2007, incorporated by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

10.33	Amended, Restated and Consolidated Note A-2-B-2-C (related to the acquisition of the One Liberty Plaza Notes) between BROOKFIELD PROPERTIES OLP CO. LLC (f/k/a BFP ONE LIBERTY PLAZA CO. LLC) and Goldman Sachs Mortgage Company, dated as of August 8, 2007, incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

10.34	Intercreditor and Servicing Agreement (related to the acquisition of the One Liberty Plaza Notes) by and between Goldman Sachs Mortgage Company and itself as A-1 Lender and A-2 Lender, dated as of October 1, 2007, incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

10.35	Loan Agreement (related to the acquisition of the One Liberty Plaza Notes) between GOLDMAN SACHS COMMERCIAL MORTGAGE CAPITAL, L.P. and BFP ONE LIBERTY PLAZACO. LLC, dated as of August 8, 2007, incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

10.36	Amended and Restated Promissory Note Secured by Mortgage (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) by KBSII 100-200 CAMPUS DRIVE, LLC and WELLS FARGO BANK, NATIONAL ASSOCIATION, dated as of March 11, 2009, incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

10.37	Modification Agreement (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) by and between KBSII 100-200 CAMPUS DRIVE, LLC and WELLS FARGO BANK, NATIONAL ASSOCIATION, dated as of March 11, 2009, incorporated by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008

Ex.	Description

10.38	Second Amended and Restated Promissory Note Secured by Mortgage (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) by KBSII 100-200 CAMPUS DRIVE, LLC and WELLS FARGO BANK, NATIONAL ASSOCIATION, dated June 12, 2009, incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.39	Second Modification Agreement (related to the acquisition of the 100 & 200 Campus Drive Buildings in Florham Park, New Jersey) by and between KBSII 100-200 CAMPUS DRIVE, LLC and WELLS FARGO BANK, NATIONAL ASSOCIATION, dated as of June 12, 2009, incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341

10.40	Purchase and Sale Agreement (related to the acquisition of the Willow Oaks Corporate Center in Fairfax, Virginia) by and between COGNAC WILLOW OAKS, LLC, and KBS Capital Advisors LLC, effective as of August 5, 2009

10.41	First Amendment to Purchase and Sale Agreement (related to the acquisition of the Willow Oaks Corporate Center in Fairfax, Virginia) by and between COGNAC WILLOW OAKS, LLC, and KBS Capital Advisors LLC, dated August 12, 2009

10.42	Second Amendment to Purchase and Sale Agreement (related to the acquisition of the Willow Oaks Corporate Center in Fairfax, Virginia) by and between COGNAC WILLOW OAKS, LLC, and KBS Capital Advisors LLC, dated August 14, 2009

10.43	Third Amendment to Purchase and Sale Agreement (related to the acquisition of the Willow Oaks Corporate Center in Fairfax, Virginia) by and between COGNAC WILLOW OAKS, LLC, and KBSII WILLOW OAKS, LLC, dated August 19, 2009

10.44	Assignment and Assumption of Purchase Agreement between KBS Capital Advisors LLC, and KBSII Willow Oaks, LLC, dated as of August 18, 2009

21.1	Subsidiaries of the Company

23.1	Consent of DLA Piper US LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney for Messrs. Schreiber and McMillan and Mmes. Yamane, incorporated by reference to the Signature Page to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341, filed on September 27, 2007

24.2	Power of Attorney for Messrs. Adler and Gabriel and Mmes. Cambon, incorporated by reference to the Signature Page to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341, filed on April 8, 2008

24.3	Power of Attorney for Mr. Snyder, incorporated by reference to Exhibit 24.2 to Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-146341, filed on January 21, 2009

Item 37. Undertakings

(a)        The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)        The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)        The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)        For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e)        The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)        The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)        The Company undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)        The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)        The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on September 3, 2009.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chairman of the Board, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ Charles J. Schreiber, Jr.	Chairman of Board, Chief Executive Officer and Director	September 3, 2009
Charles J. Schreiber, Jr.

	/s/ David E. Snyder	Chief Financial Officer	September 3, 2009
David E. Snyder

	*	Executive Vice President, Treasurer, Secretary and Director	September 3, 2009
Peter McMillan III

	*	Chief Accounting Officer	September 3, 2009
Stacie K. Yamane

	*	Director	September 3, 2009
Hank Adler

	*	Director	September 3, 2009
Barbara R. Cambon

	*	Director	September 3, 2009
Stuart A. Gabriel, Ph.D.

*By:	/s/ Charles J. Schreiber, Jr.		September 3, 2009
Charles J. Schreiber, Jr. Attorney-In-Fact